                                                FILED PURSUANT TO RULE 424(B)(5)
                                                      REGISTRATION NO. 333-71358
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 12, 2002)

 $400,000,000 FLOATING RATE CLASS A(X) MASTER TRUST CERTIFICATES, SERIES 2002-3

                      SEARS CREDIT ACCOUNT MASTER TRUST II
                                     ISSUER

     SEARS, ROEBUCK AND CO.                  SRFG, INC.
            SERVICER                           SELLER

                             ----------------------
-------------------------------
  YOU SHOULD CONSIDER
  CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S -14 OF THIS
  PROSPECTUS SUPPLEMENT.

  The certificates
  represent interests in
  the trust and are not
  obligations of Sears,
  Roebuck and Co., Sears
  National Bank, SRFG,
  Inc. or any of their
  affiliates.

  Neither the FDIC nor
  any other governmental
  agency has insured or
  guaranteed the
  certificates or the
  trust's assets.
-------------------------------

                                  THE TRUST WILL ISSUE:                   CLASS A(X) CERTIFICATES
                                  Principal amount:                       $400,000,000
                                  Price to public:                        96.4375%, less interest to
                                                                          accrue to but excluding December
                                                                          16, 2002
                                                                          ($385,750,000)
                                  Placement fee:                          0.400% ($1,600,000)
                                  Proceeds to SRFG:                       96.0375% ($384,150,000)
                                  Interest rate:                          One-month LIBOR + 0.29% per year
                                  Interest paid:                          Monthly
                                  First interest payment date:            January 15, 2003
                                  Expected principal payment date:        May 15, 2012
                                  Series termination date:                May 17, 2016
                                  SERIES STRUCTURE AND CREDIT ENHANCEMENT:
                                  - The Class A(X) Certificates constitute a further issuance of, and will be consolidated with, the $500,000,000 Floating Rate Class A Master
                                    Trust Certificates, Series 2002-3, issued on June 13, 2002, and form a single class with those certificates, except for Federal income tax reporting purposes. Because the Class A(X) Certificates are being issued with original issue discount, they will have a separate CUSIP number to permit appropriate tax reporting.
                                  - The issuance of the Class A(X) Certificates will increase the aggregate principal amount of the outstanding Class A Certificates in
                                    Series 2002-3 to $900,000,000. Additional Class B Certificates and
                                    Class C Certificates in Series 2002-3 will be issued concurrently with the Class A(X) Certificates to provide credit enhancement for the aggregate Class A Certificates consistent with their credit ratings
                                    (and initially will be retained by SRFG).
                                  - After giving effect to these issuances, there will be a cumulative
                                    $73,800,000 of Class B Certificates and $180,047,000 of Class C
                                    Certificates.

                             ----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The placement agent will solicit offers for the Class A(X) Certificates as described in this prospectus supplement under the terms of the placement agency agreement. The placement agent is required to purchase any Class A(X) Certificates that are not sold by the closing date. SRFG expects the offering to terminate and the closing of the sale of the Class A(X) Certificates to occur on or about December 3, 2002.
                             ----------------------

                                PLACEMENT AGENT

                              MERRILL LYNCH & CO.

          The date of this prospectus supplement is November 22, 2002

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                               PAGE
                                               ----
Important Notice to Investors about this
  Prospectus Supplement and the Accompanying
  Prospectus.................................   S-3
Summary of Series Terms......................   S-4
Risk Factors.................................  S-14
  Subordination of the Class B and Class C
    Certificates; Limited Subordination......  S-14
  Limited Ability to Resell Certificates.....  S-15
  Rating of the Certificates.................  S-15
  Interest on the Receivables and Interest on
    the Certificates May Accrue at Different
    Rates....................................  S-15
  Effects of the Selection and Addition
    Process, Seasoning and Performance
    Characteristics..........................  S-15
  Ability to Change Terms of the Receivables
    and Change Credit Policies...............  S-16
  Effects of Rapid Amortization Event........  S-17
  Payment Rates, Generation of Receivables
    and Maturity.............................  S-17
  Investor Risk of Loss......................  S-18
  Issuance of Additional Series and
    Additional Certificates..................  S-18
  Effect and Limited Availability of
    Reallocations............................  S-18
  Floating Principal Allocation..............  S-19
  Effect of Paired Series....................  S-19
  Security Interests and Insolvency Related
    Matters..................................  S-20
  Consumer Protection and Regulatory Credit
    Laws.....................................  S-21
  Legislation................................  S-21
Maturity Considerations......................  S-22
  General....................................  S-22
  Effect of Payment Rates....................  S-22
  Floating Principal Allocation..............  S-22
  Paired Series..............................  S-23
  Effect of Variable Length of the Controlled
    Accumulation Period......................  S-23
Sears Credit Business........................  S-24
  General....................................  S-24
  Credit Granting Procedures.................  S-25

                                               PAGE
                                               ----
  Billing and Payments.......................  S-25
  Collection Efforts.........................  S-27
  Effects of the Selection Process...........  S-27
Composition and Historical Performance of the
  Trust Portfolio............................  S-28
  Delinquency and Loss Rates.................  S-28
  Revenue Experience.........................  S-30
  Payment Rates..............................  S-30
  Composition of the Trust Portfolio.........  S-31
The Certificates.............................  S-33
  Invested Amounts...........................  S-34
  Investor Interests.........................  S-34
  Interest Payments..........................  S-34
  Principal Payments.........................  S-35
  Subordination..............................  S-37
  Series Collections and Charge-Offs.........  S-37
  Series Yield Collections...................  S-40
  Series Reserve Fund........................  S-40
  Series Investment Income...................  S-40
  Series Additional Funds....................  S-41
  Reallocations..............................  S-42
  Investor Accounts..........................  S-43
  Cash Flows.................................  S-44
  Payments...................................  S-56
  Subordinate Series.........................  S-57
  Sale of Class C Certificates...............  S-57
  Issuance of Additional Certificates........  S-58
  Paired Series..............................  S-58
  Rapid Amortization Events..................  S-59
  Termination of Series; Clean-Up Call.......  S-60
  Servicing Compensation.....................  S-61
Plan of Distribution.........................  S-62
Legal Matters................................  S-63
Glossary of Terms............................  S-64
Annex A -- Other Series......................   A-1

                                   Prospectus

                                               PAGE
                                               ----
Overview of the Information in this
  Prospectus and the Prospectus Supplement...     3
Prospectus Summary...........................     4
The Seller...................................    12
The Servicer.................................    12
The Credit Card Bank.........................    12
The Trustee..................................    13
Legal Matters Relating to the Receivables....    13
  Transfer of Receivables....................    13
  Security Interests in Receivables..........    14
  Insolvency Related Matters.................    15
  Consumer Protection Laws and Debtor Relief
    Laws Applicable to the Receivables.......    16
  Claims and Defenses of Credit Account
    Customers Against the Trust..............    17
The Trust....................................    17
  Formation of the Trust.....................    17
  Interchange................................    18
  Collections Account and Group Collections
    Accounts.................................    19
  Adjustments to Receivables.................    20
  Additions of Accounts......................    20
  Removal of Accounts........................    22
  Repurchase of Trust Portfolio..............    23
  Repurchase of Specified Receivables........    24
  Termination of the Trust...................    25
  Indemnification of Trust and Trustee.......    25
The Certificates.............................    25
  General....................................    26
  Interest Payments..........................    26
  Principal Payments.........................    26
  Class Percentages and Seller Percentage....    27
  Investor Losses............................    27
  Reallocations and Subordination of
    Collections..............................    27
  Aggregate and Net Payments.................    28
  Additional Funds...........................    28

                                               PAGE
                                               ----
  Investment of Funds in Investor Accounts...    29
  Final Payment of Principal; Termination of
    Series...................................    29
  Description of Credit Enhancement..........    30
  Establishing and Issuing New Series........    31
  Reallocation of Series Among Groups........    32
  Meetings...................................    32
  Book-Entry Registration....................    32
  Definitive Certificates....................    35
  List of Certificateholders.................    36
  Exchange of Certificates for Seller
    Interest.................................    36
  Sale of Seller Interest....................    36
  Amendments.................................    37
Servicer Duties, Compensation and Other
  Matters....................................    38
  Servicing Compensation and Payment of
    Expenses.................................    38
  Resignation or Merger of Servicer;
    Delegation of Duties.....................    38
  Servicer Termination Events................    38
  Reports to Certificateholders..............    39
  Evidence as to Compliance..................    40
Use of Proceeds..............................    41
Federal Income Tax Consequences..............    41
  General....................................    41
  Tax Treatment of the Certificates as
    Debt.....................................    42
  United States Investors....................    43
  Foreign Investors..........................    46
  Backup Withholding and Information
    Reporting................................    47
  Possible Characterization of the
    Certificates.............................    48
State and Local Tax Consequences.............    49
ERISA Considerations.........................    49
Plan of Distribution.........................    51
Legal Matters................................    52
Where You Can Find More Information..........    53
Glossary of Terms............................    54

              IMPORTANT NOTICE TO INVESTORS ABOUT THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Class A(X) Certificates in two separate documents:

     - this prospectus supplement, which describes the specific terms of your Class A(X) Certificates; and

     - the prospectus, which provides general information, some of which may not apply to the Class A(X) Certificates.

It is important for you to read and consider all information contained in both this prospectus supplement and the prospectus in making your investment decision.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering to sell or soliciting offers to buy any securities other than the Class A(X) Certificates to which this prospectus supplement and the prospectus relate, nor are we offering to sell or soliciting offers to buy Class A(X) Certificates in any jurisdiction where the offer is not permitted.

     We include cross-references in this prospectus supplement and in the prospectus to sections in each document where you can find related discussions containing additional information. The Tables of Contents in this prospectus supplement and in the prospectus provide the pages on which these sections begin.

                            SUMMARY OF SERIES TERMS

     The following summary generally describes the terms of this series of certificates. The Prospectus Summary beginning on page 4 of the prospectus generally describes the trust. You should read that summary before reading this summary. The remainder of this prospectus supplement and the prospectus contain more detailed information about the trust and your investment in the certificates. You should review this entire prospectus supplement and the prospectus before deciding to invest in the certificates.

THE CERTIFICATES..............   Class A(X) Certificates:
                                   $400,000,000 Floating Rate Class A Master
                                   Trust Certificates, Series 2002-3.

                                 The trust has previously issued $500,000,000
                                   Floating Rate Class A Master Trust
                                   Certificates, Series 2002-3. The Class A(X)
                                   Certificates constitute a further issuance of, and will be consolidated with, the $500,000,000 Floating Rate Class A Master Trust Certificates, Series 2002-3, issued on June 13, 2002, and form a single class with those certificates, except for Federal income tax reporting purposes.

                                 WHENEVER WE REFER TO "CLASS A CERTIFICATES"
                                   BELOW, UNLESS WE SPECIFICALLY REFER TO THE
                                   "INITIAL CLASS A CERTIFICATES," WE ARE
                                   REFERRING COLLECTIVELY TO THE CLASS A(X)
                                   CERTIFICATES OFFERED HEREBY AND THE INITIAL
                                   $500,000,000 OF CLASS A CERTIFICATES.

                                 The trust will also issue:

                                 Class B Certificates:
                                   $33,300,000 Floating Rate Class B Master
                                   Trust Certificates, Series 2002-3.

                                 $40,500,000 of the Class B Certificates were
                                   publicly issued together with the initial
                                   Class A Certificates. SRFG initially will own the additional $33,300,000 Class B Certificates. SRFG is not currently offering the additional Class B Certificates for sale to the public.

                                 Class C Certificates:
                                   $79,521,000 Class C Master Trust
                                   Certificates, Series 2002-3.

                                 $88,500,000 of the Class C Certificates were
                                   issued together with the initial Class A
                                   Certificates, and the additional $79,521,000
                                   Class C Certificates will be issued together with the Class A(X) Certificates. SRFG currently owns the initial Class C Certificates, and initially will own the additional Class C Certificates. SRFG is not currently offering the Class C Certificates for sale to the public.

                                 Following the issuance of Class A(X)
                                   Certificates, the aggregate principal amount of Class A Certificates in Series 2002-3 will be $900,000,000, the aggregate principal amount of Class B Certificates in Series 2002-3 will be $73,800,000 and the aggregate principal amount of

                                   Class C Certificates in Series 2002-3 will be $168,021,000, before giving effect to the issuance of an additional $12,026,000 Class C certificates on or about December 1, 2002.

OTHER SERIES OF
  CERTIFICATES................   The trust has issued other series of
                                   certificates, and SRFG expects that the trust will issue additional series while this series is outstanding. The certificates of these other series represent similar interests in the trust. We have summarized the terms of each series previously issued and currently outstanding in "Annex
                                   A -- Other Series" in this prospectus
                                   supplement. The Pooling and Servicing
                                   Agreement permits the trust to issue
                                   additional series without the consent of the investors in any other outstanding series. SRFG and the trust will not request your consent before issuing any new series in the future.

INTEREST PAYMENTS.............   Class A Certificates and Class B Certificates:
                                   The interest rate for the Class A
                                   Certificates is one-month LIBOR plus 0.29% per year and for the Class B Certificates is one-month LIBOR plus 0.67% per year, each calculated on the basis of the actual number of days elapsed and a 360-day year. The trust will pay interest to you on the 15th day of each month, or, if not a business day, the next business day, beginning in January 2003. However, your first interest payment will cover the period beginning on and including December 16, 2002 and ending on but excluding January 15, 2003. Interest to accrue from the closing date to but excluding December 16, 2002 (but not any original issue discount) will be subtracted in determining your purchase price for the Class A(X) Certificates.

                                 LIBOR is the London interbank offered rate for
                                   one-month United States dollar deposits, determined as described in the Glossary of Terms in this prospectus supplement.

                                 Class C Certificates:  The trust will not pay
                                   interest on the Class C Certificates as long as SRFG owns them.

PRINCIPAL PAYMENTS............   Class A Certificates:  The trust is scheduled
                                   to pay the full amount of principal on the Class A Certificates on May 15, 2012, or, if not a business day, the next business day.

                                 Class B Certificates:  The trust is scheduled
                                   to pay the full amount of principal on the Class B Certificates on June 15, 2012 or, if not a business day, the next business day. The trust will pay the Class B principal only after the trust has paid the Class A principal in full.

                                 Class C Certificates:  The trust may be
                                   permitted to pay Class C principal during the revolving period or the controlled accumulation period, if Standard & Poor's and Moody's have advised SRFG that these payments will not cause them to lower or withdraw their ratings on any class of certificates of any series. The trust will not pay

                                   Class C principal if SRFG has elected to reduce the permitted Class C principal payment for any distribution date to zero. The trust is scheduled to pay the remaining Class C principal on the July 2012 and August 2012 distribution dates. The trust will pay this remaining portion of the Class C principal only after the trust has paid the Class A and Class B principal in full.

FORMATION OF THE TRUST;
  TRANSFER OF RECEIVABLES AND
  INTERCHANGE.................   Sears, SRFG and the trustee formed the trust in
                                   July 1994 by entering into a Pooling and Servicing Agreement that applies to all series of certificates. Pursuant to the Pooling and Servicing Agreement, SRFG has transferred to the trust all the receivables existing under designated accounts. As the credit account customers make additional charges on the accounts designated for the trust and incur additional finance charges and other fees, SRFG transfers the additional receivables resulting from those purchases, charges and fees to the trust on an ongoing basis. In the future, SRFG may also designate more accounts as trust accounts and transfer the receivables from those accounts to the trust.

                                 The trust's receivables include:

                                      - principal receivables, which generally
                                        are amounts owed by credit account
                                        customers as a result of their purchases of goods and services, late fees and other fees; and

                                      - finance charge receivables, which
                                        generally are amounts owed by credit
                                        account customers as a result of
                                        interest accrued on unpaid principal
                                        balances and fees, charges and other
                                        amounts that SRFG designates to be
                                        included in finance charge receivables.

                                 The aggregate amount of receivables in the
                                   trust accounts as of September 30, 2002 was $16,140,111,027, consisting of
                                   $15,891,027,199 of principal receivables and
                                   $249,083,828 of finance charge receivables.
                                   Effective as of October 31, 2002, SRFG added
                                   $3,518,504,451 aggregate amount of
                                   receivables in additional accounts to the trust.

                                 In addition, interchange will be allocated to
                                   the trust for each trust account that is a MasterCard account and will be treated as collections of finance charge receivables.

TRUST ASSETS..................   The trust's assets include or may include the
                                   following:

                                      - credit card receivables;

                                      - cash payments by credit account
                                        customers;

                                      - interchange;

                                      - interests in the cash recoveries of
                                        receivables owned by SRFG and charged
                                        off as uncollectible;

                                      - interests in other credit card
                                        receivables pools;

                                      - credit support or enhancement for a
                                        particular series or class within a
                                        series;

                                      - additional funds that the servicer may
                                        elect to add to the trust;

                                      - cash deposits in trust accounts; and

                                      - rights to payments under interest rate
                                        protection agreements.

CHARGE-OFFS...................   Sears may charge off certain receivables in the
                                   trust as uncollectible. We refer to these receivables as charge-offs. The trust will reimburse investors for charge-offs to the extent funds are available.

RECOVERIES....................   SRFG has agreed to transfer to the trust as
                                   additional funds a portion of the amounts it recovers with respect to accounts that Sears charged off as uncollectible. See "The Certificates -- Additional Funds" in the prospectus for more detailed information.

CLASS INVESTOR INTERESTS......   Your investor interest in the trust's assets
                                   equals:

                                      - the face amount of the certificates that
                                        you initially purchased; minus

                                      - the amount of principal the trust has
                                        previously paid to you on your
                                        certificates or the amount of principal
                                        the trust has accumulated in an account
                                        to be paid to you on your certificates;
                                        minus

                                      - your share of charge-offs and other
                                        losses that the trust has not
                                        reimbursed.

DISTRIBUTION DATES............   A distribution date is the date in each month,
                                   usually the 15th or the following business day, on which the trust allocates collections from the preceding calendar month to investors and the trustee deposits those collections into the appropriate accounts. A distribution date is also the date in a particular month on which the trust pays interest and/or principal due to investors.

SELLER INTEREST...............   SRFG owns a Seller Certificate which represents
                                   the interest in the trust not represented by certificates of any series. This remaining interest varies based on the size of the interests of the trust's investors and the total amount of the trust's principal receivables. Among other things, this remaining interest will decline as a result of decreases in the amount of the trust's receivables that may be caused by a net decline in the trust's account balances. The Seller Certificate reflects SRFG's right to receive each month a portion of the collections paid on the trust's receivables based on this remaining interest.

ALLOCATIONS...................   Your certificate reflects your right to receive
                                   each month a portion of the collections paid on the trust's receivables and the additional funds SRFG adds to the trust minus your share of charge-offs. The trust treats as finance charge collections all collections on the trust's receivables in any month up to the aggregate amount of finance charge receivables recorded for that month plus interchange realized by the servicer during that month. The trust treats as principal collections all collections on the trust's receivables in any month other than amounts treated as finance charge collections. The trust will allocate principal collections, finance charge collections, and charge-offs among the outstanding series on a pro rata basis based on the series investor interest for each series. The trust will also allocate additional funds to each series pro rata based on its series investor interest. Once this allocation among the series has been made, then the trust will further allocate a percentage of the collections allocable to each series among that series' classes. The Series Supplement specifies the percentages of these collections and charge-offs that are allocated to each class of this series at each point in time. Each of these class percentages will be based on:

                                      - the class investor interest in
                                        receivables at certain points in time;

                                      - the amount of principal receivables in
                                        the trust;

                                      - the amount of cash in certain cash
                                        accounts designated as excess funding
                                        accounts;

                                      - the interests of other series in the
                                        trust; and

                                      - whether this series is in its revolving
                                        period, its controlled accumulation
                                        period or a rapid amortization period.

                                 The class percentages may vary for principal
                                   collections, finance charge collections and charge-offs.

                                 Finance charge collections and principal
                                   collections can only be used to fund certain payments, deposits and reimbursements. When Sears charges off a receivable as uncollectible, it allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. Typically, the trust uses finance charge collections and other income allocated to you to pay interest on your certificates, to pay to the servicer the portion of the servicing fee allocated to you, and to reimburse you for charge-offs that the trust previously allocated to you, thus reinstating your interest in principal receivables. During the controlled accumulation period, the trust generally uses principal collections to make the scheduled principal deposits for your certificates.

                                 If this series has more collections than it
                                   needs in any month, the trust may reallocate the excess collections to other series so those series may make their payments or deposits as required. You will not be entitled to receive these excess collections. If this series does not have enough collections in any month, the trust may use excess collections from other series to make payments to you. The trust may also use principal collections allocated to the Seller Certificate to deposit principal for your benefit during the controlled accumulation period.

SERVICING COMPENSATION........   Each month the trust will pay to the servicer
                                   from available funds an amount equal to 2.00% per year of this series' investor interest in the trust's receivables.

REVOLVING PERIOD..............   During the revolving period, the trust will not
                                   pay Class A and Class B principal. However, if it is permitted to do so by Moody's and Standard & Poor's, the trust may pay a portion of the Class C principal during the revolving period. Currently, Moody's and Standard & Poor's do not permit the trust to pay Class C principal during the revolving period.

                                 In general, during the revolving period, the
                                   trust pays principal collections allocated to you to SRFG. During the revolving period, the trust may also use principal collections to pay the principal of other series.

                                 The revolving period for this series began on
                                   June 1, 2002 and ends on the earlier of:

                                      - the day before the controlled
                                        accumulation period begins; or

                                      - the day before a rapid amortization
                                        event occurs.

CONTROLLED ACCUMULATION
  PERIOD......................   During the controlled accumulation period, the
                                   trust will accumulate principal collections allocated to this series to pay principal on the certificates on their expected maturity dates.

                                 The trust will begin to accumulate cash in the
                                   series principal funding account on the
                                   distribution date in June 2010, first to pay
                                   Class A principal at maturity and second to pay Class B principal at maturity, unless the servicer elects to delay this process or a rapid amortization event has occurred. The trust is scheduled to accumulate principal collections in the series principal funding account over a maximum of twenty-four months for Class A, so that it will have collections available to make the final payment. Unless the servicer otherwise elects, the trust will accumulate principal collections to pay Class B principal only after it has accumulated principal collections sufficient to pay Class A principal in full.

                                 The servicer may elect to shorten the
                                   controlled accumulation period if it
                                   determines that enough principal collections from other series and from the Seller Certificate will be available to make larger deposits into the series principal funding account.

                                 The controlled accumulation period will end on
                                   the earliest to occur of:

                                      - the day the trust repays the principal
                                        of the series in full;

                                      - the day a rapid amortization event
                                        occurs; or

                                      - the business day following the May 2016
                                        distribution date.

RAPID AMORTIZATION EVENTS.....   Rapid amortization events are certain events
                                   that might impair the long-term ability of the trust to make all required payments for this series. Examples of these events include:

                                      - legal issues with transferring
                                        receivables to the trust;

                                      - legal issues with the status of the
                                        trust;

                                      - certain breaches of representations,
                                        warranties or covenants;

                                      - economic performance that may
                                        unfavorably impact the trust; or

                                      - certain events of insolvency with
                                        respect to SRFG, Sears National Bank or
                                        Sears.

                                 For some of these events to become rapid
                                   amortization events, the trustee or a
                                   specified percentage of investors must
                                   declare them to be rapid amortization events; others become rapid amortization events automatically when they occur. We discuss these events in more detail in "The Certificates -- Rapid Amortization Events."

RAPID AMORTIZATION PERIOD.....   If a rapid amortization event for this series
                                   occurs, the trust will repay the principal of this series on a monthly basis and as quickly as possible under the cash flows for this series. The cash flows are the allocation, payment and reimbursement priorities for this series as set forth in "The Certificates -- Cash Flows." The rapid amortization period begins when a rapid amortization event occurs and continues until the trust has fully paid the principal of this series or until this series terminates.

SERIES TERMINATION DATE.......   The business day after the distribution date in
                                   May 2016. The series termination date is the last day on which the trust may make payments on the certificates.

SUBORDINATION; ADDITIONAL
  AMOUNTS AVAILABLE TO CLASS A
  AND CLASS B INVESTORS.......   The Class B Certificates and the Class C
                                   Certificates will be subordinate to the Class A Certificates. The Class C Certificates will be subordinate to the Class B Certificates.

                                 The trust uses all finance charge collections
                                   and other income allocated to this series to pay or reimburse:

                                      - first, Class A interest;

                                      - second, Class B interest;

                                      - third, Class C interest, if any;

                                      - fourth, this series' monthly servicing
                                        fees;

                                      - fifth, Class A charge-offs;

                                      - sixth, Class B charge-offs; and

                                      - seventh, Class C charge-offs.

                                 The trust may also reallocate principal
                                   collections originally allocated to Class C, or it may reallocate the Class C investor interest in receivables, to pay Class A or Class B interest or to reimburse Class A or Class B charge-offs. If the trust does this, it will increase Class C charge-offs, and will decrease the Class C investor interest in receivables, to reflect the reallocated amount.

                                 The trust may also reallocate principal
                                   collections originally allocated to Class B, or it may reallocate the Class B investor interest in receivables, to pay Class A interest or to reimburse Class A charge-offs. If the trust does this, it will increase Class B charge-offs, and will decrease the Class B investor interest in receivables, to reflect the reallocated amount.

                                 This series of certificates will not be
                                   subordinated to any other series of
                                   certificates that the trust has issued or may issue in the future.

CLEAN-UP CALL.................   SRFG will have the right to repurchase the
                                   Class A Certificates and the Class B
                                   Certificates on any distribution date if:

                                      - this series is in a rapid amortization
                                        period, or the proposed date of
                                        repurchase is on or after the
                                        distribution date in June 2012; and

                                      - the Class A investor interest and the
                                        Class B investor interest in receivables is less than $54,050,000, which is 10% of the face amount of the initial Class A Certificates and the initial Class B Certificates. We will determine the Class A investor interest and the Class B investor interest in receivables by excluding Class A's and Class B's pro rata share of the funds on deposit in the cash accounts designated as excess funding accounts.

                                 The purchase price will equal the sum of the
                                   Class A investor interest and the Class B investor interest in receivables and accrued but unpaid interest on the Class A Certificates and the Class B Certificates.

PARTICIPATION
  WITH OTHER SERIES...........   This series is included in a group of series
                                   that the trust has designated as Group One.
                                   SRFG has included each other outstanding series, and may include other series in the future, in Group One. Under certain circumstances, the trust may reallocate collections allocated to this series to other series in Group One. In addition, the trust may reallocate collections allocated to other series in Group One to this series. Under certain circumstances, the trust may move this series or any other series from one group to another group.

ERISA CONSIDERATIONS..........   Under the regulations issued by the Department
                                   of Labor, the trust's assets will not be considered plan assets of any employee benefit plan that holds interests in the Class A certificates if the Class A certificates meet the requirements necessary to be considered publicly-offered securities. One of those requirements is that, upon completion of the public offering of the certificates, at least 100 persons independent of SRFG and each other hold interests in the Class A certificates. The Class A placement agent does not expect that at least 100 independent persons will hold interests in the Class A certificates. Therefore, the Class A certificates will not constitute publicly-offered securities for ERISA purposes. By its acquisition of a Class A certificate, each purchaser shall be deemed to represent and warrant that it is not purchasing or holding such certificate with plan assets of any employee benefit plan.

TAX STATUS....................   Sears and SRFG will receive an opinion of
                                   counsel that (i) the Class A(X) Certificates will be treated as debt for federal income tax purposes and (ii) the trust will not be treated as an entity subject to federal income tax. By accepting a certificate, you will agree with Sears and SRFG to treat the certificate as debt for federal, state and local income and franchise tax purposes.

                                 The Class A(X) Certificates will be issued with
                                   original issue discount for federal income tax purposes. See"Federal Income Tax Consequences -- United States
                                   Investors -- Original Issue Discount" in the prospectus for information concerning the federal income tax treatment of original issue discount. If you hold a beneficial interest in a Class A(X) Certificate, you should:

                                      - include in your gross income all stated
                                        interest paid or accrued on your
                                        certificate;

                                      - include original issue discount on your
                                        certificate in your gross income as the
                                        original issue discount accrues on a
                                        constant yield basis; and

                                      - treat as a return of capital any
                                        principal payments on your certificate,
                                        to the extent of your allocable basis in your certificate.

                                 Because the Class A(X) Certificates will be
                                   issued with original issue discount, they will have a separate CUSIP number to permit appropriate tax reporting.

                                 Payments on the Class A(X) Certificates held by
                                   foreign persons will generally be exempt from United States federal income tax and withholding, subject to compliance with applicable certification requirements.

                                 See "Federal Income Tax Consequences" in the
                                   prospectus for additional information
                                   concerning the application of tax laws.

REGISTRATION, CLEARANCE AND
  SETTLEMENT..................   Your certificates will be registered in the
                                   name of Cede & Co., as the nominee of DTC.
                                   You will not receive a definitive certificate representing your interest in the trust's assets, except in limited circumstances. See "The Certificates -- Book-Entry Registration" and "-- Definitive Certificates" in the prospectus for more detailed information.

                                 You may elect to hold your certificates through
                                   one of the following clearing organizations, all of which permit transfers of securities or interests in securities by computer entries instead of paper transfers:

                                      - DTC in the United States;

                                      - Clearstream Banking in Europe; or

                                      - the Euroclear System in Europe.

                                 You may transfer your interest within DTC,
                                   Clearstream Banking or Euroclear in
                                   accordance with the usual rules and operating procedures of the relevant system. Parties holding directly or indirectly through DTC, on the one hand, and other parties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may make cross-market transfers through the relevant depositories of Clearstream Banking and Euroclear. See "The Certificates -- Book-Entry Registration" in the prospectus for more detailed information. SRFG expects to deliver the Class A(X) Certificates in book-entry form through the facilities of DTC, Clearstream Banking and Euroclear on or about December 3, 2002.

CLASS A CERTIFICATE RATING....   The trust will issue the Class A(X)
                                   Certificates only if at least two nationally recognized rating agencies rate the Class A(X) Certificates in the highest rating category, and if each of the rating agencies for the initial Class A and Class B Certificates confirm that the issuance will not cause them to withdraw or downgrade the existing ratings of those certificates. The rating agencies base their ratings primarily on the value of the trust's receivables and the subordination of the Class B Certificates and the Class C Certificates. See "Risk Factors -- Rating of the Certificates."

                                  RISK FACTORS

     You should consider the following factors carefully in evaluating an investment in certificates. This prospectus supplement and the prospectus contain forward-looking statements that relate to, among other things, the performance of the Sears portfolio and the trust, the timing and amount of payments on the certificates, changes to the terms governing accounts, issuance of additional series of certificates, additions of accounts to the trust and plans for the future operations of Sears business. The words "expects," "plans," "believes," "anticipates," and similar expressions are intended to identify forward-looking statements. The cautionary statements provided in this "Risk Factors" section and elsewhere identify important factors -- including factors outside our control such as general economic trends affecting customers, the need for rating agency approvals, etc. -- that could cause actual results to differ materially from those in the forward-looking statements.

SUBORDINATION OF THE CLASS B AND CLASS C CERTIFICATES; LIMITED SUBORDINATION

     You should consider the following six aspects of the subordination provisions:

     - First, the trust will use all finance charge collections for this series and other income for this series, including amounts allocated to the Class B investor interest in receivables and the Class C investor interest in receivables, to pay Class A interest first, then Class B interest, and finally Class C interest, if any.

     - Second, the trust will use remaining finance charge collections for this series and other income for this series to pay the monthly servicing fee for this series and then to reimburse Class A charge-offs first, then Class B charge-offs and finally Class C charge-offs. Charge-offs allocated to you that are not reimbursed will result in a reduction of the aggregate amount of principal and interest you ultimately receive on your certificates.

     - Third, the trust may use Class C principal collections or Class B principal collections to pay Class A interest or reimburse Class A charge-offs, and may use Class C principal collections to pay Class B interest or reimburse Class B charge-offs. Any such use of Class B or Class C principal collections will reduce the investor interest in receivables for Class B or Class C, as applicable.

     - Fourth, if the trust allocates charge-offs to the Class A Certificates or the Class B Certificates that it cannot otherwise reimburse, it will reallocate the Class C investor interest in receivables to reimburse those charge-offs. For example, if the Class A investor interest in receivables was $500, no subordination was available, and the trust could not reimburse $3 of Class A charge-offs, the trust would reduce the Class A investor interest in receivables to $497. If, however, the Class C investor interest in receivables at that time was $20, the trust would instead reallocate $3 of this interest to reimburse those Class A charge-offs; the Class A investor interest in receivables would remain at $500 and the trust would reduce the Class C investor interest in receivables to $17. Similarly, if the trust allocates charge-offs to the Class A Certificates that it cannot otherwise reimburse, and the Class C investor interest in receivables is zero, the trust will reallocate the Class B investor interest in receivables to reimburse those charge-offs.

     - Fifth, the trust may pay a portion of Class C principal during the revolving period or the controlled accumulation period if Moody's and Standard & Poor's advise SRFG that this will not cause them to reduce or withdraw their ratings of any outstanding class of any series. The Class C investor interest in receivables will decline by the amount of these payments.

     - Sixth, the amount of collections allocated to each class is generally related to its class investor interest in receivables, so reductions in the Class B investor interest in receivables or the Class C investor interest in receivables may also reduce the amount of collections allocated to these classes and to this series in later months. However, once a rapid amortization event occurs, the trust will generally use the class investor interest in receivables immediately prior to the rapid amortization event to allocate collections to each class.

Although the Class B Certificates and the Class C Certificates provide credit enhancement to the Class A Certificates, and the Class C Certificates provide credit enhancement to the Class B Certificates, the amount of this credit enhancement is limited by the class investor interest in receivables of each subordinate class. If you own a Class B Certificate and the Class C investor interest in receivables is reduced to zero, you will bear directly all credit and other risks associated with your investment in the trust and the subordination of your certificate to the Class A Certificates. If you own a Class A Certificate and both the Class C investor interest in receivables and the Class B investor interest in receivables are reduced to zero, you will bear directly all credit and other risks associated with your interest in the trust. To the extent that the trust cannot fully reinstate any reduction in your class investor interest in receivables, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates. We encourage you to review the cash flows for this series, summarized in "The Certificates -- Cash Flows," which describe in greater detail how the trust prioritizes allocations, payments and reimbursements.

LIMITED ABILITY TO RESELL CERTIFICATES

     We anticipate that the placement agent will make a market in the certificates. A secondary market, however, may not develop. If a secondary market does develop, it might not continue until your certificates mature, or it might not be sufficiently liquid to allow you to resell any of your certificates.

RATING OF THE CERTIFICATES

     The ratings assigned by a rating agency to the certificates are not a recommendation to purchase, hold or sell the certificates. These ratings do not address the market price of the certificates or whether the certificates are suitable for you. A rating agency may lower or withdraw its rating at any time. The rating agencies do not evaluate, and the ratings do not address, the likelihood that the trust will pay the entire outstanding principal amount of your certificates on or before any scheduled payment date.

INTEREST ON THE RECEIVABLES AND INTEREST ON THE CERTIFICATES MAY ACCRUE AT DIFFERENT RATES

     The certificates of this series accrue interest at rates that float with LIBOR, while the Sears MasterCard accounts, the Sears Card and SearsCharge PLUS accounts generally accrue periodic finance charges at the prevailing prime rate plus a margin. Changes in LIBOR may not be reflected in the prime rate, resulting in a higher or lower spread between the amount of finance charge collections on the receivables and the amounts of interest payable on your certificates.

EFFECTS OF THE SELECTION AND ADDITION PROCESS, SEASONING AND PERFORMANCE CHARACTERISTICS

     The performance of the trust portfolio will affect the extent to which the trust has sufficient funds to pay principal and interest to you when scheduled. Although Sears originally selected the accounts for the trust at random from the Sears portfolio, the performance of the trust portfolio is expected to differ from the performance of the Sears portfolio because:

     - the pool of receivables in the trust does not include receivables from all types of accounts issued by Sears National Bank or a proportionate share of receivables from the various account types;

     - the payment performance of the obligors on the trust portfolio may differ from the overall payment performance of the obligors on the Sears portfolio; and

     - the pool of receivables in the trust does not contain receivables in accounts originated by, and currently owned by, Sears Roebuck de Puerto Rico, Inc.

     SRFG has designated additional accounts to be included as trust accounts, and, in the future, SRFG may voluntarily, or may be obligated to, designate additional accounts to be included as trust accounts. The performance of any additional trust accounts may be different from the performance of the existing trust portfolio and the Sears portfolio. Additional trust accounts also may include additional types of accounts issued by the bank from time to time, including Sears MasterCard and other general-purpose credit card accounts.

     In the future, SRFG may voluntarily, or may be obligated to, add to the trust participation interests in pools of credit card receivables. The terms governing those credit card receivables may be different from the terms governing the receivables in the trust portfolio and the receivables in the Sears portfolio. Consequently, the performance of these pools of credit card receivables may be different from the performance of the trust portfolio and the Sears portfolio.

     As discussed under "Sears Credit Business," since the beginning of 2001, Sears has substituted Sears MasterCard accounts for existing Sears Card accounts in the trust and anticipates substituting additional Sears MasterCard accounts or other general-purpose credit card accounts and otherwise originating new Sears MasterCard accounts in the future. We expect that the percentage of Sears MasterCard receivables in the trust portfolio will continue to increase. The ability to use the Sears MasterCard outside the stores of Sears, its affiliates, licensees and other selected outlets, combined with a higher average credit limit for Sears MasterCard accounts, is expected to result in Sears MasterCard account balances being higher than the average account balance for proprietary accounts and is expected to result in an increase in the average account balance in the trust portfolio. The Sears MasterCard accounts also have lower finance charge rates than the proprietary accounts. This is expected to result in a reduction in yield for the trust portfolio. While current payment rates for the Sears MasterCard accounts are higher than for proprietary accounts, the Sears MasterCard accounts have a lower minimum payment requirement than the proprietary accounts, which could lead to a lower payment rate. The Sears MasterCard accounts in the Sears portfolio and the trust portfolio, although primarily substituted from existing Sears Card customers, have some characteristics of new accounts. Additionally, the bank has originated a number of new Sears MasterCard accounts. These are important factors related to the delinquency and loss levels because delinquencies and charge-offs typically increase as young portfolios season. Consequently, as the Sears MasterCard accounts season, the delinquency and charge-off rates are expected to increase and peak, before moving to a stable level.

ABILITY TO CHANGE TERMS OF THE RECEIVABLES AND CHANGE CREDIT POLICIES

     Sears National Bank, Sears or their affiliates, as applicable, may change the terms governing the trust accounts so long as the bank, Sears or their affiliates, as applicable, also change the terms governing all similarly situated accounts arising in the same jurisdiction. Changes may affect, among other things, the required minimum payment, annual percentage rate and type of account. Such changes may decrease the effective yield on the receivables in the trust and increase the possibility of a rapid amortization event. The bank, Sears or their affiliates, as applicable, retain the right to prevent any credit account customer, or all of the credit account customers within a particular jurisdiction, from creating new receivables in a trust account. If the bank, Sears or their affiliates exercise their right to change the terms of an account or to prevent the creation of receivables in a trust account, then the amount of the receivables generated in the trust accounts might significantly decline. That decline could cause SRFG's residual interest in the trust to decline to an amount that would require SRFG to contribute to the trust the receivables in additional accounts or participation interests in other pools of credit card receivables in order to avoid a rapid amortization event.

     In connection with the operation of the credit business, the bank and Sears reserve the right to change their credit evaluation policies at any time. The bank and Sears cannot assure you that these policies will not have a material adverse effect on the level of charge-offs on the trust portfolio.

EFFECTS OF RAPID AMORTIZATION EVENT

     If a rapid amortization event occurs:

     - you may receive payments of principal earlier or later than scheduled, which could cause the average life and maturity of your certificates to be significantly reduced or extended and the yield to maturity to be significantly affected;

     - we cannot predict how much principal the trust will pay you in any month, how long it will take to pay your invested amount in full, or whether you will ultimately receive an aggregate amount of principal less than the face amount of your certificates; and

     - you will not be entitled to receive reallocations of principal collections originally allocated to the Seller Certificate.

PAYMENT RATES, GENERATION OF RECEIVABLES AND MATURITY

     Monthly payment rates on the trust's receivables may vary because, among other things, credit account customers may not make their required minimum payments, may pay only the minimum required payments or may pay up to their entire outstanding balance. We cannot predict the credit account customers' actual future payment rates.

     Monthly payment rates, as well as the rate at which credit account customers purchase goods and services with their accounts, may also vary because of a variety of social, legal and economic factors, as well as customers' seasonal purchasing and payment habits. Because Sears Card and SearsCharge PLUS are used almost exclusively to purchase goods and services sold and made available through Sears stores and its affiliates, licensees or concessionaires and other selected outlets, the trust depends upon sales at Sears stores to generate receivables with respect to those accounts. Sears MasterCard generates receivables through purchases of goods and services at non-Sears stores, cash advances and balance transfers, as well as purchases at Sears stores. The retail and credit card industries are highly competitive. Although Sears is among the largest retailers in the world on the basis of sales of merchandise and services, it has numerous competitors. Also, in addition to Sears and Sears National Bank's credit plans, customers of Sears or its affiliates, licensees or concessionaires may use third-party credit cards, debit cards, personal checks or cash to make purchases. As a MasterCard issuer, Sears and Sears National Bank must also compete with other issuers of MasterCard and with issuers of VISA, Discover and other credit cards and charge cards. Because of the interest rates and other benefits available through other credit sources, customers may elect not to use or carry balances on various bank or Sears credit plans. Additionally, the various bank or Sears credit plans may offer special credit promotions from time to time, which permit customers to defer payments, in some circumstances without incurring finance charges, for limited periods of time. We cannot assure you that these economic, competitive and social factors and the availability of these other credit sources will not reduce the rate at which the trust's receivables are generated. These factors also may affect any decision to change the terms governing the accounts.

     The bank and Sears changed the terms of Sears Cards and SearsCharge PLUS to variable rate finance charges in 2002. The timing of any future changes in finance charge rates depends upon many factors, including general economic conditions such as interest rates and competitive conditions, and the status of Sears other business plans. Accordingly, no assurance can be given as to the timing or occurrence of any future changes in finance charge rates.

     Because we cannot predict future payment rates or assure you that additional receivables will be generated in the trust's accounts, we cannot predict the actual rate at which the trust will pay principal to you or whether the terms of any subsequently issued series might affect the amount or timing of any payment of principal to you. Any delay in the payment of principal for this series will extend the period during which the trust may allocate charged-off receivables to this series. In addition, increased convenience use, where credit account customers pay their receivables within the grace period to avoid all finance charges, might:

     - decrease the effective yield on the receivables in the trust; and

     - cause SRFG's residual interest in the trust to decline.

     A decline in the amount of receivables generated in the trust's accounts might cause SRFG's residual interest in the trust to decline to an amount that would require SRFG to contribute to the trust the receivables in additional accounts or participation interests in other pools of credit card receivables in order to avoid a rapid amortization event.

INVESTOR RISK OF LOSS

     You will receive payments of interest and principal on your certificates only to the extent that the trust has funds available to make these payments. The trust will allocate charged-off receivables to your certificates each month, and will reimburse you for those charge-offs, only to the extent that the trust has funds available to make those reimbursements. You should review the cash flow provisions described in "The Certificates -- Cash Flows" to understand the priority in which the trust allocates its assets to pay interest and principal and to reimburse charge-offs on this series and other series. To the extent the trust cannot fully reimburse your charge-offs, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates. In addition, the amount of collections allocated to your class of certificates may be related to your investor interest in receivables, so reductions in your investor interest in receivables due to unreimbursed charge-offs may also reduce the amount of collections allocated to you in later months.

ISSUANCE OF ADDITIONAL SERIES AND ADDITIONAL CERTIFICATES

     SRFG expects the trust to issue from time to time other series of certificates without your review of the series terms or your consent. SRFG may also direct the trustee to have the trust issue additional certificates in this series. We cannot assure you that the issuance of one or more additional series in the future, or the issuance of additional certificates in this series, will not affect the timing and amount of the trust's payments to you.

     In 1998, SRFG agreed to add additional funds to the trust. These additional funds are a pro rata share of the amounts the servicer collects on the receivables that it had previously charged off as uncollectible, including amounts received from the sale of charged-off receivables. See "The
Certificates -- Series Additional Funds." The trust allocates additional funds among the outstanding series of certificates, but does not allocate any of the additional funds to SRFG based on SRFG's residual interest in the trust. Accordingly, when the trust issues a new series, the pro rata share of additional funds allocated to this series will decline as the trust allocates a portion of those additional funds to the new series. Similarly, when the trust issues additional certificates in this series, the pro rata share of additional funds allocated to each certificate will decline as the trust allocates a portion of additional funds to the additional certificates.

EFFECT AND LIMITED AVAILABILITY OF REALLOCATIONS

     Collections originally allocated to another series in your group or to the Seller Certificate may be reallocated to you during the controlled accumulation period for this series, and in reliance on principal collections from those other series and the Seller Certificate the percentage the trust uses to allocate principal collections to you may decline. The servicer may elect to shorten the controlled accumulation period if it determines that enough principal collections from other series and from the Seller Certificate will be available to make larger deposits into the series principal funding account. If a rapid amortization event occurs for a series from which your series received collections:

     - you will no longer receive reallocated principal collections from that series;

     - the trust may make principal deposits into the series principal funding account that are smaller than scheduled; and

     - the trust's payment of principal to you may be delayed or reduced.

The provisions in the Series Supplement for this series that permit the trust to reallocate collections from other series to this series will be effective only to the extent that the Series Supplement for another series in your group also permits reallocations. SRFG is not obligated, however, to establish or issue any series from which collections may be reallocated. See "The
Certificates -- Reallocations and Subordination of Collections" in the prospectus for additional information.

     We cannot assure you that SRFG will not move a series from its original group to a new group, including a new group with no other series then outstanding. If SRFG moves this series from Group One, or moves the other series in Group One to a new group, or moves series from another group to Group One, you may no longer be entitled to reallocations from other series or different reallocation provisions may apply. We have described this in more detail in "The Certificates -- Reallocation of Series Among Groups" in the prospectus.

     If a rapid amortization event occurs for your series, you will no longer be entitled to receive reallocated principal collections allocated to the Seller Certificate.

FLOATING PRINCIPAL ALLOCATION

     The trust allocates principal collections to each class of this series based on its class percentage, which in general is proportionate to its class investor interest in receivables. As the trust deposits principal collections into the series principal funding account for this series, we expect this series to receive fewer principal collections in each month to reflect its declining interest in the receivables in the trust. In these circumstances, the trust will use reallocations from other series and from the Seller Certificate to this series to make scheduled principal deposits. If a rapid amortization event occurs for any series that would have reallocated principal collections to this series:

     - this series may no longer receive reallocations adequate for the trust to accumulate sufficient principal collections to make the scheduled Class A and Class B principal payments; and

     - the class percentages of principal collections for each class of this series may have declined to levels that will not allow the trust to accumulate sufficient principal collections for this series to make these scheduled principal payments.

If the servicer has delayed the commencement of the controlled accumulation period in reliance on anticipated reallocations, these effects may be exacerbated. Consequently, the trust may not be able to pay Class A principal and Class B principal in full and on time. We encourage you to review the information and the definition of "Class Percentage" in "The Certificates -- Series Collections and Charge-offs" and the Glossary of Terms in this prospectus supplement for more information about how the trust uses class percentages to allocate principal collections to this series and how the trust calculates those class percentages.

EFFECT OF PAIRED SERIES

     During the controlled accumulation period for this series, the trust may issue a second, or paired, series that is effectively supported by the same principal receivables that support this series. As the trust accumulates principal for the benefit of this series, this series' investor interest in receivables will decline, but the monthly principal deposit for this series will not decline. To make scheduled monthly principal deposits in spite of a declining investor interest in receivables, the trust may maintain an amount of principal receivables to support this series that exceeds this series' investor interest in receivables during the controlled accumulation period. To finance these excess principal receivables, the trust may issue a paired series. Initially the trust would reallocate the principal collections for the paired series to make scheduled principal deposits for this series. However, if a rapid amortization event for the paired series occurs before the trust pays in full the principal for this series:

     - SRFG may use principal collections allocated to the paired series that it would otherwise have reallocated to this series, to repay the principal of the paired series;

     - the trust may make principal deposits into the series principal funding account that are smaller than scheduled; and

     - the trust's final payment of principal to you may be delayed.

The trust will not seek your review or consent before it issues a paired series. The outstanding principal amount of any paired series may vary over time. The rapid amortization events for a paired series may vary from the rapid amortization events for the series with which it is paired. In particular, the rapid amortization events for a paired series may include events that are unrelated to the status of SRFG, the servicer or the receivables, including events that relate to the continued availability and rating of third-party providers of credit enhancement to the paired series.

SECURITY INTERESTS AND INSOLVENCY RELATED MATTERS

     Sears National Bank has granted to Sears all of its right, title and interest in and to any of the trust's receivables originated by the bank under the Assignment of Accounts and Sale of Receivables Agreement dated as of September 15, 1994, as amended, between the bank and Sears, which we refer to as the Assignment Agreement. Because a receiver or conservator of the bank may argue that this transaction was a pledge of the receivables rather than an absolute transfer, the bank also granted Sears a security interest in the receivables under the Assignment Agreement. Sears has taken the necessary actions to perfect its security interest in the receivables. In general, a security interest in receivables is perfected if it can be enforced not only against the person granting it but also against creditors of that person who might want to claim those receivables. Typically, a security interest in receivables is perfected by notice, for example, through a filing.

     A receiver or conservator of Sears National Bank should not be able to avoid Sears security interest in, or recover payments made by credit account customers on, the receivables if Sears has validly perfected this security interest before an insolvency of the bank occurs and if Sears did not take the security interest to hinder, delay or defraud the bank or its creditors. If, however, a receiver or conservator of the bank asserts a contrary position or requires the trust to establish its right to cash collections by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, the trust's payments to you may be delayed or reduced. We have explained these issues in more detail in "Legal Matters Relating to the Receivables -- Insolvency Related Matters" in the prospectus.

     Sears and SRFG intend the transfer of the trust's receivables from Sears to SRFG to be an absolute transfer of those receivables to SRFG and will treat it as an absolute transfer. As an absolute transfer, those receivables would not be a part of any Sears bankruptcy estate and would not be available to Sears creditors. However, if Sears became insolvent, the bankruptcy trustee, a creditor of Sears, or Sears as debtor-in-possession could attempt to argue that the transaction between Sears and SRFG was a pledge of those receivables rather than an absolute transfer.

This position, if accepted by a court, could prevent the trust from making timely payments to you. Even if the court did not accept this position, your payments could be delayed while the court reached its decision.

     SRFG has taken actions required to perfect the trust's interest in its receivables. However, unless SRFG files continuation statements from time to time within the time specified in the Uniform Commercial Code to continue the perfection of the trust's security interest in those receivables, the perfection of the security interest will lapse. In addition, more than one person can have a perfected security interest in the same receivables, and the person with the higher priority -- which is determined by statute -- will have the first claim to the property. Consequently, a tax or other statutory lien on property of Sears National Bank or Sears arising before receivables come into existence may have priority over the trust's interest in those receivables. See
"-- Legislation" in this prospectus supplement and "Legal Matters Relating to the Receivables" in the prospectus for additional information.

     If Sears short-term debt rating is increased to A-1/P-1, Sears may use all collections allocable to the certificates as a loan until each distribution date. In the event of a bankruptcy of Sears, the trust may not have a perfected interest in those collections loaned to Sears by the trust. We have described these issues in more detail in "Legal Matters Relating to the Receivables -- Transfer of Receivables" in the prospectus.

CONSUMER PROTECTION AND REGULATORY CREDIT LAWS

     The trust accounts and the receivables in the trust are subject to numerous federal and state consumer protection and state regulatory laws that impose requirements on the making and enforcement of consumer credit. These laws, and any new laws or rulings that may be adopted, may adversely affect Sears National Bank's and Sears ability to collect the receivables in the trust or maintain the current level of finance and other charges. If the bank or Sears does not comply with these requirements, it could adversely affect the servicer's ability to collect the receivables in the trust. For example, the federal Truth in Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and their related regulations impose extensive procedural obligations upon Sears National Bank and Sears. A credit recipient may assert violations of these consumer protection laws as a setoff against his or her obligation to pay amounts owed on an account or as claims against Sears. SRFG has covenanted to repurchase trust receivables if the requirements of such statutes have not been complied with, if the failure has a material adverse effect on the trust's interest in all the trust's receivables. Federal and state bankruptcy laws and debtor relief laws also may prevent Sears from fully collecting amounts owed.

     We do not anticipate that the trustee will examine the receivables in the trust or the records relating to them to establish whether defects exist in the trust accounts or for any other purpose. We discuss these issues more fully in "Legal Matters Relating to the Receivables -- Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables" in the prospectus.

LEGISLATION

     We cannot assure you that a federal or state legislature will not enact legislation that would substantially reduce finance charge revenue or impair collection of receivables. A reduction in finance or other charges could reduce the yield on the receivables in the trust and, therefore, the amounts available to pay interest to you or to reimburse charged-off receivables. If this type of legislation limited finance charge or other revenue to a sufficiently low level, the trust has structural features that SRFG could use, with approval of Moody's and Standard & Poor's, to enhance yield. We cannot assure you, however, that SRFG will use these structural features or that they would be sufficient to compensate for a decline in yield.

                            MATURITY CONSIDERATIONS

GENERAL

     The trust will not pay any Class A principal until the May 2012 distribution date or any Class B principal until the June 2012 distribution date unless a rapid amortization event occurs. If a rapid amortization event occurs, the trust will pay Class A principal on each distribution date following the calendar month in which the rapid amortization event occurs until it has paid the Class A Invested Amount in full, or until the May 2016 distribution date, whichever is earlier. The trust will not pay any Class B principal until it has made its final Class A principal payment. The trust will not make any payments to you or the other investors in this series after the May 2016 distribution date. For a more complete discussion of the effect of a rapid amortization event on the timing and amount of payments you receive, see "Risk Factors -- Effects of Rapid Amortization Event" in this prospectus supplement.

     On each distribution date during the controlled accumulation period, principal collections will be deposited into the series principal funding account in amounts set forth in "The Certificates -- Cash Flows." The Class A principal and Class B principal will be paid with the principal collections deposited in the series principal funding account for the benefit of the Class A and Class B investors.

     Although we expect that the trust will pay Class A principal in full on the May 2012 distribution date and the Class B principal in full on the June 2012 distribution date, we cannot assure you that the trust will pay principal in full or on time. Our expectation is based, among other things, on the following assumptions:

     - monthly payment rates, yield and charge-off rates remain consistent with the levels indicated for the trust portfolio in the related tables in "Composition and Historical Performance of the Trust Portfolio" and the discussion set forth therein in this prospectus supplement; and

     - a rapid amortization event does not occur for this series. See "Risk Factors -- Effects of Rapid Amortization Event" in this prospectus supplement.

EFFECT OF PAYMENT RATES

     The trust's ability to pay the Class A and Class B principal on schedule may be affected by future monthly payment rates, gross charge-offs, delinquencies, new charges on the Accounts and yield. We cannot predict future monthly payment rates, gross charge-offs, delinquencies, new charges or yield, nor can we assure you that any of the assumptions set forth above will prove to be correct. We refer you to "Risk Factors -- Payment Rates, Generation of Receivables and Maturity" in this prospectus supplement for a more complete discussion of this issue. The trust portfolio's historical payment rates, charge-off rates, delinquencies and yields are set forth in "Composition and Historical Performance of the Trust Portfolio" in this prospectus supplement.

FLOATING PRINCIPAL ALLOCATION

     The trust allocates principal collections to each class of this series based on its class percentage, which in general is proportionate to its class investor interest in receivables. As the trust deposits principal collections into the series principal funding account for this series, we expect this series to receive fewer principal collections in each month to reflect its declining interest in the receivables in the trust. In these circumstances, the trust will reallocate principal collections from other series and from the Seller Certificate to this series to make scheduled principal deposits. We cannot assure you that the terms of any other series currently outstanding or that the trust may issue in the future will not affect the timing or amount of principal deposits for your benefit or payments to you. We refer you to "Risk Factors -- Floating Principal Allocation" in this prospectus supplement for a more complete discussion of this issue.

PAIRED SERIES

     During the controlled accumulation period, the trust may issue a "paired series" of certificates to finance the increase in the seller interest that results when the trust deposits your principal collections into the series principal funding account. If a rapid amortization event for the paired series occurs before the trust pays the Class A and Class B principal in full, the trust's payment of principal to you may be delayed. We refer you to "Risk Factors -- Effect of Paired Series" in this prospectus supplement for a discussion on the effect the issuance of a paired series might have on the timing and amount of your principal payments.

EFFECT OF VARIABLE LENGTH OF THE CONTROLLED ACCUMULATION PERIOD

     The servicer may elect to delay the start of the controlled accumulation period and, if applicable, the accumulation of Class B principal because:

     - it believes that principal collections will be reallocated to this series from other series or from the seller interest, or

     - SRFG has entered into a commitment to issue a new series and has elected to deposit proceeds from the sale of that new series into the series principal funding account for this series, if Standard & Poor's and Moody's have advised SRFG that they will not reduce or withdraw their ratings on any class of this series if the servicer delays accumulation on this basis.

If a rapid amortization event occurs for this series or another series, or if the conditions to issue the new series set forth in the commitment are not met, this series may not be entitled to receive reallocated principal collections or sale proceeds. Accordingly, if the servicer elects to delay the accumulation of principal and these funds are not available, you may receive some of your principal later than you would have received it if the servicer had not elected to delay the accumulation of principal.

     Below, we use some terms that are capitalized. We have defined these terms in the Glossary of Terms beginning on page S-63.

                             SEARS CREDIT BUSINESS

GENERAL

     Sears National Bank primarily issues the following types of accounts:

     - Proprietary Accounts. Customers may use their proprietary accounts to purchase goods and services sold and made available through Sears stores and affiliates, licensees, concessionaires and other selected outlets. These accounts are:

        - Sears Card Accounts: Sears Card is the traditional credit card that customers may use to purchase goods and services, generally in an amount up to the customer's credit limit. As of October 31, 2002, Sears Card receivables accounted for approximately 56% of the Sears portfolio and 58% of the trust portfolio.

        - SearsCharge PLUS Accounts: Customers in most states may use SearsCharge PLUS to purchase certain merchandise that costs at least $400, if their account is new, or $100, if they have an existing account. As of October 31, 2002, SearsCharge PLUS receivables accounted for approximately 5% of the Sears portfolio and 4% of the trust portfolio.

        - Sears Home Improvement Accounts: Under Sears Home Improvement Accounts ("SHIAs"), customers may only purchase various goods and services relating to home improvements. As of October 31, 2002, SHIA and its predecessors' receivables accounted for less than 1% of each of the Sears portfolio and the trust portfolio. On February 28, 2001, Sears removed the then existing SHIAs from the trust. SHIAs issued subsequent to February 28, 2001 are eligible for inclusion in the trust portfolio.

     - Sears MasterCard Accounts. The "Sears MasterCard" consists of Sears Gold MasterCard and The Great Indoors Gold MasterCard, which are general-purpose cards that customers may use wherever MasterCard is accepted to purchase goods and services. Customers may also use the Sears MasterCard for other purposes, including cash advances, balance transfers and convenience checks. As of October 31, 2002, Sears MasterCard receivables accounted for approximately 38% of the Sears portfolio and 38% of the trust portfolio.

     We refer to all of the receivables arising under these accounts, together with certain other credit products issued by the bank or Sears, and the receivables arising under them, as the "Sears portfolio." If the receivables in an account are part of the trust's assets, which we refer to as the "trust portfolio," we refer to that account as an "Account." We refer to the receivables that arise under the Accounts as "Receivables."

     Since June 2000, Sears has substituted Sears MasterCards for the Sears Cards of approximately 25 million accounts and has included substituted Sears MasterCard accounts in the trust on a continuous basis since 2001. We expect that the substitutions of Sears MasterCards for Sears Cards and SearsCharge PLUS will continue. Sears MasterCard receivables are a growing portion of both the trust portfolio and the Sears portfolio as a whole.

     Each of the account types described above -- and, additionally, different accounts within each account type -- may have differing features, including minimum monthly payments and annual percentage rates. The bank may alter the terms of these accounts or issue additional types of accounts from time to time.

     Sears and the bank service the accounts at:

     - nine regional credit card operations centers, each located in a different state;

     - a national account authorization center;

     - three credit processing centers;

     - Sears headquarters in Hoffman Estates, Illinois; and

     - the bank's headquarters in Tempe, Arizona.

     The bank and Sears have entered into agreements under which Sears acts as the primary servicer of the Receivables. The Sears credit department and the bank collectively employ approximately 9,700 individuals on a full-time or part-time basis.

CREDIT GRANTING PROCEDURES

     Each credit account customer enters into a credit agreement with Sears National Bank as "account issuer," which governs the terms and conditions of the account. In addition, Sears is the "account issuer" with respect to a small percentage of existing accounts, which continue to be governed by credit agreements between the customer and Sears. Because each state regulates retail charge accounts differently, the terms of the credit agreements for accounts issued by Sears are not identical nationally. Each account issuer reserves the right to change credit terms, including the rate of the finance charge, upon notice.

     The account issuers use statistical scoring models to enhance their ability to evaluate the creditworthiness of an applicant and minimize their exposure to high credit risk individuals. The account issuers also use scoring models to evaluate existing accounts, modify credit limits and approve purchases that exceed a customer's credit limit. The account issuers track and audit the scoring models performance to assure that the scoring models are recommending appropriate credit decisions.

     The account issuers obtain credit bureau reports, including risk scores prepared by the credit bureaus, from an independent credit reporting agency for all applications. The applicable credit bureau reports are used as input to scoring models that recommend whether or not to approve an application based on all available predictive information about that applicant.

     The bank periodically makes account offers to pre-screened potential applicants using lists it obtains from credit bureaus or other list sources. The credit bureaus qualify the lists without regard to the source of the list based on credit criteria specified by the bank. The bank obtains credit bureau reports and risk scores for all applicants who respond to these offers in order to confirm that the applicant meets the required criteria at the time of approval of the application.

BILLING AND PAYMENTS

     The accounts have various billing cycles, which are not based on the historical or expected performance of the accounts. Each billing cycle has a separate monthly billing date; the billing cycle is the period of approximately 30 days ending on that billing date. On each billing date, Sears National Bank and Sears process and bill customers for their purchases and related finance charges and fees for the billing cycle.

     The accounts have various billing and payment structures, including varying minimum payment levels and finance charges. This "-- Billing and Payments" section contains information on the most common current billing and payment characteristics of these accounts, although practices in some states vary in accordance with local law.

     The bank or Sears sends monthly billing statements to customers who have more than $1.00 of outstanding charges or credits. Each month, except in certain circumstances involving prepayment, low balances or special promotions, a Sears Card customer generally must make a minimum payment equal to:

     - the greatest of (1) the amount outstanding on the customer's account or $10, whichever amount is less; or (2) 1/45 of the amount outstanding on the customer's account; or (3) the sum of the total finance charges on the customer's account and $1.00; plus

     - any amount that is past due.

     A Sears MasterCard customer generally has the same payment requirements, with a minimum payment equal to:

     - the greater of (1) the amount outstanding on the customer's account or $10, whichever amount is less; or (2) 1/48 of the amount outstanding on the customer's account; plus

     - any amount that is past due.

     The bank assesses a finance charge on Sears Card accounts each month a credit account customer has an unpaid balance from a prior month. The bank calculates the finance charge by multiplying the daily balances of the account for each day of the billing period by the applicable daily periodic finance charge rate. The daily balance owing on an account equals:

     - the account balance at the start of the day; plus

     - new purchases, unpaid finance charges, late payment charges, returned payment charges and insurance charges, if any, and any other charges processed that day; minus

     - payments and credits processed that day.

     The bank does not assess finance charges on purchases during a billing cycle if the customer pays the entire account balance shown on the billing statement for that billing cycle on or before the account's due date.

     The bank and Sears offer accounts at a range of annual rates of periodic finance charges. Currently, the majority of Sears Card and SearsCharge PLUS accounts have variable rates based on the prime rate plus a spread. Sears MasterCards have variable rates that have historically been lower than the rates for the Sears Card and SearsCharge PLUS accounts and are offered at introductory rates from time to time. Delinquent accounts generally are charged higher rates.

     Revenues generated by the Accounts include fees attributed to interchange. MasterCard may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. See "The Trust -- Interchange" in the accompanying prospectus. Interchange will be allocated to the trust for each Account that is a MasterCard account and will be treated as collections of finance charge receivables.

     The Sears credit card receivables processing system, described in "-- Collection Efforts" below, allows the bank and Sears to change the terms of accounts based on the performance of the accounts or other factors, including changing the minimum monthly payment or the annual rate of periodic finance charge. The bank and Sears regularly evaluate the terms of the accounts they issue and may make changes in these terms depending on customer behavior, competitive forces, economic conditions and other factors. The bank changed certain terms of the Sears Card accounts in the billing cycles commencing in June 2001 permitting the bank to offer additional services, such as cash advances, balance transfers and convenience checks; these services are not generally offered with respect to Sears Card accounts, but may be offered in the future. The account issuers are soliciting new cardholders and issuing accounts with various introductory and subsequent rates.

     From time to time, the account issuers test-market various finance charge rates and other terms, along with other product and pricing strategies.

     The bank may allow special credit promotions, in conjunction with Sears, which permit customers to defer payments, in some circumstances without incurring finance charges, for limited periods of time. For example, under certain "zero-percent financing" promotions, credit account customers who make purchases during the promotion period are not required to make payments on the balance for those purchases for a specified period (generally ranging from three to twelve months) and finance charges on that balance will not accrue during the period. The bank then assesses customary finance charges in the usual manner on the unpaid promotional balance after the promotion period ends. The Accounts may include Principal Receivables originated during zero-percent financing promotions or other promotions.

COLLECTION EFFORTS

     Efforts to collect past due receivables are conducted primarily by Sears personnel who staff the regional credit card operations centers. In addition, Sears retains collection agencies and attorneys in some instances. Under current practices, Sears requests payment of overdue amounts on all billing statements with past due balances. Collections personnel generally initiate telephone contact with credit account customers who have not paid their past due balances by the first billing date after they have been notified that their account is past due. Sears begins telephone contact for high risk/high balance accounts sooner. If the customer does not pay after the initial telephone contact, Sears or its agent continues to contact the customer by telephone and by mail. Sears may also arrange with credit account customers to extend or otherwise change payment schedules.

     In May 1998, Sears entered into an agreement with Total System Services, Inc. ("TSYS") to provide processing services relating to the Sears portfolio, including the Receivables. The system has allowed Sears and the bank to enhance their customer relationships and improve service support of Sears multiple business formats. Sears converted from its proprietary processing system to a TSYS processing system in three phases, completing the first in October 1998 (affecting approximately 12% of the accounts in the Sears portfolio), the second in March 1999 (affecting approximately 38% of accounts in the Sears portfolio), and the last in April 1999 (affecting the remaining 50% of accounts in the Sears portfolio). TSYS now processes all accounts in the Sears portfolio, including all Accounts.

     The TSYS processing system also has enabled Sears to change its methodology for aging and charging off accounts. Under the current aging methodology, a customer's account generally is considered delinquent when the customer has failed to make a required payment in each of the last three billing cycles. Formerly, under the Sears proprietary credit system, an account generally was considered delinquent when the customer's cumulative past due balance was three or more times the scheduled minimum monthly payment. As a result, accounts generally are considered delinquent earlier and charged off sooner under the TSYS system than was the case under the former, proprietary system. Changes in delinquency status based on changes in methodology reflect a reclassification of account status rather than a change in actual performance of the account.

     Under the current charge-off methodology, Sears generally charges off an account automatically when a customer's number of missed monthly payments outstanding reaches eight, except that accounts can be re-aged once per year when a customer makes two consecutive monthly payments. Additionally, when notice of bankruptcy is received, accounts could be charged off earlier. Under Sears former, proprietary system, Sears generally charged off an account automatically when the account's cumulative past due balance was at least eight times the scheduled minimum monthly payment. The old system permitted and the new system permits Sears to charge off accounts earlier if the credit account customer initiates bankruptcy proceedings.

     SRFG has agreed to add to the trust some of the recoveries it receives on receivables owned by it in accounts that Sears has charged off as uncollectible. See "The Certificates -- Additional Funds" in the prospectus.

     Over time, Sears and the bank may change the credit evaluation, servicing and charge-off policies and collection practices that they apply to the Accounts in accordance with their business judgment and applicable law or regulatory requirements.

EFFECTS OF THE SELECTION PROCESS

     Sears selects Accounts for the trust in a manner intended not to be materially adverse to the interests of investors but not necessarily to reflect the proportionate number of different account types. The Accounts may contain a higher or lower percentage of newly solicited or unseasoned accounts than the Sears portfolio, in part due to the following factors:

     - Sears did not select the Accounts according to the creditworthiness of the credit account customers, except that Sears did not select charged-off accounts;

     - Sears selected some of the Accounts from previously segregated pools of more seasoned accounts;

     - Sears selected some of the Accounts from accounts not previously segregated into pools;

     - Sears has substituted Sears MasterCards for certain Sears Cards since 2000. All accounts substituted in 2000 were removed from the trust. Accounts substituted since the beginning of 2001 have not been removed from the trust. Additional pools of accounts have been added to the trust that included accounts removed in 2000; and

     - in 2001, Sears removed the then existing receivables generated by SHIAs from the trust.

     Sears generally does not charge off an account until a customer's number of missed monthly payments reaches eight outstanding payments. For this reason, the rate of charge-offs for new accounts will generally be lower than for more seasoned accounts. The Receivables include delinquent Receivables and amounts owed by credit account customers who are about to become bankrupt or insolvent. Additionally, when notice of bankruptcy is received, accounts could be charged off earlier.

     Sears makes all monthly calculations for the trust based on the activity of the Accounts during that calendar month. We refer to each monthly period as a "Due Period." For example, on the December 2002 distribution date, monthly collections will be based on the November 2002 Due Period and will reflect activity for the Accounts during the month of November. The amount of Principal Receivables and Finance Charge Receivables billed to the Accounts as of the last day of the September 2002 Due Period equaled $15,891,027,199 and $249,083,828, respectively. Effective as of October 31, 2002 SRFG added $3,518,504,451 aggregate amount of receivables in additional accounts to the trust portfolio. Under the Pooling and Servicing Agreement, SRFG has the right, and in some circumstances, the obligation, to designate additional accounts to be included as Accounts, or to add participation interests in other pools of credit card receivables to the trust, subject to certain conditions.

     The charge-off rates of fixed pools of accounts are influenced by the seasoning of the accounts in the pool. The Sears MasterCard accounts in the Sears portfolio and the trust portfolio, although primarily substituted from existing Sears Card customers, have some characteristics of new accounts. This is an important factor related to the delinquency and loss levels because delinquencies and charge-offs typically increase as young portfolios mature. Consequently, as the Sears MasterCard accounts season, the delinquency and charge-off rates are expected to increase and peak, before moving to a stable level. See "Composition and Historical Performance of the Trust Portfolio" below.

     Monthly reports providing trust performance data are filed with the SEC, are available on the SEC's web site, and are incorporated into this prospectus supplement and prospectus by reference as described in the prospectus.

         COMPOSITION AND HISTORICAL PERFORMANCE OF THE TRUST PORTFOLIO

     The tables below describe the composition and historical performance of the Accounts. As discussed under "Sears Credit Business -- Effects of the Selection Process" above, the Receivables do not necessarily include receivables from all types of accounts issued by Sears National Bank or Sears or a proportionate share of receivables from the various account types. The number of Sears MasterCard accounts in the trust portfolio has been increasing, as the number of Sears Card accounts in the trust portfolio has decreased. As this trend continues and as the Sears MasterCard accounts season, the characteristics of these accounts will have a more significant effect on the reported performance of the Accounts in the trust portfolio.

DELINQUENCY AND LOSS RATES

     The delinquency and net loss rates at any time reflect, among other factors, the quality of the Accounts, the average seasoning of the Accounts, the success of the collection efforts, the product mix of the trust portfolio and general economic conditions. The Sears MasterCard accounts have initially exhibited lower delinquency rates and credit losses. Accordingly, the growth in the trust portfolio of Sears

MasterCard accounts has increased the significance of the Sears MasterCard accounts on the delinquency and loss information. As seasoning occurs or if new account origination slows, we expect that the charge-off and delinquency rates will increase over time and peak, before moving to a stable level.

     The following tables set forth the delinquency and loss experience for the trust portfolio for each of the periods shown and do not include the $3,518,504,451 aggregate amount of receivables in additional accounts added to the trust as of October 31, 2002. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the trust portfolio.

            Delinquencies as a Percentage of the Trust Portfolio (1)
                             (Dollars in Thousands)

                                                                                    AT YEAR END
                                                        -------------------------------------------------------------------
                             AT SEPTEMBER 30, 2002                    2001                               2000
                          ---------------------------   --------------------------------   --------------------------------
                                        PERCENTAGE OF                      PERCENTAGE OF                      PERCENTAGE OF
                                            TOTAL                              TOTAL                              TOTAL
     NUMBER OF DAYS       RECEIVABLES    RECEIVABLES    RECEIVABLES         RECEIVABLES    RECEIVABLES         RECEIVABLES
       DELINQUENT         OUTSTANDING    OUTSTANDING    OUTSTANDING         OUTSTANDING    OUTSTANDING         OUTSTANDING
     --------------       -----------   -------------   -----------        -------------   -----------        -------------
61-90 Days Past Due.....  $  278,995        1.73%        $239,053              1.72%        $209,671              1.90%
91-120 Days Past Due....     226,944        1.40          189,058              1.36          164,840              1.49
121 or More Days Past
 Due....................     580,315        3.60          501,154              3.61          434,259              3.94
                          ----------        ----         --------              ----         --------              ----
     Total..............  $1,086,254        6.73%        $929,265              6.69%        $808,770              7.33%
                          ==========        ====         ========              ====         ========              ====

                                    AT YEAR END
                          --------------------------------
                                        1999
                          --------------------------------
                                             PERCENTAGE OF
                                                 TOTAL
     NUMBER OF DAYS       RECEIVABLES         RECEIVABLES
       DELINQUENT         OUTSTANDING         OUTSTANDING
     --------------       -----------        -------------
61-90 Days Past Due.....   $206,515              2.12%
91-120 Days Past Due....    148,591              1.53
121 or More Days Past
 Due....................    385,778              3.97
                           --------              ----
     Total..............   $740,884              7.62%
                           ========              ====

---------------
(1) The percentages of total receivables outstanding at year end 2001 and 2000 and at September 30, 2002 are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable periods. The delinquent amount is the dollar amount of period end delinquencies in each category for the period. The end of period receivables outstanding at year end 2001 and 2000 were $13,887,075,538 and $11,037,615,578, respectively.
    The end of period receivables outstanding at September 30, 2002 were $16,140,111,027. The percentage of total receivables outstanding at year end 1999 was calculated by dividing total delinquent dollars by beginning of December 1999 receivables outstanding, which were $9,718,928,680.

                    Loss Experience for the Trust Portfolio
                             (Dollars in Thousands)

                                               NINE MONTHS                YEAR ENDED DECEMBER 31,
                                                  ENDED           ----------------------------------------
                                            SEPTEMBER 30, 2002       2001           2000          1999
                                            ------------------    -----------    ----------    -----------
Average Beginning Principal Receivables
  (1)...................................       $14,707,968        $12,116,721    $9,964,827    $10,175,528
Gross Losses (2)........................       $   845,091        $   942,177    $  691,132    $   781,396
Gross Losses as a Percentage of Average
  Beginning Principal Receivables (3)...             7.66%              7.78%         6.94%          7.68%
Recoveries..............................       $   163,543        $   185,214    $  172,370    $   170,036
Net Losses (4)..........................       $   681,548        $   756,963    $  518,762    $   611,360
Net Losses as a Percentage of Average
  Beginning Principal Receivables (3)...             6.18%              6.25%         5.21%          6.01%

---------------
(1) Average Beginning Principal Receivables is calculated by dividing the sum of the monthly beginning principal receivables for the applicable monthly periods by the number of months in the period.

(2) Gross Losses include principal, finance charges and fees.

(3) The percentages reflected for the interim period are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

(4) Net Losses are Gross Losses minus Recoveries.

REVENUE EXPERIENCE

     The following table sets forth the revenues from finance charges billed and interchange received with respect to the trust portfolio for the periods shown and does not include the $3,518,504,451 aggregate amount of receivables in additional accounts added to the trust as of October 31, 2002.

                   Revenue Experience for the Trust Portfolio
                             (Dollars in Thousands)

                                               NINE MONTHS                YEAR ENDED DECEMBER 31,
                                                  ENDED           ----------------------------------------
                                            SEPTEMBER 30, 2002       2001           2000          1999
                                            ------------------    -----------    ----------    -----------
Average Beginning Principal
  Receivables...........................       $14,707,968        $12,116,721    $9,964,827    $10,175,528
Finance Charges, Fees and Interchange...       $ 2,124,408        $ 2,451,589    $2,009,826    $ 2,017,224
Yield from Finance Charges, Fees and
  Interchange (1).......................            19.26%             20.23%        20.17%         19.82%

---------------
(1) The percentages reflected for the interim period are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

     There can be no assurance that the yield experience for the Receivables in the future will be similar to the historical experience set forth above for the trust portfolio. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or Sears in such fees and charges or by other factors.

     Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the receivables, other fees paid by customers, the percentage of customers who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the Receivables. In addition, the Sears MasterCard accounts are generally offered at lower finance charge rates than the proprietary accounts, which could result in a reduction in yield for the trust portfolio.

     Prior to the July 2001 Due Period, aggregate monthly yield did not include revenue attributed to interchange fees. Interchange fees were added to aggregate monthly yield beginning with the July 2001 Due Period.

     Prior to the May 2002 Due Period, aggregate monthly yield did not include finance charges attributed to cash advances. Finance charges on cash advances were added to aggregate monthly yield beginning with the May 2002 Due Period.

     For additional information concerning periodic finance charges, see "Sears Credit Business -- Billing and Payments."

PAYMENT RATES

     The following table sets forth the highest and lowest customer monthly payment rates for the trust portfolio during any single month in the periods shown and the average customer monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown and does not include the $3,518,504,451 aggregate amount of receivables in additional accounts added to the trust as of October 31, 2002.

     Payment rates for the trust portfolio have increased primarily because of the inclusion of Sears MasterCard accounts, which currently have a higher payment rate than the proprietary accounts.

               Monthly Payment Rates for the Trust Portfolio (1)

                                                             NINE MONTHS        YEAR ENDED DECEMBER 31,
                                                                ENDED           -----------------------
                                                          SEPTEMBER 30, 2002    2001     2000     1999
                                                          ------------------    -----    -----    -----
Lowest Month (2)......................................          7.26%           5.99%    6.32%    6.56%
Highest Month (2).....................................          8.40%           7.62%    7.47%    7.41%
Average Payment Rate (3)..............................          7.86%           6.85%    6.86%    7.00%

---------------
(1) The monthly payment rates include payments of principal receivables, finance charges, late fees and insurance charges and certain other charges.

(2) The trust calculates these payment rates by dividing cash received during each month, by the balance outstanding as of the beginning of that month.

(3) The average payment rate is calculated by dividing the sum of the monthly payment rates by the number of months in the period.

COMPOSITION OF THE TRUST PORTFOLIO

     The following tables summarize the trust portfolio by various criteria as of October 31, 2002, including the $3,518,504,451 aggregate amount of receivables in additional accounts added to the trust as of October 31, 2002, except as otherwise indicated. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition and product mix of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any specific time in the future.

                         Composition by Account Balance
                            for the Trust Portfolio

                                                             PERCENTAGE                        PERCENTAGE
                                                              OF TOTAL                          OF TOTAL
                                               NUMBER OF       NUMBER         RECEIVABLES      RECEIVABLES
ACCOUNT BALANCE RANGE                           ACCOUNTS     OF ACCOUNTS      OUTSTANDING      OUTSTANDING
---------------------                          ----------    -----------    ---------------    -----------
Credit Balance.............................       635,666        1.68%      $   (14,240,693)      (0.07)%
No Balance.................................    23,999,761       63.37                     0        0.00
$0.01 to $500.00...........................     5,484,845       14.48         1,029,164,050        5.25
$500.01 to $1000.00........................     2,233,669        5.90         1,622,812,540        8.28
$1,000.01 to $1,500.00.....................     1,321,846        3.49         1,631,926,478        8.32
$1,500.01 to $2,000.00.....................       935,830        2.47         1,627,063,625        8.30
$2,000.01 to $3,000.00.....................     1,231,344        3.25         3,026,482,260       15.43
$3,000.01 to $4,000.00.....................       737,723        1.95         2,551,723,267       13.01
$4,000.01 to $5,000.00.....................       460,423        1.22         2,057,104,066       10.49
$5,000.01 to $6,000.00.....................       319,002        0.84         1,742,400,344        8.89
$6,000.01 to $7,500.00.....................       242,909        0.64         1,615,678,116        8.24
$7,500.01 to $10,000.00....................       165,893        0.44         1,418,889,066        7.24
$10,000.01 and over........................       105,587        0.28         1,299,834,359        6.63
                                               ----------      ------       ---------------      ------
       Total...............................    37,874,498      100.00%      $19,608,837,478      100.00%
                                               ==========      ======       ===============      ======

---------------
(1) Credit balances are a result of customer payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts that currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.

                    Composition of Accounts by Credit Limit
                          for the Trust Portfolio (1)

                                                             PERCENTAGE                        PERCENTAGE
                                                              OF TOTAL                          OF TOTAL
                                               NUMBER OF       NUMBER         RECEIVABLES      RECEIVABLES
CREDIT LIMIT RANGE                              ACCOUNTS     OF ACCOUNTS      OUTSTANDING      OUTSTANDING
------------------                             ----------    -----------    ---------------    -----------
Zero Limit (2).............................       839,932        2.22%      $   296,470,817        1.51%
$0.01 to $250.00...........................       810,072        2.14            93,222,879        0.48
$250.01 to $500.00.........................       984,582        2.60           223,626,029        1.14
$500.01 to $1000.00........................     1,973,064        5.21           763,137,547        3.89
$1,000.01 to $2,000.00.....................     2,946,912        7.78         1,728,234,665        8.81
$2,000.01 to $3,000.00.....................     2,734,277        7.22         1,792,665,473        9.14
$3,000.01 to $4,000.00.....................     3,855,455       10.18         1,865,694,160        9.51
$4,000.01 to $5,000.00.....................     2,549,168        6.73         1,543,061,891        7.87
$5,000.01 to $6,000.00.....................     3,039,098        8.02         2,305,331,886       11.76
$6,000.01 to $7,500.00.....................     3,320,304        8.77         2,039,342,656       10.40
$7,500.01 to $10,000.00....................     4,918,119       12.99         2,302,634,478       11.74
$10,000.01 and over........................     9,903,515       26.15         4,655,414,997       23.74
                                               ----------      ------       ---------------      ------
       Total...............................    37,874,498      100.00%      $19,608,837,478      100.00%
                                               ==========      ======       ===============      ======

---------------
(1) References to "Credit Limit" herein include both the line of credit established for purchases, cash advances and balance transfers, as well as, receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

(2) The amounts listed in the "Zero Limit" category represent accounts (1) participating in various structured work-out arrangements, (2) that are in the normal closing process related to bankruptcy or a deceased customer, or
    (3) voluntarily closed by customers with a balance.

                         Composition by Payment Status
                          for the Trust Portfolio (1)

                                                              PERCENTAGE                       PERCENTAGE
                                                               OF TOTAL                         OF TOTAL
                                                 NUMBER OF      NUMBER        RECEIVABLES      RECEIVABLES
PAYMENT STATUS                                   ACCOUNTS     OF ACCOUNTS     OUTSTANDING      OUTSTANDING
--------------                                   ---------    -----------    --------------    -----------
61 to 90 Days Past Due.......................     115,346        0.38%       $  288,859,252       1.79%
91 to 120 Days Past Due......................      88,587        0.29           228,969,518       1.42
121 or More Days Past Due....................     228,849        0.76           604,703,577       3.76
                                                  -------        ----        --------------       ----
       Total.................................     432,782        1.43%       $1,122,532,347       6.97%
                                                  =======        ====        ==============       ====

---------------
(1) Does not include the $3,518,504,451 aggregate amount of receivables in additional accounts added to the trust as of October 31, 2002.

                           Composition by Account Age
                          for the Trust Portfolio (1)

                                                             PERCENTAGE                        PERCENTAGE
                                                              OF TOTAL                          OF TOTAL
                                               NUMBER OF       NUMBER         RECEIVABLES      RECEIVABLES
ACCOUNT AGE                                     ACCOUNTS     OF ACCOUNTS      OUTSTANDING      OUTSTANDING
-----------                                    ----------    -----------    ---------------    -----------
Less than or Equal to 12 Months............     2,019,759        5.33%      $   847,519,793        4.32%
Over 12 Months to 24 Months................     2,168,807        5.73           846,962,553        4.32
Over 24 Months to 36 Months................     1,689,082        4.46           769,931,520        3.93
Over 36 Months to 48 Months................     1,423,864        3.76           546,213,116        2.79
Over 48 Months to 60 Months................     1,518,199        4.01           656,538,064        3.35
Over 60 Months to 120 Months...............     9,390,783       24.79         5,251,915,999       26.78
Over 120 Months............................    19,664,004       51.92        10,689,756,434       54.51
                                               ----------      ------       ---------------      ------
       Total...............................    37,874,498      100.00%      $19,608,837,478      100.00%
                                               ==========      ======       ===============      ======

---------------
(1) Each substituted Sears MasterCard Account retains the origination date of the Sears Card for which it was substituted.

            Composition of Accounts by Accountholder Billing Address
                            for the Trust Portfolio

                                                   PERCENTAGE OF                       PERCENTAGE OF
                                      NUMBER OF    TOTAL NUMBER      RECEIVABLES     TOTAL RECEIVABLES
STATE                                  ACCOUNTS     OF ACCOUNTS      OUTSTANDING        OUTSTANDING
-----                                 ----------   -------------   ---------------   -----------------
California..........................   3,846,596       10.16%      $ 2,057,243,824         10.49%
Texas...............................   2,284,284        6.03         1,539,525,234          7.85
Florida.............................   2,552,100        6.74         1,381,732,811          7.05
New York............................   2,502,994        6.61         1,229,702,412          6.27
Pennsylvania........................   2,283,113        6.03         1,020,153,782          5.20
Ohio................................   1,772,157        4.68           842,557,646          4.30
Illinois............................   1,668,021        4.40           795,459,611          4.06
Michigan............................   1,358,690        3.59           663,071,386          3.38
North Carolina......................   1,065,744        2.81           637,309,089          3.25
New Jersey..........................   1,368,482        3.61           626,046,570          3.19
Others(1)...........................  17,172,317       45.34         8,816,035,113         44.96
                                      ----------      ------       ---------------        ------
Total...............................  37,874,498      100.00%      $19,608,837,478        100.00%
                                      ==========      ======       ===============        ======

---------------
(1) No other state accounted for more than 3.19% of the receivables outstanding in the trust portfolio as of October 31, 2002.

                                THE CERTIFICATES

     The trust will issue the certificates of this series pursuant to the Pooling and Servicing Agreement and the Series Supplement. The Series Supplement will consist of two parts, a series term sheet and an annex. The annex includes detailed definitions, cash flows, payment provisions and other important provisions of this series. The annex is designed to be used for a variety of different types of series and, accordingly, contains some provisions that do not apply to this series. The series term sheet sets forth the specific terms of this series and identifies which provisions of the annex apply to this series. Although we summarize the Series Supplement in this section, our summary is not complete and we encourage you to review the Series Supplement and the Pooling and Servicing Agreement. If you write to the trustee at its principal corporate trust office, the trustee will send you, without charge, a copy of the Series Supplement, without exhibits, and the Pooling and Servicing Agreement, without exhibits.

INVESTED AMOUNTS

     Your certificate will initially have an Invested Amount equal to its face amount. Your Invested Amount will decrease by:

     - the amount of principal we pay you;

     - the amount of any investor loss you incur if we cannot fully reimburse the charge-offs allocated to your certificate, including, if you own a Class B Certificate, increased charge-offs because of the way the trust applies the subordination provisions of this series;

     - the amount of any investor loss you suffer if the trust sells Receivables to make its final payment to you and the proceeds from that sale are not sufficient to pay your outstanding principal and interest in full; and

     - your share of the aggregate amount of losses of principal on investments of funds on deposit for the benefit of your class in the Series Principal Funding Account, if applicable.

After issuance of the Class A(X) Certificates and the additional Class B Certificates and Class C Certificates (including $12,026,000 Class C Certificates to be issued on or about December 1, 2002), the "Class A Invested Amount" will be $900,000,000, the "Class B Invested Amount" will be $73,800,000, and the "Class C Invested Amount" will be $180,047,000. These Class Invested Amounts initially will equal the face amounts of all certificates in the class. Each Class Invested Amount will decrease by:

     - the amount of principal we pay to investors in that class; and

     - the amount of any losses suffered by each class because of unreimbursed charge-offs, insufficient proceeds from the sale of receivables, or investment losses, as described in more detail above.

The "Series Invested Amount" will be the sum of the Class Invested Amounts for all classes in this series.

INVESTOR INTERESTS

     Your Investor Interest is your interest in Principal Receivables and certain cash amounts in the trust. During the Revolving Period, your Investor Interest will equal your Invested Amount. During the Controlled Accumulation Period and any Rapid Amortization Period, your Investor Interest will equal your Invested Amount minus funds on deposit in the Series Principal Funding Account to pay your principal. Consequently,

     - the Class A Investor Interest equals the Class A Invested Amount minus the aggregate amount on deposit in the Series Principal Funding Account to pay Class A principal as of the end of the previous distribution date;

     - the Class B Investor Interest equals the Class B Invested Amount minus the aggregate amount on deposit in the Series Principal Funding Account to pay Class B principal as of the end of the previous distribution date;

     - the Class C Investor Interest equals the Class C Invested Amount; and

     - the Series Investor Interest equals the Series Invested Amount minus the aggregate amount on deposit in the Series Principal Funding Account to pay principal of this Series as of the end of the previous distribution date.

Accordingly, the "Aggregate Investor Interest"-- which is the sum of the series Investor Interests for all series -- may be less than the face amounts of all certificates issued by the trust.

INTEREST PAYMENTS

     The trust will generally pay you interest on your Invested Amount at the interest rate for your class. The trust will pay you this interest on the 15th day of each month, or, if not a business day, the following business day, beginning for the Class A(X) Certificates in January 2003, if your certificate was registered in your name as of the last day of the preceding calendar month. The interest payable on any interest payment date will accrue:

     - for the first interest payment date, from and including December 16, 2002, to but excluding the first interest payment date for your certificate; and

     - for each other interest payment date, from and including the preceding interest payment date, to but excluding that interest payment date. The month-long period before each interest payment date is the interest accrual period for that interest payment date.

The trust will only pay you this interest, however, to the extent that the trust has adequate funds to use for this payment in accordance with the terms of the cash flows for this series as provided in the Series Supplement. We encourage you to review these cash flows to see how the trust uses its assets to pay interest on the certificates. See "-- Cash Flows." As long as SRFG owns the Class C Certificates, the trust will not pay interest on those certificates.

     The trust generally will calculate the interest payment on your certificate based on the actual number of days elapsed and a 360-day year. The trust will determine the new interest rate for your certificate two business days before each interest accrual period begins. The new interest rate will apply as of the first day of each interest accrual period. The Glossary of Terms in this prospectus supplement sets out with greater specificity the procedure used by the trustee to determine LIBOR. The trustee will determine your interest payment by multiplying your Invested Amount by your interest rate for the related interest accrual period, and by the actual number of days in the related interest accrual period divided by 360, as shown below:

                       Monthly Interest Payment Amount =
 Invested Amount X Interest Rate X (Actual # of days in period divided by 360)

PRINCIPAL PAYMENTS

     The amount of principal the trust pays to you each month will depend on whether this series is in the Revolving Period, the Controlled Accumulation Period or the Rapid Amortization Period.

     Revolving Period. The trust will not pay principal to you during the Revolving Period. However, if it is permitted to do so by the Rating Agencies, the trust may pay a portion of the Class C principal during the Revolving Period. Currently, the Rating Agencies do not permit the trust to pay Class C principal during the Revolving Period. The Revolving Period began on June 1, 2002 and ends on the day before either the Controlled Accumulation Period or the Rapid Amortization Period begins.

     Controlled Accumulation Period. The trust will deposit funds into the Series Principal Funding Account on each distribution date of the Controlled Accumulation Period as set forth in the cash flows for this series. The trust will pay Class A principal in a lump sum on the Class A expected principal payment date, using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class A Invested Amount in full on that date, the trust will pay Class A principal on each following distribution date, until the Class A Invested Amount has been reduced to zero, and will then pay Class B principal on each distribution date until the Class B Invested Amount has been reduced to zero. If the trust does pay all Class A principal on the Class A expected principal payment date, it will pay Class B principal in a lump sum on the Class B expected principal payment date, using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class B Invested Amount in full on that date, the trust will pay Class B principal on each following distribution date, until the Class B Invested Amount has been reduced to zero. The trust may be permitted to pay a portion of Class C principal during the Controlled Accumulation Period, unless SRFG has elected to reduce this permitted payment to zero. After the Class B Invested Amount has been reduced to zero, the trust will pay any remaining Class C principal until the Class C Invested Amount has been reduced to zero. If the expected principal payment date of your certificate is not a business day, the trust will pay your principal on the following business day and you will not receive any additional interest because of this delay.

     Variable Length of the Controlled Accumulation Period. The servicer may elect to delay the start of the Controlled Accumulation Period, and, if applicable, accelerate the accumulation of Class B principal, and extend the length of the Revolving Period, if:

     - the servicer has delivered to the trustee a certificate to the effect that the servicer reasonably believes that the delay would not result in any delay in the payment of Class A, Class B or Class C principal; and

     - the servicer adjusts the amount of principal that the trustee will deposit into the Series Principal Funding Account each month, so that the sum of all deposits made on or prior to the distribution date in May 2012 will equal or exceed $900,000,000, and the sum of all deposits made on or prior to the distribution date in June 2012 will equal or exceed $973,800,000.

     The servicer may consider, in delivering the certificate described above, any commitment that SRFG has entered into to issue a new series, if SRFG has elected to deposit all or a portion of proceeds from the sale of the new series into the Series Principal Funding Account for this series and Standard & Poor's and Moody's have advised SRFG that this will not cause them to reduce or withdraw their ratings on any class of this series.

     If the servicer has elected to delay the commencement of the Controlled Accumulation Period, SRFG will not be permitted to require the trust to reassign Receivables to it or terminate any commitment to issue a new series to fund the Series Principal Funding Account unless the servicer has delivered to the trustee a certificate to the effect that the servicer reasonably believes that the reassignment of the Receivables would not result in any delay in the payment of Class A, Class B or Class C principal.

     Minimum Receivables Trigger. A Minimum Receivables Trigger will occur, and the trust will maintain a higher amount of Principal Receivables to make available larger reallocations of Seller Principal Collections to this series, if:

     - this series would not be expected to be able to make its principal payments on time even using the amounts deposited in the Group One Principal Collections Reallocation Account that would be expected to be available to it; or

     - the servicer elects to cause a Minimum Receivables Trigger to occur.

     If a Rapid Amortization Event occurs, a Minimum Receivables Trigger will also occur, and the percentage of Principal Collections allocated to this series will no longer decline because of principal payments to investors in this series.

     Rapid Amortization Period. The Rapid Amortization Period begins when a Rapid Amortization Event occurs. We have described the events that the trust will treat as Rapid Amortization Events for this series in "-- Rapid Amortization Events." The trust will pay principal to you during the Rapid Amortization Period to the extent that it has available funds. On each distribution date related to the Rapid Amortization Period, the trust will pay:

     - first, Class A principal up to the Class A Invested Amount, until the Class A Invested Amount is paid in full;

     - second, Class B principal up to the Class B Invested Amount, until the Class B Invested Amount is paid in full; and

     - third, Class C principal up to the Class C Invested Amount, until the Class C Invested Amount is paid in full.

     The trust will not pay any Class B principal during the Rapid Amortization Period until the final Class A principal payment is made. Similarly, the trust will not pay any Class C principal during the Rapid Amortization Period until the final Class B principal payment is made.

     The trust will make all payments of principal to you in accordance with and in the amounts determined by the cash flows for this series. We encourage you to review these cash flows to see how the trust will use its assets to pay your principal. See "-- Cash Flows." In no event, however, will the trust make any principal payments to you or any other investor in this series after the May 2016 distribution date.

SUBORDINATION

     The Class B Certificates will be subordinate to the Class A Certificates, and the Class C Certificates will be subordinate to the Class A Certificates and the Class B Certificates. Accordingly, the trust will allocate certain funds to the Class A Certificates before the Class B Certificates and the Class C Certificates and will allocate certain funds to the Class B Certificates before the Class C Certificates. The subordination provisions in the cash flows for this series are summarized in "Risk Factors -- Subordination of the Class B and Class C Certificates; Limited Subordination."

     We encourage you to review the cash flows for this series to see how the trust prioritizes payments and reimbursements. See "-- Cash Flows."

SERIES COLLECTIONS AND CHARGE-OFFS

     The trust allocates a pro rata share of Finance Charge Collections, Principal Collections and charge-offs to each class of this series on each distribution date based on the Class Percentage for each class. The Class Percentage generally equals the numerator set forth in the table on the following page, divided by the total amount of Principal Receivables in the trust, or by the sum of the numerators used to calculate that percentage, if that sum is a greater amount.

                 Class Percentage of Finance Charge Collections

PERIOD:                                         NUMERATOR:
-------                                         ----------
Revolving Period.............................   Class Investor Interest* as of the beginning
                                                of the prior calendar month.
Controlled Accumulation Period...............   Class Investor Interest* as of the beginning
                                                of the prior calendar month.
Rapid Amortization Period....................   Class Investor Interest* as of the end of the
                                                calendar month preceding the Rapid
                                                Amortization Event.

                   Class Percentage of Principal Collections

PERIOD:                                         NUMERATOR:
-------                                         ----------
Revolving Period.............................   Class Investor Interest* as of the beginning
                                                of the prior calendar month.
Controlled Accumulation Period...............   Class Investor Interest* as of the beginning
                                                of the prior calendar month.
Rapid Amortization Period....................   The Class Investor Interest* as of the
                                                beginning of the calendar month in which the
                                                Rapid Amortization Event occurred.

                        Class Percentage for Charge-Offs

PERIOD:                                         NUMERATOR:
-------                                         ----------
All Periods..................................   Class Investor Interest* as of the beginning
                                                of the prior calendar month.

---------------

* Minus, in each case, a pro rata share of funds on deposit in the Excess Funding Account (General) and, in limited circumstances, the Excess Funding Account (SRC).

     Series Finance Charge Collections. The trust treats as Finance Charge Collections all collections on the Receivables in any month up to the aggregate amount of Finance Charge Receivables recorded for the applicable period, plus Interchange realized by the servicer during the applicable Due Period. The trust allocates a pro rata share of these Finance Charge Collections to each class of this series on each distribution date by multiplying the Finance Charge Collections received during the previous calendar month by the Class Percentage for that class:

Class Finance Charge Collections = Finance Charge Collections X Class Percentage

     "Series Finance Charge Collections" equal:

     - Class Finance Charge Collections for Class A; plus

     - Class Finance Charge Collections for Class B; plus

     - Class Finance Charge Collections for Class C.

As the trust accumulates principal for this series, we expect this series to receive fewer Finance Charge Collections in each month to reflect:

     - its declining interest in the Receivables in the trust;

     - its correspondingly smaller allocation of charge-offs; and

     - the availability of investment income from the Series Principal Funding Account, which the trust will use to pay interest on this series.

However, if a Rapid Amortization Event occurs, the percentage of Finance Charge Collections allocated to this series will no longer decline because of principal payments. We encourage you to review clauses (d) and (e) of the definition of "Class Percentage" in the Glossary of Terms in this prospectus supplement, which describe in more detail how the trust calculates these pro rata shares.

     Series Principal Collections. The trust treats as Principal Collections all collections on the Receivables in any month other than amounts treated as Finance Charge Collections. The trust allocates a pro rata share of such Principal Collections to each class of this series on each distribution date by multiplying the Principal Collections received during the previous calendar month by the Class Percentage for that class:

     Class Principal Collections = Principal Collections X Class Percentage

     "Series Principal Collections" equal:

     - Class A Principal Collections; plus

     - Class B Principal Collections; plus

     - Class C Principal Collections.

     As the trust accumulates principal for this series, we expect this series to receive fewer Principal Collections in each month to reflect its declining interest in the Receivables in the trust. If a Rapid Amortization Event occurs, however, the percentage of Principal Collections allocated to this series will no longer decline because of principal payments to the investors in this series.

     Series Charge-Offs. The trust allocates a pro rata share of charge-offs to each class of this series on each distribution date by multiplying:

     - the amount of Receivables in the trust that the servicer charged off as uncollectible during the prior Due Period; minus

     - the amount of these Receivables repurchased by SRFG during that Due Period because they were in accounts that contained Receivables that were not Eligible Receivables, by the Class Percentage for that class:

     Class Charge-offs = (Charged-Off Receivables -- Repurchased Receivables) X Class Percentage

We encourage you to review clause (a) of the definition of "Class Percentage" in the Glossary of Terms in this prospectus supplement, which describes in more detail how the trust calculates this pro rata share.

     The Class B charge-offs will also increase by:

     - the amount of Class B Principal Collections and Class B Excess Funding Amounts that the trust uses to pay Class A interest and reimburse Class A charge-offs in steps (18) and (22) of the cash flows for this series; and

     - the amount of the Class B Investor Interest used to reimburse Class A charge-offs in step (23) of the cash flows for this series.

Similarly, the Class C charge-offs will also increase by:

     - the amount of Class C Principal Collections and Class C Excess Funding Amounts that the trust uses to pay Class A interest and reimburse Class A charge-offs in steps (17) and (20) of the cash flows for this series;

     - the amount of the Class C Investor Interest used to reimburse Class A charge-offs in step (21) of the cash flows for this series;

     - the amount of Class C Principal Collections and Class C Excess Funding Amounts that the trust uses to pay Class B interest and reimburse Class B charge-offs in steps (19) and (24) of the cash flows for this series; and

     - the amount of the Class C Investor Interest used to reimburse Class B charge-offs in step (25) of the cash flows for this series.

     If the trust cannot reimburse all of the charge-offs for any class in any month, it will carry forward the amount of unreimbursed charge-offs and will try to reimburse them in the following month. The unreimbursed charge-offs on any distribution date are an investor loss, and the trust reduces the Class Investor Interest and the Class Invested Amount for each class by the amount of investor loss for that class. To the extent that the trust subsequently reimburses these charge-offs, it will reinstate the Class Investor Interest and the Class Invested Amount. On any distribution date, the trust will not reinstate the Class Investor Interest and the Class Invested Amount to exceed the initial Class Investor Interest minus

     - the aggregate amount of principal paid to investors in that class before the distribution date;

     - in the case of the Class Investor Interest, the amount on deposit in the Series Principal Funding Account for that class; and

     - the aggregate amount of losses on investments of principal funds on deposit for that class in the Series Principal Funding Account.

     If the trust reimburses all investor losses, it will also pay interest on those investor losses for the periods in which the interest payments to investors were reduced because of those investor losses. The trust will pay this additional interest as part of Class A interest in steps (1), (9), (17) and (18) of the cash flows, and as part of Class B interest in steps (2), (10) and (19) of the cash flows. If the Class Investor Interest is reduced to zero on any distribution date, it will not be reinstated. If your class incurs an investor loss, and the trust does not subsequently reimburse that investor loss and reinstate any reduction in your Investor Interest, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates.

SERIES YIELD COLLECTIONS

     The Series Supplement provides that a portion of Series Principal Collections may be recharacterized as "Series Yield Collections." The trust uses Series Yield Collections in the same way it uses Series Finance Charge Collections -- to pay interest and servicing fees and to reimburse charge-offs. Sears will calculate the amount of Series Yield Collections by multiplying:

     - the Series Yield Factor, by

     - the amount of Series Principal Collections.

Initially, the Series Yield Factor for this series will be zero. Sears may change the Series Yield Factor in the future, only if:

     - Sears does not reduce the Series Yield Factor below zero;

     - Sears delivers a certificate to the trustee stating that Sears reasonably believes that the change in the Series Yield Factor will not

      - delay the payment of principal for any series outstanding on the date of the change, including this series, or

      - cause a rapid amortization event to occur for any series outstanding on the date of the change, including this series; and

     - the Rating Agencies advise Sears and SRFG that the proposed change in the Series Yield Factor will not cause them to reduce or withdraw their ratings on the certificates of any series outstanding on the date of the change, including this series.

Recharacterizing a portion of Series Principal Collections as Series Yield Collections may lower the amount of principal the trust may have available to make payments in any month.

SERIES RESERVE FUND

     The Series Supplement provides that the servicer may direct the trustee to create a reserve fund for the benefit of investors in this series.

     If the servicer elects to create a reserve fund for this series, amounts will be deposited into the Series Reserve Account from the Group One Finance Charge Collections Reallocation Account to the extent available under the cash flows and in amounts to be determined by the servicer.

     The trustee will withdraw funds from the Series Reserve Account, if any, during the Controlled Accumulation Period in an amount equal to the sum of the Class Investment Shortfalls for Class A and Class B, to the extent funds are available. The Class Investment Shortfall for any class on any distribution date equals that class's share of the negative spread on the Series Principal Funding Account -- that is, the amount, if any, by which the interest payable to investors in that class on that distribution date with respect to funds on deposit in the Series Principal Funding Account exceeds the income earned from investment of those funds for the corresponding period.

     The trust would use the amount so withdrawn in the same way it uses Series Finance Charge Collections -- to pay interest and servicing fees and to reimburse charge-offs.

     If the servicer causes the trustee to fund the Series Reserve Account but subsequently determines that the Series Reserve Account is not necessary for the trust to make timely payments of interest and to pay Class A and Class B principal in full, the servicer may cause the trustee to terminate the Series Reserve Account and to pay amounts on deposit in that account to the seller.

SERIES INVESTMENT INCOME

     On each distribution date the trust will allocate to this series investment income earned on funds allocated to this series but not yet paid. The trust uses Series Investment Income in the same way it uses

Series Finance Charge Collections -- to pay interest and servicing fees and to reimburse charge-offs. The trust calculates the Series Investment Income on each distribution date by adding:

     - the income from the investment of funds on deposit in the Series Principal Funding Account;

     - the income from the investment of funds on deposit in the Series Interest Funding Account;

     - the income from the investment of funds with respect to the Series Aggregate Excess Funding Amount;

     - this series' pro rata share of the income from the investment of funds on deposit in the Collections Account; and

     - this series' pro rata share of the income from the investment of funds on deposit in the Group One Collections Account,

in each case for the calendar month preceding the distribution date.

SERIES ADDITIONAL FUNDS

     On January 30, 1998, SRFG agreed to add additional funds to the trust. These additional funds are a pro rata share of the amounts the servicer collects on the receivables that it had previously charged off as uncollectible. The servicer will calculate this pro rata share by dividing the total amount of Principal Receivables in the trust by the total amount of principal receivables in the Sears portfolio. The amount of additional funds added to the trust under the agreement dated January 30, 1998 will be limited by the amount of recoveries that SRFG receives on the portfolio of charged-off receivables owned by SRFG. The trust will use these additional funds in the same way it uses Series Finance Charge Collections -- to pay interest and servicing fees and to reimburse charge-offs.

     These additional funds include amounts received from the sale of charged-off receivables. The periodic sales will affect the timing and amount of recoveries available to the trust.

     SRFG may in the future elect to add more cash to the trust as additional funds.

     On each distribution date, the trust will allocate to this series a pro rata share of the additional funds added to the trust on that distribution date. The trust will base the allocation on the Series Investor Interest -- adjusted to reflect only this series' interest in the Principal Receivables in the trust -- on the first day of the calendar month preceding the distribution date. The trustee will deposit the additional funds allocated to this series into the Series Collections Account.

     SRFG adds additional funds based on the total amount of Principal Receivables in the trust, which is generally the sum of the Series Investor Interest for all series plus the Seller Interest, and the servicer allocates additional funds to each series based on the series investor interest, without any allocation to the Seller Interest. As a result, the amount of additional funds allocated to this series will depend not only on the amount the servicer collects on the receivables it had previously charged off, but also on the size of the Seller Interest. The Seller Interest will generally:

     - increase as credit account customers generate new Receivables in the Accounts;

     - decrease when credit account customers pay Principal Receivables;

     - decrease as the trust issues new series or additional certificates;

     - increase when SRFG designates Receivables in additional Accounts to be added to the trust;

     - decrease when SRFG designates Receivables in specified Accounts to be removed from the trust; and

     - increase when the trust pays principal or deposits principal into the series principal funding account for any series.

REALLOCATIONS

     Under certain circumstances, the trust may reallocate to this series collections initially allocated to another series in Group One or Principal Collections allocated to the Seller Interest. Similarly, the trust may reallocate to another series in Group One collections initially allocated to this series. The trust will not, however, reallocate collections initially allocated to this series until the trust has made all required payments, deposits and reimbursements for this series. The trust uses the Group One Finance Charge Collections Reallocation Account and the Group One Principal Collections Reallocation Account to reallocate collections from one series to the other series.

     Group One Finance Charge Collections Reallocation Account. After the trust uses Series Finance Charge Collections and other income for this series to pay interest and servicing fees and reimburse charge-offs for this series on any distribution date, the trustee will deposit any remaining Series Finance Charge Collections and other income for this series into the Group One Finance Charge Collections Reallocation Account. Other series in Group One have similar cash flow provisions that require the trust to deposit excess Finance Charge Collections and other income in the Group One Finance Charge Collections Reallocation Account. The trust, if necessary, will use funds in the Group One Finance Charge Collections Reallocation Account to pay interest and servicing fees and to reimburse charge-offs for other series in Group One. If the trust has not been able to pay all interest and servicing fees and to reimburse all charge-offs for this series using Series Finance Charge Collections and other income for this series on any distribution date, it may draw from the Group One Finance Charge Collections Reallocation Account, in an amount proportionate to its needs, as described in steps (9) through (15) of the cash flows. Other series will also draw from this account in proportion to their needs. The trust may also use funds remaining in the Group One Finance Charge Collections Reallocation Account to fund Series Reserve Accounts for this series or other series.

     We encourage you to review the cash flows in this prospectus supplement to see how the trust, if necessary, uses funds in the Group One Finance Charge Collections Reallocation Account to pay interest and servicing fees and to reimburse charge-offs for this series.

     Group One Principal Collections Reallocation Account. During the Revolving Period, the trust will deposit into the Group One Principal Collections Reallocation Account:

     - amounts the trust uses to reimburse charge-offs for this series;

     - Class A Principal Collections, excluding those recharacterized as Series Yield Collections, remaining after any payment of Class C principal permitted by the rating agencies;

     - Class B Principal Collections, excluding those recharacterized as Series Yield Collections, and the Class B Excess Funding Amount, remaining after paying any Class A interest, after reimbursing Class A charge-offs, or after any payment of Class C principal permitted by the rating agencies; and

     - Class C Principal Collections, excluding those recharacterized as Series Yield Collections, and the Class C Excess Funding Amount, remaining after paying any Class A or Class B interest, after reimbursing Class A or Class B charge-offs, or after any payment of Class C principal permitted by the rating agencies.

     During the Controlled Accumulation Period, the trust will deposit into the Series Principal Collections Account:

     - amounts the trust uses to reimburse charge-offs for this series;

     - Class A Principal Collections, excluding those recharacterized as Series Yield Collections;

     - Class B Principal Collections, excluding those recharacterized as Series Yield Collections, and the Class B Excess Funding Amount, remaining after paying any Class A interest or reimbursing Class A charge-offs; and

     - Class C Principal Collections, excluding those recharacterized as Series Yield Collections, and the Class C Excess Funding Amount, remaining after paying any Class A or Class B interest or reimbursing Class A or Class B charge-offs.

After the trust uses the funds on deposit in the Series Principal Collections Account to deposit Class A or Class B principal into the Series Principal Funding Account or to pay Class C principal on any distribution date, the trustee will deposit any remaining funds into the Group One Principal Collections Reallocation Account. Other series in Group One have similar cash flow provisions that require the trust to deposit excess funds in their principal collections accounts into the Group One Principal Collections Reallocation Account. The trust uses funds in the Group One Principal Collections Reallocation Account to pay principal to series in Group One. If the trust has not been able to make the scheduled principal deposit for this series into the Series Principal Funding Account or the scheduled principal payment for Class C on any distribution date, it may draw from the Group One Principal Collections Reallocation Account in an amount proportionate to its needs, as described in steps (7) through (9) of the cash flows for the Controlled Accumulation Period. Other series in their controlled amortization or controlled accumulation periods will also draw from this account in proportion to their needs. During the Rapid Amortization Period, if funds remain in the Group One Principal Collections Reallocation Account after the trust has drawn from that account for all series in their controlled amortization or controlled accumulation periods, the trust may draw from that account, in an amount proportionate to its needs, as described in steps (7) through (9) of the cash flows for the Rapid Amortization Period, to pay principal for this series. Other series in their rapid amortization periods will also draw from that account in proportion to their needs.

     Collections Account. Seller Principal Collections will initially be retained in the Collections Account. If the trust has not been able to make the scheduled principal deposit for this series into the Series Principal Funding Account or the scheduled principal payment for Class C on any distribution date, it may draw from the Collections Account in an amount proportionate to its needs, as described in steps (13) through (15) of the cash flows for the Controlled Accumulation Period. Other series in their controlled amortization periods or controlled accumulation periods will also draw from this account in proportion to their needs, if permitted by their cash flow provisions. This series may not draw from the Collections Account during its Rapid Amortization Period.

     We encourage you to review the cash flows in this prospectus supplement to see how the trust, if necessary, uses funds in the Group One Principal Collections Reallocation Account and the Collections Account to pay principal to this series. If funds remain in the Group One Principal Collections Reallocation Account after the trust has made all required reallocations to outstanding series, including this series, the trustee will either deposit the remaining funds in the Excess Funding Account (General) or pay them to SRFG, as required by the cash flows. If funds remain in the Collections Account after the trust has made all required reallocations to outstanding series, including this series, the trustee will pay remaining funds to SRFG.

INVESTOR ACCOUNTS

     The trustee has established, will establish or may establish the following accounts in the name of the trust:

     - the Series Collections Account;

     - the Series Principal Collections Account;

     - the Series Principal Funding Account;

     - the Series Interest Funding Account;

     - the Series Distribution Account;

     - the Series Reserve Account;

     - the Group One Collections Account;

     - the Group One Finance Charge Collections Reallocation Account;

     - the Group One Principal Collections Reallocation Account;

     - the Collections Account;

     - the Excess Funding Account (General); and

     - the Excess Funding Account (SRC).

     Each of these accounts will be either a segregated trust account or a segregated deposit account at a bank or other institution that satisfies certain Rating Agency criteria for a Qualified Trust Institution or Eligible Institution. We refer to these accounts as "Investor Accounts." The servicer has the revocable power to instruct the trustee to make withdrawals from any Investor Account to carry out its duties under the Pooling and Servicing Agreement and the Series Supplement. The paying agent, which will initially be the trustee, will have the revocable power to withdraw funds from the Series Distribution Account, the Series Principal Funding Account and the Series Interest Funding Account to pay to investors. A successor paying agent may be appointed in the future.

     The trustee must invest funds on deposit in the Investor Accounts for more than one business day in "Permitted Investments." We describe these Permitted Investments in the Glossary of Terms in this prospectus supplement.

CASH FLOWS

     We have summarized the cash flow provisions for this series and we have used familiar terms in this summary instead of the more complex defined terms that the Series Supplement uses. For example, we refer to "Class A interest" where the Series Supplement refers to the "Class A Modified Required Amount." The "Class A Modified Required Amount" is more than the simple concept of interest, however; it includes complex provisions to pay deferred interest, to reduce required interest if you lose a portion of your principal under the provisions of these cash flows, and to compensate you for that reduced interest to the extent that the trust later reimburses the lost principal. We also refer to "charge-offs" instead of "Class Cumulative Investor Charged-off Amounts," which includes amounts carried forward from prior months and certain amounts related to the effect of the subordination provisions. Because these complexities are important, we encourage you to read the cash flow provisions and the related definitions in the Series Supplement for a complete description.

     Funds Distributed to this Series. On or before each distribution date, the trustee, acting for the trust on the servicer's instructions, will withdraw the following funds from the Group One Collections Account and deposit them into the Series Collections Account:

     - Series Finance Charge Collections for the preceding month; and

     - Series Principal Collections for the preceding month.

     On or before each distribution date, the trustee will, acting for the trust on the servicer's instructions, withdraw the following funds from the Excess Funding Account (General) and deposit them into the Series Collections Account:

     - an amount equal to the Class B Excess Funding Amount for the preceding month; and

     - an amount equal to the Class C Excess Funding Amount for the preceding month.

     To the extent not already deposited in the Series Collections Account, the trustee will also deposit into the Series Collections Account other income for this series including:

     - Series Yield Collections;

     - Series Investment Income; and

     - Series Additional Funds that are not used to pay the Investor Servicing Fee.

     Additionally, the servicer will direct the trustee to deposit into the Series Collections Account funds on deposit in the Series Reserve Account, if any, in an amount equal to the sum of the Class Investment Shortfalls for Class A and Class B, to the extent funds are available.

     The trustee will distribute funds from the Series Collections Account as described below:

     Revolving Period. On each distribution date during the Revolving Period, the trustee, acting for the trust on the servicer's instructions, will apply funds, to the extent they are available, but only to the extent necessary to make any required payment, deposit or reimbursement, in the order set forth below to the accounts indicated below in parentheses or otherwise.

     (1) CLASS A INTEREST. The trust will use

     - Series Finance Charge Collections; and

     - other income for this series, if any,

to pay Class A interest. (To the Series Distribution Account.)

     (2) CLASS B INTEREST. The trust will use

     - Series Finance Charge Collections remaining after step (1); and

     - other income for this series remaining after step (1)

to pay Class B interest. (To the Series Distribution Account.)

     (3) CLASS C INTEREST. The trust will use

     - Series Finance Charge Collections remaining after step (2); and

     - other income for this series remaining after step (2)

to pay Class C interest, if any. (To the Series Distribution Account.)

     (4) SERIES MONTHLY SERVICING FEE. The trust will use

     - Series Finance Charge Collections remaining after step (3); and

     - other income for this series remaining after step (3)

to pay all accrued but unpaid monthly servicing fees for this series. (To the Series Distribution Account.)

     (5) CLASS A CHARGE-OFFS. The trust will use

     - Series Finance Charge Collections remaining after step (4); and

     - other income for this series remaining after step (4)

to reimburse Class A charge-offs. (To the Group One Principal Collections Reallocation Account.)

     (6) CLASS B CHARGE-OFFS. The trust will use

     - Series Finance Charge Collections remaining after step (5); and

     - other income for this series remaining after step (5)

to reimburse Class B charge-offs. (To the Group One Principal Collections Reallocation Account.)

     (7) CLASS C CHARGE-OFFS. The trust will use

     - Series Finance Charge Collections remaining after step (6); and

     - other income for this series remaining after step (6)

to reimburse Class C charge-offs. (To the Group One Principal Collections Reallocation Account.)

     (8) REALLOCATION TO OTHER SERIES. The trust will reallocate

     - Series Finance Charge Collections remaining after step (7); and

     - other income for this series remaining after step (7)

to pay interest and monthly servicing fees, reimburse charge-offs and pay other designated amounts for other series in Group One. (To the Group One Finance Charge Collections Reallocation Account.)

     (9) CLASS A INTEREST. If the trust cannot pay Class A interest in full in step (1), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series to pay Class A interest. The pro rata share equals:

     - the amount of Class A interest unpaid after step (1); divided by

     - the aggregate amount of Class A interest unpaid for all series after step
       (1) of the cash flows for each series, or an equivalent step.

(To the Series Distribution Account.)

     (10) CLASS B INTEREST. If the trust cannot pay Class B interest in full in step (2), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (9) of the cash flows for each series, or an equivalent step,

to pay Class B interest. The pro rata share equals:

     - the amount of Class B interest unpaid after step (2); divided by

     - the aggregate amount of Class B interest unpaid for all series after step
       (2) of the cash flows for each series, or an equivalent step.

(To the Series Distribution Account.)

     (11) CLASS C INTEREST. If the trust cannot pay Class C interest, if any, in full in step (3), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (10) of the cash flows for each series, or an equivalent step,

to pay Class C interest. The pro rata share equals:

     - the amount of Class C interest unpaid after step (3); divided by

     - the aggregate amount of Class C interest unpaid for all series after step
       (3) of the cash flows for each series, or an equivalent step.

(To the Series Distribution Account.)

     (12) CLASS A CHARGE-OFFS. If the trust cannot reimburse the Class A charge-offs in full in step (5), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (11) of the cash flows for each series, or an equivalent step,

to reimburse Class A charge-offs. The pro rata share equals:

     - the amount of Class A charge-offs after step (5); divided by

     - the aggregate amount of Class A charge-offs for all series after step (5) of the cash flows for each series, or an equivalent step.

(To the Group One Principal Collections Reallocation Account.)

     (13) CLASS B CHARGE-OFFS. If the trust cannot reimburse Class B charge-offs in full in step (6), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (12) of the cash flows for each series, or an equivalent step,

to reimburse Class B charge-offs. The pro rata share equals:

     - the amount of Class B charge-offs after step (6); divided by

     - the aggregate amount of Class B charge-offs for all series after step (6) of the cash flows for each series, or an equivalent step.

(To the Group One Principal Collections Reallocation Account.)

     (14) SERIES MONTHLY SERVICING FEE. If the trust cannot pay the series monthly servicing fees in full in step (4), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (13) of the cash flows for each series, or an equivalent step,

to pay all accrued but unpaid monthly servicing fees for the series. The pro rata share equals:

     - the amount of accrued but unpaid monthly servicing fees for this series after step (4); divided by

     - the aggregate amount of accrued but unpaid monthly servicing fees for all series after step (4) of the cash flows for each series, or an equivalent step.

(To the Series Distribution Account.)

     (15) CLASS C CHARGE-OFFS. If the trust cannot reimburse the Class C charge-offs in full in step (7), it will also use

     - a pro rata share of funds in the Group One Finance Charge Collections Reallocation Account from other series remaining after step (14) of the cash flows for each series, or an equivalent step,

to reimburse Class C charge-offs. The pro rata share equals:

     - the amount of Class C charge-offs after step (7); divided by

     - the aggregate amount of Class C charge-offs for all series after step (7) of the cash flows for each series, or an equivalent step.

(To the Group One Principal Collections Reallocation Account.)

     (16) PAYMENT OF SERIES RESERVE FUND MONTHLY DEPOSIT AMOUNT. If the servicer has directed the trustee to establish a Series Reserve Account, the trust will use

     - a pro rata share of the funds on deposit in the Group One Finance Charge Collections Reallocation Account remaining after step (15) of the cash flows for each series, or an equivalent step,

to pay the Series Reserve Fund Monthly Deposit Amount. The pro rata share equals:

     - the amount of the Series Reserve Fund Monthly Deposit Amount, divided by

     - the aggregate amount of series reserve fund monthly deposit amounts for all series. (To the Series Reserve Account.)

     (17) CLASS A INTEREST. If the trust cannot pay Class A interest in full in steps (1) and (9), it will also use

     - the Class C Excess Funding Amount; and

     - Class C Principal Collections minus the Class C Principal Collections already used as income for this series under the Series Yield Factor provisions to pay the Class A interest. Class C charge-offs will increase by the amount used in this step. (To the Series Distribution Account.)

     (18) CLASS A INTEREST. If the trust cannot pay Class A interest in full in steps (1), (9) and (17), it will also use

     - the Class B Excess Funding Amount; and

     - Class B Principal Collections minus the Class B Principal Collections already used as income for this series under the Series Yield Factor provisions to pay the Class A interest. Class B charge-offs will increase by the amount used in this step. (To the Series Distribution Account.)

     (19) CLASS B INTEREST. If the trust cannot pay Class B interest in full in steps (2) and (10), it will also use

     - the Class C Excess Funding Amount remaining after step (17); and

     - Class C Principal Collections remaining after step (17) minus the Class C Principal Collections already used as income for this series under the Series Yield Factor provisions to pay the Class B interest. Class C charge-offs will increase by the amount used in this step. (To the Series Distribution Account.)

     (20) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (5) and (12), it will also use

     - the Class C Excess Funding Amount remaining after step (19); and

     - Class C Principal Collections remaining after step (19) minus the Class C Principal Collections already used as income for this series under the Series Yield Factor provisions to reimburse Class A charge-offs. Class C charge-offs will increase by the amount used in this step. (To the Group One Principal Collections Reallocation Account.)

     (21) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (5), (12) and (20), it will reallocate

     - the Class C Investor Interest

to reimburse Class A charge-offs. The Class C charge-offs will increase by the amount reallocated in this step. In this step, the trust may reallocate the Class C Investor Interest only to the extent that the cumulative Class C charge-offs after steps (17), (19) and (20), including unreimbursed Class C charge-offs from prior months, do not exceed the initial Class C Investor Interest minus any Class C principal paid in prior months pursuant to step (28) below.

     (22) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (5), (12), (20) and (21), it will also use

     - the Class B Excess Funding Amount remaining after step (18); and

     - Class B Principal Collections remaining after step (18) minus the Class B Principal Collections already used as income for this series under the Series Yield Factor provisions to reimburse Class A charge-offs. Class B charge-offs will increase by the amount used in this step. (To the Group One Principal Collections Reallocation Account.)

     (23) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (5), (12), (20), (21) and (22), it will reallocate

     - the Class B Investor Interest

to reimburse Class A charge-offs. The Class B charge-offs will increase by the amount reallocated in this step. In this step, the trust may reallocate the Class B Investor Interest only to the extent that the cumulative Class B charge-offs after steps (18) and (22), including unreimbursed Class B charge-offs from prior months, do not exceed the initial Class B Investor Interest. (To the Group One Principal Collections Reallocation Account.)

     (24) CLASS B CHARGE-OFFS. If the trust cannot reimburse Class B charge-offs in full in steps (6) and (13), it will also use

     - the Class C Excess Funding Amount remaining after step (20); and

     - Class C Principal Collections remaining after step (20) minus the Class C Principal Collections already used as income for this series under the Series Yield Factor provisions to reimburse Class B charge-offs. Class C charge-offs will increase by the amount used in this step. (To the Group One Principal Collections Reallocation Account.)

     (25) CLASS B CHARGE-OFFS. If the trust cannot reimburse Class B charge-offs in full in steps (6), (13) and (24) as increased in step (18), it will reallocate

     - the Class C Investor Interest

to reimburse Class B charge-offs. The Class C charge-offs will increase by the amount reallocated in this step. In this step, the trust may reallocate the Class C Investor Interest only to the extent that the cumulative Class C charge-offs after steps (17), (19), (20), (21) and (24), including unreimbursed Class C charge-offs from prior months, do not exceed the initial Class C Investor Interest minus any Class C principal paid in prior months pursuant to step (28) below.

     (26) PAYMENT TO SRFG. The trust will pay to SRFG all amounts remaining in the Group One Finance Charge Collections Reallocation Account after steps (1) through (25) and the equivalent steps for all other series in Group One.

     (27) PRINCIPAL COLLECTIONS FROM EXCESS FUNDING ACCOUNT (GENERAL). The trust will first use the Principal Collections in the Excess Funding Account (General), after all allocations of Class B Excess Funding Amounts and Class C Excess Funding Amounts to each series, to pay the principal of series that are in their rapid amortization periods. To the extent that funds remain in the account after this use, the trustee will deposit

     - the Class A pro rata share of funds in the Excess Funding Account
       (General)

into the Group One Principal Collections Reallocation Account. The Class A pro rata share equals:

     - the Class A Investor Interest; divided by

     - the sum of the Class A investor interests plus the Class B investor interests for those series issued prior to Series 2000-2 for which SRFG does not own the Class B investor interest.

(To the Group One Principal Collections Reallocation Account.)

     (28) CLASS C PRINCIPAL. If the Rating Agencies permit the trust to pay Class C principal during the Revolving Period, the trust will use:

     - Series Principal Collections remaining in the Series Collections Account after steps (1) through (8), (17) through (20), (22) and (24) minus the Series Principal Collections already used as income for this series under the Series Yield Factor provisions;

to pay Class C principal to the extent permitted. (To the Series Distribution Account.)

     (29) REALLOCATION TO OTHER SERIES. The trust will reallocate

     - Series Principal Collections remaining after step (28) minus the Series Principal Collections already used as income for this series under the Series Yield Factor provisions to pay principal for other series in Group One. (To the Group One Principal Collections Reallocation Account.)

     (30) ADDITIONAL PAYMENT TO SRFG. The trustee will withdraw

     - amounts remaining in the Collections Account after all withdrawals from that account to pay or deposit principal for any other series in its controlled accumulation period or controlled amortization period and pay those funds to SRFG.

     (31) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the trustee will deposit

     - amounts remaining in the Group One Principal Collections Reallocation Account

into the Excess Funding Account (General). The trustee will pay to SRFG any funds remaining in the Group One Principal Collections Reallocation Account that it does not need to deposit in the Excess Funding Account (General) to maintain that minimum Seller Interest.

     Controlled Accumulation Period. On any date during the Controlled Accumulation Period on which the trust issues a new series, SRFG may deposit all or a portion of the proceeds from the sale of the new series into the Series Principal Funding Account. This deposit will be applied toward the scheduled Class A principal deposit for the first distribution date occurring on or after that date, and the scheduled Class A principal deposit referred to in the following steps will be reduced by the amount of that deposit of proceeds. On each distribution date during the Controlled Accumulation Period, the trustee, acting for the trust on the servicer's instructions, will apply funds, to the extent they are available, but only to the extent necessary to make any required payment, deposit or reimbursement, in the order set forth below to the accounts indicated below in parentheses or otherwise:

     (1) The trustee will apply funds as described in steps (1) through (27) for the Revolving Period, except that:

     - The trustee will deposit funds used to reimburse charge-offs in steps
       (5), (6), (7), (12), (13), (15), (20), (22) and (24) into the Series
       Principal Collections Account instead of the Group One Principal Collections Reallocation Account. The trust will use these funds to pay Class A principal, Class B principal and Class C principal.

     (2) PRINCIPAL COLLECTIONS. The trustee will deposit

     - Series Principal Collections remaining after step (1) minus the Series Principal Collections already used as income for this series under the Series Yield Factor provisions into the Series Principal Collections Account.

     (3) CLASS A PRINCIPAL. The trust will use

     - funds in the Series Principal Collections Account

to make the scheduled Class A principal deposit. (To the Series Principal Funding Account.)

     (4) CLASS B PRINCIPAL. If the trust has deposited the full amount of the Class A principal in the Series Principal Funding Account, or if the trust has paid all Class A principal in full, the trust will use

     - funds remaining in the Series Principal Collections Account after step
       (3)

to make the scheduled Class B principal deposit. (To the Series Principal Funding Account.)

     (5) CLASS C PRINCIPAL. The trust will use

     - funds remaining in the Series Principal Collections Account after step
       (4)

to pay the permitted Class C principal payment, if any. (To the Series Distribution Account.)

     (6) CLASS C PRINCIPAL. On each distribution date after the distribution date on which the trust has paid Class B principal in full, the trust will use

     - funds remaining in the Series Collections Account after step (5)

to pay the scheduled Class C principal payment. (To the Series Distribution Account.)

     (7) CLASS A PRINCIPAL. If the trust cannot make the scheduled Class A principal deposit in full in step (3), the trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series to make the scheduled Class A principal deposit. The pro rata share equals:

     - the amount of the scheduled Class A principal deposit that the trust did not make after step (3); divided by

     - the aggregate amount of the scheduled Class A principal deposits or payments for all series that the trust did not make after step (3) of the cash flows for each series, or an equivalent step.

(To the Series Principal Funding Account.)

     (8) CLASS B PRINCIPAL. If the trust cannot make the scheduled Class B principal deposit in full in step (4), the trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (7) of the cash flows for the controlled accumulation period or the controlled amortization period for each series, as applicable, or an equivalent step, to make the scheduled Class B principal payment. The pro rata share equals:

     - the amount of the scheduled Class B principal deposit that the trust did not make after step (4); divided by

     - the aggregate amount of the scheduled Class B principal deposits or payments for all series that the trust did not make after step (4) of the cash flows for the controlled accumulation period or the controlled amortization period for each series, as applicable, or an equivalent step.

(To the Series Principal Funding Account.)

     (9) CLASS C PRINCIPAL. If the trust cannot make the scheduled Class C principal payment in full in step (6), the trust will use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (8) of the cash flows for each series, or an equivalent step,

to make the scheduled Class C principal payment. The pro rata share equals:

     - the amount of Class C principal unpaid after step (6); divided by

     - the aggregate amount of Class C principal unpaid for all series after step (6) of the cash flows for the controlled accumulation period or the controlled amortization period for each series, as applicable, or an equivalent step.

(To the Series Distribution Account.)

     (10) CLASS A PRINCIPAL. If the trust cannot make the scheduled Class A principal deposit in full in steps (3) and (7), the trust will use

     - a pro rata share of funds in the Group One Pre-Funding Reallocation Account from pre-funded series, if any,

to make the scheduled Class A principal deposit. The pro rata share equals:

     - the amount of the scheduled Class A principal deposit that the trust did not make after steps (3) and (7); divided by

     - the aggregate amount of the scheduled Class A principal deposits or payments for all series that the trust did not make after steps (3) and
       (7) of the cash flows for the controlled accumulation period or the controlled amortization period for each series, as applicable, or equivalent steps.

(To the Series Principal Funding Account.)

     (11) CLASS B PRINCIPAL. If the trust cannot make the scheduled Class B principal deposit in full in steps (4) and (8), the trust will use

     - a pro rata share of funds in the Group One Pre-Funding Reallocation Account from pre-funded series, if any, remaining after step (10) of the cash flows for each series, or an equivalent step,

to make the scheduled Class B principal deposit. The pro rata share equals:

     - the amount of the scheduled Class B principal deposit that the trust did not make after steps (4) and (8); divided by

     - the aggregate amount of Class B principal deposits or payments for all series that the trust did not make after steps (4) and (8) of the cash flows for the controlled accumulation period or the controlled amortization period for each series, as applicable, or equivalent steps.

(To the Series Principal Funding Account.)

     (12) CLASS C PRINCIPAL. If the trust cannot make the scheduled Class C principal payment in full in steps (6) and (9), the trust will use

     - a pro rata share of funds in the Group One Pre-Funding Reallocation Account from pre-funded series, if any, remaining after step (11) of the cash flows for each series, or an equivalent step,

to make the scheduled Class C principal payment. The pro rata share equals:

     - the amount of Class C principal unpaid after steps (6) and (9); divided by

     - the aggregate amount of Class C principal unpaid for all series after steps (6) and (9) of the cash flows for the controlled accumulation period or the controlled amortization period for each series, as applicable, or equivalent steps.

(To the Series Distribution Account.)

     (13) CLASS A PRINCIPAL. If the trust cannot make the scheduled Class A principal deposit in full in steps (3), (7) and (10), the trust will use

     - a pro rata share of funds in the Collections Account

to make the scheduled Class A principal deposit. The pro rata share equals:

     - the amount of the scheduled Class A principal deposit that the trust did not deposit after steps (3), (7) and (10); divided by

     - the aggregate amount of the scheduled Class A principal deposits or payments for all series with an equivalent cash flow step, other than series in their rapid amortization periods, that the trust did not make after steps (3), (7) and (10) of the cash flows for the controlled accumulation period or the controlled amortization period, as applicable, for each series, or equivalent steps.

(To the Series Principal Funding Account.)

     (14) CLASS B PRINCIPAL. If the trust cannot make the scheduled Class B principal deposit in full in steps (4), (8) and (11), the trust will use

     - a pro rata share of funds in the Collections Account remaining after step
       (13) of the cash flows for each series, or an equivalent step to make the scheduled Class B principal deposit. The pro rata share equals:

     - the amount of the scheduled Class B principal deposit that the trust did not deposit after steps (4), (8) and (11); divided by

     - the aggregate amount of the scheduled Class B principal deposits or payments for all series with an equivalent cash flow step, other than series in their rapid amortization periods, that the trust did not make after steps (4), (8) and (11) of the cash flows for the controlled accumulation period or the controlled amortization period, as applicable, for each series, or equivalent steps.

(To the Series Principal Funding Account.)

     (15) CLASS C PRINCIPAL. If the trust cannot make the scheduled Class C principal deposit in full in steps (6), (9) and (12), the trust will use

     - a pro rata share of funds in the Collections Account remaining after step
       (14) of the cash flows for each series, or an equivalent step to make the scheduled Class C principal deposit. The pro rata share equals:

     - the amount of the scheduled Class C principal deposit that the trust did not deposit after steps (6), (9) and (12); divided by

     - the aggregate amount of the scheduled Class C principal deposits or payments for all series with an equivalent cash flow step, other than series in their rapid amortization periods, that the trust did not make after steps (6), (9) and (12) of the cash flows for the controlled accumulation period or the controlled amortization period, as applicable, for each series, or equivalent steps.

(To the Series Distribution Account.)

     (16) REALLOCATION TO OTHER SERIES. The trustee will deposit

     - funds remaining in the Series Principal Collections Account into the Group One Principal Collections Reallocation Account.

     (17) PAYMENT TO SRFG. The trustee will withdraw

     - amounts remaining in the Collections Account after step (15) of the cash flows for the controlled accumulation period or the controlled amortization period, as applicable, for each series, or an equivalent step, and pay those funds to SRFG.

     (18) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the trustee will deposit

     - amounts remaining in the Group One Principal Collections Reallocation Account

into the Excess Funding Account (General). The trustee will pay to SRFG any funds remaining in the Group One Principal Collections Reallocation Account that it does not need to deposit in the Excess Funding Account (General) to maintain that minimum Seller Interest.

     Rapid Amortization Period. On each distribution date during the Rapid Amortization Period, the trustee, acting for the trust on the servicer's instructions, will apply funds, to the extent they are available, but only to the extent necessary to make any required payment, deposit or reimbursement, in the order set forth below to the accounts indicated below in the parentheses or otherwise:

     (1) The trustee will apply funds as described in steps (1) through (26) for the Revolving Period, except that:

     - The trustee will deposit funds used to reimburse charge-offs in steps
       (5), (6), (7), (12), (13), (15), (20), (22) and (24) into the Series
       Principal Collections Account instead of the Group One Principal Collections Reallocation Account. The trust will use these funds to pay Class A principal, Class B principal and Class C principal.

     (2) PRINCIPAL COLLECTIONS FROM EXCESS FUNDING ACCOUNT (GENERAL). The trustee will deposit

     - a pro rata share of funds in the Excess Funding Account (General)

into the Series Principal Collections Account. The pro rata share equals:

     - the Class A Investor Interest for this series; divided by

     - the sum of the Class A investor interests and, for each series issued prior to Series 2000-2 for which SRFG does not own the Class B certificates, the Class B investor interests, of all series in rapid amortization periods in the trust.

(To the Series Principal Collections Account.)

     (3) PRINCIPAL COLLECTIONS. The trustee will deposit

     - Series Principal Collections remaining after step (1) minus the Series Principal Collections already used as income for this series under the Series Yield Factor provisions into the Series Principal Collections Account.

     (4) CLASS A PRINCIPAL. The trust will use

     - funds deposited in the Series Principal Collections Account to pay Class A principal. (To the Series Distribution Account.)

     (5) CLASS B PRINCIPAL. If the trust has paid all Class A principal in full, the trust will use

     - funds remaining in the Series Principal Collections Account after step
       (4)

to pay Class B principal. (To the Series Distribution Account.)

     (6) CLASS C PRINCIPAL. If the trust has paid Class B principal in full, the trust will use

     - funds remaining in the Series Principal Collections Account after step
       (5)

to pay Class C principal. (To the Series Distribution Account.)

     (7) CLASS A PRINCIPAL. The trust will first use funds in the Group One Principal Collections Reallocation Account to pay the principal of series that are in their controlled amortization periods or controlled accumulation periods. To the extent that funds remain in the account after this use, if the trust cannot pay all Class A principal in full in step (4), the trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series to pay Class A principal. The pro rata share equals:

     - the amount of Class A principal unpaid after step (4); divided by

     - the aggregate amount of Class A principal unpaid for all series in their rapid amortization periods after step (4) of the cash flows for the rapid amortization period for each series, or an equivalent step.

(To the Series Distribution Account.)

     (8) CLASS B PRINCIPAL. If the trust cannot pay all Class B principal in full in step (5), the trust will also use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (7)

to pay Class B principal. The pro rata share equals:

     - the amount of Class B principal unpaid after step (5); divided by

     - the aggregate amount of Class B principal unpaid for all series in their rapid amortization periods after step (5) of the cash flows for the rapid amortization period for each series, or an equivalent step.

(To the Series Distribution Account.)

     (9) CLASS C PRINCIPAL. If the trust cannot pay all Class C principal in full in step (6), the trust will use

     - a pro rata share of funds in the Group One Principal Collections Reallocation Account from other series remaining after step (8)

to pay Class C principal. The pro rata share equals:

     - the amount of Class C principal unpaid after step (6); divided by

     - the aggregate amount of Class C principal unpaid for all series in their rapid amortization periods after step (6) of the cash flows for the rapid amortization period for each series, or an equivalent step.

(To the Series Distribution Account.)

     (10) REALLOCATION TO OTHER SERIES. The trustee will deposit

     - funds remaining in the Series Principal Collections Account after step
       (4)

into the Group One Principal Collections Reallocation Account.

     (11) PAYMENT TO SRFG. The trustee will withdraw

     - amounts remaining in the Collections Account after all withdrawals from the account to pay or deposit principal for any other series in its controlled accumulation period or controlled amortization period, as applicable, and pay those funds to SRFG.

     (12) DEPOSIT TO EXCESS FUNDING ACCOUNT (GENERAL) AND PAYMENT TO SRFG. To the extent necessary to maintain the Seller Interest at the minimum level that the Pooling and Servicing Agreement requires, the trustee will deposit

     - amounts remaining in the Group One Principal Collections Reallocation Account

into the Excess Funding Account (General). The trustee will pay to SRFG any funds remaining in the Group One Principal Collections Reallocation Account that it does not need to deposit in the Excess Funding Account (General) to maintain that minimum Seller Interest.

PAYMENTS

     Interest and Monthly Servicing Fees. On each distribution date, after the trustee applies the funds as described in "-- Cash Flows," the trustee, acting for the trust on the servicer's instructions, will apply funds, to the extent they are available, in the order set forth below to the accounts indicated below in parentheses or otherwise:

     (1) CLASS A INTEREST. The trust will use

     - funds deposited into the Series Distribution Account for Class A to pay Class A interest. (To the Series Interest Funding Account.)

     (2) CLASS B INTEREST. The trust will use

     - funds deposited into the Series Distribution Account for Class B to pay Class B interest. (To the Series Interest Funding Account.)

     (3) CLASS C INTEREST. The trust will use

     - funds deposited into the Series Distribution Account for Class C to pay Class C interest, if any. (To the Series Interest Funding Account.)

     (4) INTEREST PAYMENT TO INVESTORS. The trust will use

     - funds deposited into the Series Interest Funding Account in steps (1),
       (2) and (3)

to pay Class A interest, Class B interest and Class C interest, if any.

     (5) SERIES MONTHLY SERVICING FEES. The trust will use

     - funds deposited into the Series Distribution Account for accrued and unpaid monthly servicing fees for this series to pay accrued and unpaid monthly servicing fees for this series to the servicer.

     Principal. The trustee, acting for the trust on the servicer's instructions, will apply funds to the extent they are available in the order set forth below on the following dates:

     (1) CLASS C PRINCIPAL. On each distribution date during the Revolving Period and the Controlled Accumulation Period, the trust will use

     - funds remaining in the Series Distribution Account after the trust pays interest and monthly servicing fees as described above to make the permitted Class C principal payment, if any.

     (2) CLASS A PRINCIPAL. On the distribution date in May 2012 and each subsequent distribution date during the Controlled Accumulation Period until the trust has paid Class A principal in full, the trust will use

     - funds on deposit in the Series Principal Funding Account to pay all Class A principal.

     (3) CLASS B PRINCIPAL. On the distribution date in June 2012 and each subsequent distribution date during the Controlled Accumulation Period, the trust will use

     - funds remaining in the Series Principal Funding Account after step (2)

to pay all Class B principal.

     (4) CLASS C PRINCIPAL. On each distribution date during the Controlled Accumulation Period after the trust has paid Class A principal and Class B principal in full, the trust will use

     - funds in the Series Distribution Account

to pay all Class C principal.

     (5) SERIES PRINCIPAL. On each distribution date during the Rapid Amortization Period, the trust will use

     - funds on deposit in the Series Principal Funding Account, if any; and

     - funds remaining in the Series Distribution Account after the trust pays interest and monthly servicing fees as described above in the following order:

     - first, the trust will pay Class A principal;

     - second, the trust will pay Class B principal; and

     - third, the trust will pay Class C principal.

SUBORDINATE SERIES

     This series will not be subordinate to any other series. In the future, the trust may issue a series that is subordinate to this series. If the trust issues a subordinate series, the trust will use funds from that series to cover certain shortfalls in this series before the trust uses funds in the Group One Finance Charge Collections Reallocation Account to cover those shortfalls. The extent to which any new series is subordinate to this series will be set forth in the Series Supplement for that series. SRFG does not at this time have any plans to cause the trust to issue a series subordinate to this series and we cannot assure you that the trust will issue a subordinate series in the future.

SALE OF CLASS C CERTIFICATES

     Although SRFG initially will own the Class C Certificates and currently intends to keep them, it may on any date that is at least two months before the beginning of the Controlled Accumulation Period sell or transfer all of the Class C Certificates. SRFG may also increase the interest rate on the Class C Certificates in connection with any sale or transfer of them. SRFG may sell or transfer the Class C Certificates and increase the applicable interest rate only if:

     - SRFG notifies the trustee, the servicer and the Rating Agencies of the proposed sale or transfer of the Class C Certificates, and any proposed increase in the interest rate, at least five days before the transfer or sale takes place;

     - the Rating Agencies advise the trustee that the proposed sale or transfer of the Class C Certificates, and any proposed increase in the interest rate, will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series, including this series;

     - SRFG delivers to the trustee a certificate stating that SRFG reasonably believes that the sale of the Class C Certificates will not have a material adverse effect on the Class A Certificates or the Class B Certificates;

     - there are no outstanding Investor Losses for any class of this series on the day that SRFG sells or transfers the Class C Certificates;

     - the new holders of the Class C Certificates agree that they will not be entitled to receive Class C principal payments until the Class A Investor Interest and the Class B Investor Interest have each been reduced to zero;

     - a Rapid Amortization Event for this series has not occurred; and

     - SRFG delivers to the trustee an opinion of tax counsel that the proposed sale or transfer will not affect the treatment of certain certificates as debt and the treatment of the trust as not an entity subject to tax.

ISSUANCE OF ADDITIONAL CERTIFICATES

     During the Revolving Period, the trust may issue additional certificates that will be identical to the certificates described in this prospectus supplement. Each time the trust issues additional certificates in this series, it will issue a pro rata principal amount of each class of certificates, based on the aggregate face amount of the outstanding certificates; the initial Class Investor Interest and the scheduled principal payments for each class will be increased proportionately to reflect the aggregate face amount of the additional certificates. The additional certificates in one or more classes may be sold in transactions that are exempt from registration under the Securities Act of 1933, or retained by SRFG, even if the Certificates initially issued in that class were sold to investors under this prospectus supplement.

     The trust may issue additional certificates in this series in any aggregate amount at any time during the Revolving Period if:

     - SRFG notifies the trustee, the servicer and the Rating Agencies of the proposed issuance of the additional certificates at least five business days before the trust issues them;

     - after the trust issues the additional certificates, the total amount of Principal Receivables will be greater than or equal to the minimum level required under the Pooling and Servicing Agreement;

     - SRFG delivers to the trustee an executed copy of any agreement relating to credit enhancement provided by a third party in connection with issuing the additional certificates;

     - the Rating Agencies advise SRFG in writing that the proposed issuance of additional certificates will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series, including this series;

     - SRFG delivers to the trustee a certificate stating that SRFG reasonably believes that issuing the additional certificates will not have a material adverse effect on the outstanding certificates of this series;

     - there are no outstanding Investor Losses for any class of this series on the day that the trust issues the additional certificates; and

     - SRFG delivers to the trustee an opinion of tax counsel that issuance of the additional certificates will not affect the treatment of certain certificates as debt and the treatment of the trust as not an entity subject to tax.

PAIRED SERIES

     During the Controlled Accumulation Period, the trust may issue a new series that is paired with this series. The trust will use this "Paired Series" to finance the increase in the Seller Interest that results when the trust deposits Class A principal. The trust will pay the proceeds from the sale of the Paired Series certificates to SRFG, unless SRFG has elected to deposit all or a portion of the sale proceeds into the Series Principal Funding Account for this series or another series. The trust may issue a Paired Series if it can meet the conditions that apply to the issuance of any new series. We have described those conditions under "The Certificates -- Establishing and Issuing New Series" in the prospectus.

     We cannot assure you that the terms of any Paired Series will not have an impact on the timing or amount of payments to this series. In particular, if a rapid amortization event for the Paired Series occurs while this series is in its Controlled Accumulation Period or Rapid Amortization Period, the amount of Principal Collections reallocated to this series may decrease. As a result, principal payments to you or deposits into the Series Principal Funding Account may be smaller than expected or scheduled and the trust's final payment of principal to you may be delayed.

RAPID AMORTIZATION EVENTS

     If a Rapid Amortization Event occurs, the Rapid Amortization Period will begin. A Rapid Amortization Event will occur if:

     - SRFG fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement and fails to make that payment or deposit within five business days after that date; or

     - SRFG materially fails to observe or perform any other material covenant or agreement of SRFG in the Pooling and Servicing Agreement or the Series Supplement and SRFG does not remedy the problem within 60 days after notice is given to:

      - SRFG, by the trustee; or

      - SRFG and the trustee, by investors holding at least 25% of the Class Invested Amount of any class materially adversely affected by SRFG's failure to observe or perform the covenant; or

     - any representation or warranty made by SRFG in the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given by SRFG to the trustee to identify the Accounts, proves to have been materially incorrect when made and continues to be materially incorrect for 60 days after notice is given to:

      - SRFG, by the trustee; or

      - SRFG and the trustee, by investors holding at least 25% of the Class Invested Amount of any class materially adversely affected by the incorrect representation or warranty; or

     - any Servicer Termination Event occurs that would have a material adverse effect on the investors in this series;

and either the trustee or investors whose aggregate Investor Interests equal at least 51% of the Series Investor Interest declare in writing to SRFG and the servicer, and to the trustee if declared by the investors, that a Rapid Amortization Event has occurred for this series.

     A Rapid Amortization Event will occur for all series without notice from the trustee or the investors if:

     - certain events of bankruptcy, insolvency or receivership relating to SRFG, the bank or Sears, when Sears is not the servicer, occur; or

     - SRFG becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days; or

     - the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     - the amount of Principal Receivables in the trust at the end of any Due Period is less than the Minimum Principal Receivables Balance required under the Pooling and Servicing Agreement and SRFG fails to assign Receivables in additional Accounts or participation interests in other pools of credit card receivables to the trust in at least the amount of the deficiency by the distribution date related to the second subsequent Due Period.

     A Rapid Amortization Event will occur for this series without notice from the trustee or the investors if, since June 13, 2002 or the last distribution date on which the Investor Loss for each class of this series equaled zero, whichever is later, there have been three distribution dates on which the Net Yield is less than the Base Rate.

     "Net Yield" equals the annualized percentage of:

      - Series Finance Charge Collections and other income for this series; plus

      - Series Finance Charge Collections and other series income that the trust reallocated to this series from other series; minus

      - this series' pro rata share of the amount of Receivables in the trust that the servicer charged off as uncollectible during the prior Due Period; plus

      - this series' pro rata share of the amount of these charged-off Receivables repurchased by SRFG during that Due Period because they were in accounts that contained Receivables that were not Eligible Receivables; divided by

      - the Series Invested Amount.

     "Base Rate" equals 2.00% -- the investor servicing fee percentage -- plus the weighted average of the Class A, Class B and Class C interest rates.

     If a Rapid Amortization Event occurs, the trust will pay the principal of this series on each distribution date, beginning on the distribution date in the calendar month following the month in which the Rapid Amortization Event occurs. The trust will use:

     - amounts the trust uses to reimburse charge-offs for this series;

     - Class A Principal Collections, excluding those recharacterized as Series Yield Collections;

     - Class B Principal Collections, excluding those recharacterized as Series Yield Collections, and the Class B Excess Funding Amount, remaining after paying any Class A interest or reimbursing Class A charge-offs;

     - Class C Principal Collections, excluding those recharacterized as Series Yield Collections, and the Class C Excess Funding Amount, remaining after paying any Class A or Class B interest or reimbursing Class A or Class B charge-offs;

     - Class A's allocable share of funds in the Excess Funding Account (General); and

     - this series' allocable share of funds in the Group One Principal Collections Reallocation Account

to pay Class A principal until the Class A Invested Amount is zero, then to pay Class B principal until the Class B Invested Amount is zero and then to pay Class C principal until the Class C Invested Amount is zero. In any event, the trust will not make any payments to you after the May 2016 distribution date.

TERMINATION OF SERIES; CLEAN-UP CALL

     This series will terminate upon the earlier of:

     - the business day after the May 2016 distribution date; or

     - the day that the trust makes the final Class C principal payment.

     If the Series Investor Interest is greater than zero after the April 2016 distribution date, the trust will sell Receivables or interests in the Receivables for an amount equal to the remaining Series Investor Interest plus interest on the certificates that will be accrued but unpaid on the May 2016 distribution date; provided, however, that the trust may not sell more than this series' pro rata share of the Receivables in the trust. That pro rata share will equal:

     - the aggregate amount of Receivables in the trust; multiplied by

     - the Series Investor Interest on the distribution date; divided by

     - the Aggregate Investor Interest on the distribution date.

The trust will not sell Receivables that are materially different from the Receivables remaining in the trust. The trustee will deposit the proceeds from this sale into the Series Distribution Account. The trust will use those proceeds to pay the remaining Class A, Class B and Class C principal and interest, to the extent funds are available. This will be the trust's final payment to the investors.

     Under certain circumstances, SRFG may terminate this series by repurchasing and canceling the certificates. The Series Supplement provides that SRFG may purchase the remaining Series Investor Interest from the trust if, after the trust makes payments on any distribution date during the Controlled Accumulation Period or the Rapid Amortization Period:

     - the Series Investor Interest; minus

     - the Class C Investor Interest if SRFG owns the Class C Certificates;
       minus

     - this series' pro rata share of funds on deposit in the Excess Funding Account (General)

is less than or equal to $54,050,000. If SRFG elects to purchase the remaining Series Investor Interest, it will deposit into the Series Distribution Account on the next distribution date an amount equal to:

     - the Series Investor Interest at the end of the prior calendar month; plus

     - all interest accrued but unpaid as of the end of the prior calendar month.

SRFG may not purchase and cancel any Class C Certificates until it purchases and cancels all Class A Certificates and Class B Certificates.

SERVICING COMPENSATION

     The trust will pay the servicer a monthly servicing fee to compensate the servicer for its activities and to reimburse the servicer's expenses. On each distribution date, the trust will use Series Finance Charge Collections and other income for this series, and this series' pro rata share of funds in the Group One Finance Charge Collections Reallocation Account, to the extent available, to pay the monthly servicing fee. The trust will calculate the monthly servicing fee for each class as follows:

     - 2.00% of the Series Investor Interest minus this series' pro rata share of funds on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC), divided by twelve; multiplied by

     - the Class Investor Interest; divided by

     - the Series Investor Interest.

SRFG and the servicer may agree in the future to reduce the 2.00% investor servicing fee percentage.

                              PLAN OF DISTRIBUTION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as placement agent, SRFG and Sears have entered into a placement agency agreement, pursuant to which the placement agent has agreed to use its best efforts to place the Class A(X) Certificates.

     The placement agent has advised SRFG that it proposes to solicit offers of the Class A(X) Certificates from the public at the price set forth on the cover page of this prospectus. It is expected that the Class A(X) Certificates will be purchased by one or more purchasers.

     The placement agent will be compensated as set forth in the following table:

                                                                                AMOUNT
                                                                              PER $1,000       TOTAL
                                                               COMMISSION    OF PRINCIPAL    COMMISSION
                                                               ----------    ------------    ----------
Class A Certificates.......................................      0.400%         $4.00        $1,600,000

     Proceeds to SRFG from the sale of the Class A(X) Certificates, before deducting expenses payable by SRFG, will be 96.0375% of the aggregate principal balance of the Class A(X) Certificates.

     If $400,000,000 of the Class A(X) Certificates are not sold to third party purchasers on December 3, 2002, Merrill Lynch has agreed to purchase from SRFG and SRFG has agreed to sell to Merrill Lynch the remaining unsold Class A(X) Certificates at a purchase price of 96.0375% of the principal amount of the Class A(X) Certificates remaining unsold at that time. The placement agency agreement provides that Merrill Lynch will be obligated to pay for and accept delivery of the remaining unsold Class A(X) Certificates only if its counsel approves of certain legal matters and various other conditions are met. If the trust issues any of the Class A Certificates, it must issue all of the Class A Certificates.

     The placement agent has represented and agreed that:

     (a) it has not offered or sold and, prior to the date which is six months after the date of issue of the Class A(X) Certificates, will not offer or sell any Class A(X) Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

     (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Class A(X) Certificates in, from or otherwise involving the United Kingdom; and

     (c) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Class A(X) Certificates in circumstances in which section 21(1) of the FSMA does not apply to Sears or SRFG.

     There currently is no secondary market for the Class A(X) Certificates, and SRFG and the placement agent cannot assure you that one will develop. If a secondary market for the certificates does develop, it may not continue until the trust has paid the certificates in full.

     SRFG has agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments the placement agent may be required to make in connection with those liabilities.

     In the ordinary course of their respective businesses, the placement agent and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with SRFG, Sears and their affiliates.

     The placement agent and SRFG have agreed that the closing of the sale of the certificates will occur five business days after the date on the cover page of this prospectus supplement or at such later date as they may mutually agree.

     SRFG estimates that its expenses for this offering will be approximately $600,000.

                                 LEGAL MATTERS

     Mayer, Brown, Rowe & Maw and Anastasia D. Kelly, Senior Vice President, General Counsel of Sears, will pass upon the legality of the certificates for SRFG. As of November 20, 2002, Anastasia D. Kelly owned 35,167 shares of Sears common stock (including 743 shares held in Sears 401(k) savings plans) and has been granted stock options with respect to 265,603 additional shares of Sears common stock. Mayer, Brown, Rowe & Maw also will pass upon certain legal matters for SRFG relating to the tax consequences of the certificates' issuance. Skadden, Arps, Slate, Meagher & Flom LLP will pass upon the legality of the certificates for the underwriters. From time to time, Skadden, Arps, Slate, Meagher & Flom LLP performs legal services for Sears and its affiliates.

                               GLOSSARY OF TERMS

     "ACCOUNT" means any account designated pursuant to the Pooling and Servicing Agreement as an account for which SRFG has agreed to transfer all receivables to the trust.

     "AGGREGATE EXCESS FUNDING AMOUNT" means the sum of the amounts on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC).

     "AGGREGATE INVESTOR INTEREST" means the sum of the series investor interests for all outstanding series.

     "ASSIGNMENT AGREEMENT" means the Assignment of Accounts and Sale of Receivables Agreement dated as of September 15, 1994, as amended, between Sears and Sears National Bank.

     "BASE RATE" for each distribution date means 2.00% -- the investor servicing fee percentage -- plus the weighted average of the Class A, Class B and Class C interest rates.

     "CHARGED-OFF AMOUNT" means, for any distribution date:

     - the aggregate amount of Receivables in Accounts that became charged-off accounts in the related Due Period; minus

     - the full amount of any of those Receivables that SRFG repurchased because those Receivables were in Accounts that included Receivables that were not Eligible Receivables.

     "CLASS A CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means, for any distribution date:

     - the Class A Cumulative Investor Charged-Off Amount remaining as of the end of the Due Period related to the prior distribution date; plus

     - the Class A Investor Charged-Off Amount as of the end of the Due Period related to the applicable distribution date,

     in each case as adjusted on each distribution date as described in "The Certificates -- Cash Flows."

     "CLASS A INVESTED AMOUNT" means, as of any distribution date:

     - $900,000,000; minus

     - the amount of principal previously paid to the Class A investors; minus

     - the amount of any losses the Class A investors suffer because of unreimbursed charge-offs, insufficient proceeds from the sale of receivables or investment losses, if any.

     "CLASS A INVESTOR CHARGED-OFF AMOUNT" means, for any distribution date:

     - the Charged-Off Amount for that distribution date; multiplied by

     - the Class Percentage for Class A for the Charged-Off Amount.

     "CLASS A INVESTOR INTEREST" means, as of any distribution date:

     - the Class A Invested Amount; minus

     - the aggregate amount on deposit in the Series Principal Funding Account for the benefit of Class A, other than investment income.

     "CLASS A PRINCIPAL COLLECTIONS" means, for any day or any distribution date:

     - the Class Percentage for Class A for Principal Collections for the related distribution date; multiplied by

     - the amount of Principal Collections for that day or for the related Due Period, as applicable.

     "CLASS B CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means, for any distribution date:

     - the Class B Cumulative Investor Charged-Off Amount remaining as of the end of the Due Period related to the prior distribution date; plus

     - the Class B Investor Charged-Off Amount as of the end of the Due Period related to the applicable distribution date,

in each case as adjusted on each distribution date as described in "The Certificates -- Cash Flows."

     "CLASS B EXCESS FUNDING AMOUNT" means, on any distribution date:

     - the Excess Funding Amount (General), multiplied by

     - the Class B Investor Interest, divided by

     - the Aggregate Investor Interest minus the sum of the class investor interests for all classes of series issued before Series 2000-2 that are owned by SRFG.

     "CLASS B INVESTED AMOUNT" means, as of any distribution date,

     - $73,800,000; minus

     - the amount of principal previously paid to the Class B investors; minus

     - the amount of any losses the Class B investors suffer because of unreimbursed charge-offs, insufficient proceeds from the sale of receivables or investment losses, if any.

     "CLASS B INVESTOR CHARGED-OFF AMOUNT" means, for any distribution date:

     - the Charged-Off Amount for that distribution date; multiplied by

     - the Class Percentage for Class B for the Charged-Off Amount.

     "CLASS B INVESTOR INTEREST" means, as of any distribution date:

     - the Class B Invested Amount; minus

     - the aggregate amount on deposit in the Series Principal Funding Account for the benefit of Class B, other than investment income.

     "CLASS B PRINCIPAL COLLECTIONS" means, for any day or any distribution date:

     - the Class Percentage for Class B for Principal Collections for the related distribution date; multiplied by

     - the amount of Principal Collections for that day or for the related Due Period, as applicable.

     "CLASS C CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means, for any distribution date:

     - the Class C Cumulative Investor Charged-Off Amount as of the end of the Due Period related to the prior distribution date; plus

     - the Class C Investor Charged-Off Amount as of the end of the Due Period related to the applicable distribution date,

in each case as adjusted on each distribution date as described in "The Certificates -- Cash Flows."

     "CLASS C EXCESS FUNDING AMOUNT" means, on any distribution date:

     - the Excess Funding Amount (General), multiplied by

     - the Class C Investor Interest, divided by

     - the Aggregate Investor Interest minus the sum of the class investor interests for all classes of series issued before Series 2000-2 that are owned by SRFG.

     "CLASS C INVESTED AMOUNT" equals the Class C Investor Interest.

     "CLASS C INVESTOR CHARGED-OFF AMOUNT" means, for any distribution date:

     - the Charged-Off Amount for that distribution date; multiplied by

     - the Class Percentage for Class C for the Charged-Off Amount.

     "CLASS C INVESTOR INTEREST" means:

     - $180,047,000; minus

     - the amount of principal previously paid to the Class C investor, initially SRFG; minus

     - the Class C Cumulative Investor Charged-Off Amount.

     "CLASS C PRINCIPAL COLLECTIONS" means for any day or any distribution date:

     - the Class Percentage for Class C for Principal Collections for the related distribution date; multiplied by

     - the amount of Principal Collections for that day or for the related Due Period, as applicable.

     "CLASS CUMULATIVE INVESTOR CHARGED-OFF AMOUNT" means the Class A Cumulative Investor Charged-Off Amount, the Class B Cumulative Investor Charged-Off Amount or the Class C Cumulative Investor Charged-Off Amount, as applicable.

     "CLASS FINANCE CHARGE COLLECTIONS" means, for each class on any day or any distribution date:

     - the Class Percentage for Finance Charge Collections determined as of the related distribution date; multiplied by

     - the amount of Finance Charge Collections for that day or the related Due Period, as applicable;

provided, however, that Class Finance Charge Collections for each class will be increased by the lesser of:

      - the amount of Class Investment Shortfall for such class; and

      - an amount equal to:

        - the total amount of Finance Charge Collections otherwise allocable to the Seller Certificate for the related Due Period; multiplied by

        - the Class Investment Shortfall for that class divided by the sum of the class investment shortfalls for all classes of all outstanding series; and

provided, further, that notwithstanding the foregoing, Class Finance Charge Collections for each class will not, for any such day or distribution date during the Controlled Accumulation Period, exceed the amount that would be available if the Class Percentage equaled:

      - the amount of the Class Investor Interest on the last day of the Due Period prior to the commencement of the Controlled Accumulation Period, divided by

      - the greater of:

        - the amount of Principal Receivables in the trust on the first day of the related Due Period; or

        - the sum of the numerators used in calculating the components of the Series Percentage for Finance Charge Collections for each series in Group One as of such day or distribution date, as applicable.

     "CLASS INVESTED AMOUNT" means the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, as applicable.

     "CLASS INVESTMENT SHORTFALL" for each class for any distribution date during the Controlled Accumulation Period, will mean the amount, if any, by which:

     - the interest rate for such class for the related interest accrual period, multiplied by the amount on deposit in the Series Principal Funding Account for the benefit of such class as of the end of the previous distribution date, divided by twelve, exceeds

     - the income from the investment of funds on deposit in the Series Principal Funding Account for the benefit of such class for the related Due Period.

     "CLASS INVESTOR CHARGED-OFF AMOUNT" means the Class A Investor Charged-Off Amount, the Class B Investor Charged-Off Amount or the Class C Investor Charged-Off Amount, as applicable.

     "CLASS INVESTOR INTEREST" means the Class A Investor Interest, the Class B Investor Interest or the Class C Investor Interest, as applicable.

     "CLASS PERCENTAGE" means, for any class on any distribution date:

     (a) when used for the Charged-Off Amount, the percentage equivalent of a fraction:

     - the numerator of which will be the Class Investor Interest minus the Supplemental Cash allocable to that class; and

     - the denominator of which will be the greater of:

      - the amount of Principal Receivables in the trust, and

      - the Aggregate Investor Interest minus the Excess Funding Amount (General), the Excess Funding Amount (SRC) and the sum of the series pre-funding amounts, if any, for all outstanding series,

in each case on the first day of the related Due Period; or

     (b) when used for Principal Collections before a Rapid Amortization Event occurs, the percentage equivalent of a fraction:

     - the numerator of which will be the Class Investor Interest minus the Supplemental Cash allocable to that class on the first day of the related Due Period; and

     - the denominator of which will be the greater of:

      - the amount of Principal Receivables in the trust on the first day of the related Due Period, and

      - the sum of the numerators used in calculating the components of the Series Percentage for Principal Collections for each series then outstanding as of that distribution date; or

     (c) when used for Principal Collections on and after a Rapid Amortization Event has occurred, the percentage equivalent of a fraction:

     - the numerator of which will be the Class Investor Interest minus the Supplemental Cash allocable to that class on the first day of the Due Period in which the Rapid Amortization Event occurred; and

     - the denominator of which will be the greater of:

      - the amount of Principal Receivables in the trust on the first day of the related Due Period; and

      - the sum of the numerators used in calculating the components of the Series Percentage for Principal Collections for each series then outstanding as of that distribution date; or

     (d) when used for Finance Charge Collections during the Revolving Period or the Controlled Accumulation Period, the percentage equivalent of a fraction:

     - the numerator of which will be the amount of the applicable Class Investor Interest minus the Supplemental Cash allocable to that class on the first day of the related Due Period; and

     - the denominator of which will be the greater of:

      - the amount of Principal Receivables in the trust on the first day of the related Due Period; and

      - the sum of the numerators used in calculating the components of the Series Percentage for Finance Charge Collections for each series then outstanding as of that distribution date; or

     (e) when used for Finance Charge Collections during the Rapid Amortization Period, on each distribution date beginning with the distribution date related to the Due Period in which the Rapid Amortization Event occurs, the percentage equivalent of a fraction:

     - the numerator of which will be the amount of the Class Investor Interest minus the Supplemental Cash allocable to that class on the last day of the related Due Period before the Rapid Amortization Event; and

     - the denominator of which will be the greater of:

      - the amount of Principal Receivables in the trust on the first day of the related Due Period; and

      - the sum of the numerators used in calculating the components of the Series Percentage for Finance Charge Collections for each series then outstanding as of that distribution date.

     "CLASS PRINCIPAL COLLECTIONS" means the Class A Principal Collections, the Class B Principal Collections or the Class C Principal Collections, as applicable.

     "CONTROLLED ACCUMULATION PERIOD" means the period commencing at the opening of business on May 1, 2010, unless the servicer elects to delay the start of the Controlled Accumulation Period, and ending upon the earliest to occur of:

     - the date on which a Rapid Amortization Event for this series occurs;

     - the payment in full of the Series Invested Amount; and

     - the Series Termination Date.

     "DETERMINATION DATE" for any month means the second business day before the distribution date for the month.

     "DUE PERIOD" for any Account is the monthly period beginning on the first day of any calendar month and ending on the last day of that calendar month. The Due Period related to a particular distribution date is the calendar month preceding that distribution date.

     "ELIGIBLE INSTITUTION" means:

     - a depositary institution organized under the laws of the United States, any state or the District of Columbia that at all times has a short-term certificate of deposit rating of A-1+/P-1 or better by the Rating Agencies and whose deposits are insured by the FDIC; or

     - any other institution that will not cause a Rating Agency to reduce or withdraw its rating on any class of certificates of any outstanding series.

     "ELIGIBLE RECEIVABLE" means any Receivable that was eligible to be transferred to the trust by SRFG. A Receivable is an Eligible Receivable if:

     - that Receivable is payable in United States dollars;

     - that Receivable was created in compliance, in all material respects, with all legal requirements that apply to SRFG and to Sears or one of their affiliates, as applicable;

     - that Receivable was created under a contract governing the relevant Account that complies with all legal requirements that apply to SRFG and to Sears or one of their affiliates, as applicable;

     - at the time that Receivable was conveyed to the trust, if that Receivable was created before the related Account was added to the trust, Sears, SRFG or the trust had good and marketable title to that Receivable free and clear of all liens, not including statutory or non-consensual liens;

     - at the time that Receivable was created, if that Receivable was created after the related Account was added to the trust, Sears, SRFG or the trust had good and marketable title to that Receivable free and clear of all liens, not including statutory or non-consensual liens; and

     - that Receivable is an "account," "general intangible" or "chattel paper" as defined in Article 9 of the Uniform Commercial Code in effect in the State of New York.

     "EXCESS FUNDING AMOUNT (GENERAL)" for any distribution date means the amount on deposit in the Excess Funding Account (General) less investment earnings.

     "EXCESS FUNDING AMOUNT (SRC)" for any distribution date means the amount on deposit in the Excess Funding Account (SRC) less investment earnings.

     "FINANCE CHARGE COLLECTIONS" means all collections on the Receivables in any Due Period up to the aggregate amount of Finance Charge Receivables billed for the applicable Due Period plus Interchange realized by the servicer during the applicable Due Period.

     "FINANCE CHARGE RECEIVABLES" means, for any Account for any Due Period, the amount recorded as finance charges and, if applicable, fees and other amounts treated as finance charges on that Account for that Due Period.

     "GROUP AVAILABLE PRINCIPAL AMOUNT" means, for each distribution date:

     - the amount remaining on deposit in the Group One Principal Collections Reallocation Account on that distribution date after all withdrawals have been made from that account for the benefit of any series in Group One, but before that amount is withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG; minus

     - the amount deposited in the Group One Principal Collections Reallocation Account from the series collections account of any series in Group One that has a controlled amortization period or controlled accumulation period, as applicable, beginning before the first day of the February 2006 Due Period; minus

     - the amount deposited in the Group One Principal Collections Reallocation Account from the series principal collections account of any series in Group One that has a controlled amortization period or controlled accumulation period, as applicable, ending before the first day of the February 2006 Due Period; minus

     - the amount deposited in the Group One Principal Collections Reallocation Account from the series principal collections account of any series in Group One that is in its rapid amortization period.

     "GROUP EXCESS FUNDING AMOUNT" means:

     - the Aggregate Excess Funding Amount; multiplied by

     - the sum of the numerators used in calculating the class percentage for Principal Collections for all classes of all series, including the classes of this series, in Group One; divided by

     - the sum of the numerators used in calculating the class percentage for Principal Collections for all classes of all outstanding series.

     "GROUP ONE" means the group of series in the trust to which your series currently belongs.

     "GROUP ONE PRE-FUNDING REALLOCATION ACCOUNT" means an account established in connection with the pre-funding of any series in Group One.

     "HIGHEST RATING" means, with respect to Moody's, P-1 or Aaa and, with respect to Standard & Poor's, A-1+ or AAA, or any rating that will not cause a Rating Agency to reduce or withdraw its rating on any class of any outstanding series.

     "INTEREST PAYMENT DATE" means the 15th day of each calendar month, or if not a business day, the next business day, beginning in July 2002.

     "INTERCHANGE" means interchange fees or interchange reimbursement fees payable to Sears National Bank with respect to the Accounts.

     "INVESTED AMOUNT" means, for any certificate of a series:

     - the initial face amount of the certificate; minus

     - the amount of principal the trust has previously paid on that certificate; minus

     - the amount of any losses the certificate suffers because of unreimbursed charge-offs, insufficient proceeds from the sale of receivables or investment losses, if any.

     "INVESTOR ACCOUNTS" means the following accounts that the trustee has established, will establish or may establish in the name of the trust:

     - the Series Collections Account;

     - the Series Principal Collections Account;

     - the Series Interest Funding Account;

     - the Series Principal Funding Account;

     - the Series Distribution Account;

     - the Series Reserve Account;

     - the Group One Collections Account;

     - the Group One Finance Charge Collections Reallocation Account;

     - the Group One Principal Collections Reallocation Account;

     - the Collections Account;

     - the Excess Funding Account (General); and

     - the Excess Funding Account (SRC).

     "INVESTOR INTEREST" means, for any certificate of a series:

     - the Invested Amount for that certificate; minus

     - the amount of funds in the applicable Series Principal Funding Account, if any, allocated to that certificate.

     "INVESTOR LOSS" means, for each class as of any distribution date, the Class Cumulative Investor Charged-Off Amount after giving effect to the allocations and payments on that distribution date, and if the Receivables are sold in connection with the termination of the trust or this series, the amount, if any, by which the Class Investor Interest, determined immediately before the sale, exceeds the net proceeds of the sale that are payable to the class.

     "INVESTOR SERVICING FEE" means, for any distribution date or the related Due Period:

     - the investor servicing fee percentage of 2.00% per year, divided by twelve; multiplied by

     - the Series Investor Interest minus the Supplemental Cash, if any, allocable to this series on the first day of the related Due Period.

     "LIBOR" means, for any interest accrual period, the rate determined by the trustee two business days before the beginning of the interest accrual period as follows:

     - If a rate for one-month deposits in United States dollars appears on Telerate Page 3750 as of 11:00 a.m., London time, on that day, then LIBOR will be the rate that appears on that page.

     - If no rate appears on Telerate Page 3750 as described above on that day, the trustee will request the principal London office of four major banks in the London interbank market to provide a quotation of the rate, at approximately 11:00 a.m., London time, on that day, at which it would offer one-month dollar deposits in U.S. dollars to prime banks in the London interbank market.

     - If at least two banks provide the requested quotations, then LIBOR will be the arithmetic mean of the quotations.

     - If fewer than two banks provide the requested quotations described above, the trustee will request four major banks in New York City to provide a quotation of the rate, at approximately 11:00 a.m., New York City time, on that day, at which it would offer one-month loans in U.S. dollars to leading European banks, and LIBOR will be the arithmetic mean of those quotations.

     - If the trustee cannot obtain the requested quotations, LIBOR will be the rate determined for the prior interest accrual period.

     "MINIMUM PRINCIPAL RECEIVABLES BALANCE" means, on any Determination Date, the sum of the Series Minimum Principal Receivables Balances for all outstanding series in the trust.

     "MINIMUM RECEIVABLES TRIGGER" means the earliest of:

     - the beginning of the Due Period immediately following the Due Period related to the distribution date during the Controlled Accumulation Period for this series on which the Series Available Principal Amount is less than zero;

     - the date on which a Rapid Amortization Event for this series occurs; or

     - a date selected by the servicer, if any, provided that the servicer provides notification of that date to SRFG, the trustee and the Rating Agencies no later than two business days before the selected date.

     "MONTHLY SERVICER CERTIFICATE" means the certificate of an officer of the servicer, in the form attached as an exhibit to the Series Supplement.

     "NET YIELD" means, for any Due Period or any distribution date, the annualized percentage equivalent of a fraction:

     - the numerator of which is:

      - the sum of the Series Finance Charge Collections, Series Additional Allocable Amounts, and finance charge collections and series additional allocable amounts, if any, reallocated to this series; minus

      - the Series Investor Charged-Off Amount; and

     - the denominator of which is the Series Invested Amount.

     "PAIRED SERIES" means a new series paired with this series that may be used to finance the increase in the Seller Interest that results when the trust deposits Class A principal or Class B principal into the Series Principal Funding Account.

     "PERMITTED INVESTMENTS" means securities or negotiable instruments that represent:

     - obligations issued or fully guaranteed by the United States of America;

     - time deposits in or banker's acceptances issued by depository institutions or trust companies whose short-term deposits or commercial paper have the Highest Rating;

     - commercial paper or other short-term obligations that have the Highest Rating at the time of the trust's investment;

     - investments in money market or common trust funds that have the Highest Rating;

     - demand deposits in any depository institution or trust company whose short-term deposits or commercial paper have the Highest Rating;

     - certain repurchase agreements with either:

      - an entity subject to the Bankruptcy Code; or

      - a financial institution insured by the FDIC or any broker-dealer with "retail customers" which is under the jurisdiction of the SIPC; and

     - any other investment, including:

      - shares of open-end mutual funds that invest only in obligations issued or fully guaranteed by the United States of America; and

      - guaranteed investment contracts, if that investment will not cause a Rating Agency to reduce or withdraw its rating on any class of any outstanding series.

     "PRINCIPAL COLLECTIONS" means all collections on the Receivables in any month other than Finance Charge Collections.

     "PRINCIPAL RECEIVABLES" means all Receivables other than Finance Charge Receivables.

     "QUALIFIED TRUST INSTITUTION" means:

     - a depositary institution organized under the laws of the United States, any state or the District of Columbia, or a domestic branch of a foreign bank, that:

      - acts as a trustee for funds deposited in segregated trust accounts in its corporate trust department, and

      - has securities that have an investment grade credit rating from each Rating Agency; or

     - any other institution that will not cause a Rating Agency to reduce or withdraw its rating on any class of certificates of any outstanding series.

     "RAPID AMORTIZATION EVENT" means a specified event that might impair the long-term ability of the trust to make all required payments, and which therefore triggers the commencement of the Rapid Amortization Period. We describe these events in "The Certificates -- Rapid Amortization Events."

     "RAPID AMORTIZATION PERIOD" means the period from, and including, the date on which a Rapid Amortization Event occurs to, and including, the earlier of:

     - the date of the final distribution to the investors in this series; or

     - the Series Termination Date.

The first distribution date of the Rapid Amortization Period will be the distribution date in the calendar month following the date on which a Rapid Amortization Event occurs.

     "RATING AGENCY" means Moody's Investors Service, Inc. or Standard & Poor's Ratings Services unless otherwise set forth in the Series Supplement for this series. "Rating Agencies" means both Moody's

Investors Service, Inc. and Standard & Poor's Ratings Services unless otherwise set forth in the Series Supplement for this series.

     "RECEIVABLE" means any receivable arising in an Account.

     "REQUIRED DAILY DEPOSIT" will mean during any month the servicer is required to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows, up to the amount of interest and principal expected to be paid to investors in this series on the related distribution date, as more fully specified in the Series Supplement.

     "REVOLVING PERIOD" means the period that began on June 1, 2002, and ending on the earlier of:

     - the day before the Controlled Accumulation Period begins, or

     - the day before a Rapid Amortization Event occurs.

     "SELLER INTEREST" means the interest in the trust not represented by the certificates of any series.

     "SELLER PRINCIPAL COLLECTIONS" means, for any day or any distribution date, the amount of Principal Collections for that day or the related Due Period that is not characterized as Series Principal Collections for any series.

     "SERIES ADDITIONAL ALLOCABLE AMOUNTS," if any, means, for any distribution date, the sum of:

     - Series Yield Collections;

     - Series Investment Income;

     - Series Additional Investor Funds; and

     - funds transferred from the Series Reserve Account to the Series Collections Account, if any.

     "SERIES ADDITIONAL FUNDS," if any, means, for any distribution date, the additional funds deposited into the Series Collections Account on that distribution date.

     "SERIES ADDITIONAL INVESTOR FUNDS," if applicable, means, for any distribution date, the Series Additional Funds, if any, that the trust does not apply to pay the Investor Servicing Fee.

     "SERIES AGGREGATE EXCESS FUNDING AMOUNT" means the lesser of:

     - the Series Investor Interest; divided by the sum of the series investor interests for all outstanding series in Group One, multiplied by the Group Excess Funding Amount; and

     - the Series Investor Interest, divided by the sum of the series investor interests for all outstanding series in Group One minus the sum of the class investor interests for all classes for all outstanding series issued prior to Series 2000-2 that are owned by SRFG, multiplied by the Excess Funding Amount (General).

     "SERIES ALLOCABLE INVESTMENT AMOUNT" means, for any distribution date, the sum of:

     - the investment income on funds on deposit in the Collections Account for the related Due Period, multiplied by the sum of the numerators for all classes in this series used in calculating the Class Percentage for Finance Charge Collections, divided by the sum of the numerators used in calculating the class percentage for Finance Charge Collections for all classes of all outstanding series; plus

     - the investment income on funds on deposit in the Group One Collections Account for the related Due Period, multiplied by the sum of the numerators for all classes in this series used in calculating the Class Percentage for Finance Charge Collections, divided by the sum of the numerators used in calculating the class percentage for Finance Charge Collections for all classes of all series in Group One.

     "SERIES AVAILABLE PRINCIPAL AMOUNT" means, for any distribution date, for each series in Group One that is in its controlled amortization period or controlled accumulation period, as applicable, an amount calculated as follows:
For each such series, in sequence, beginning with the series with the largest series Investor Interest as of that distribution date -- and if more than one series has the same series Investor Interest on that distribution date, beginning with whichever of such series has the longest time remaining in its controlled amortization period or controlled accumulation period, as applicable, assuming that no rapid amortization event occurs with respect to that series -- an amount equal to:

     - the Group Available Principal Amount; minus

     - the difference between the Series Required Principal Amount and the amount of such series' controlled amortization amount or controlled accumulation amount, as applicable, that was funded on the distribution date, including any portion of the amount that was funded by amounts withdrawn from the Group One Principal Collections Reallocation Account but excluding any portion of the amount that was funded by amounts withdrawn from the Collections Account, in each case as described in "The Certificates -- Cash Flows."

For purposes of calculating the series available principal amount for each other such series, the Group Available Principal Amount shall be reduced by the amount calculated in the second bullet point above for each prior series for which the series available principal amount was calculated.

     "SERIES CUT-OFF DATE" means May 31, 2002.

     "SERIES FINANCE CHARGE COLLECTIONS" means, for any day or any distribution date, the sum of the amount of Class Finance Charge Collections for each class of this series for that day or for the related Due Period, as applicable.

     "SERIES INVESTED AMOUNT" means, for any distribution date, the sum of the Class Invested Amounts for each class of this series on that distribution date.

     "SERIES INVESTMENT INCOME" means, for any distribution date, the sum of:

     - the income from the investment of funds on deposit in the Series Interest Funding Account;

     - the income from the investment of funds on deposit in the Series Principal Funding Account;

     - the income from the investment of funds with respect to the Series Aggregate Excess Funding Amount; and

     - the Series Allocable Investment Amount.

     "SERIES INVESTOR INTEREST" means, for any distribution date, the sum of the Class Investor Interests for each class of this series on that distribution date.

     "SERIES INVESTOR CHARGED-OFF AMOUNT" means the sum of the Class Investor Charged-Off Amounts for each class of this series.

     "SERIES MINIMUM PRINCIPAL RECEIVABLES BALANCE" means, for this series, on any Determination Date, greater of:

     - the Series Investor Interest minus Supplemental Cash on that Determination Date, divided by 0.909; or

     - if a Minimum Receivables Trigger has occurred, the Series Investor Interest as of the first day of the Due Period before the Minimum Receivables Trigger occurred minus the following:

      (a) Supplemental Cash as of the first day of the Due Period before the Minimum Receivables Trigger occurred, and

      (b) the series Investor Interest, minus Supplemental Cash, of any new series issued in Group One after the date of the Minimum Receivables Trigger, provided that the controlled accumulation period or controlled amortization period, as applicable, for the new series commences after the first day of the August 2012 Due Period. The series Investor Interest for a new series used in this clause (b) will be as adjusted to deduct any portion of the series Investor Interest used, in the discretion of the servicer, to determine the series minimum principal receivables balance for any other series in Group One.

     "SERIES PERCENTAGE" for any specified type of collections or charge-offs means, on any distribution date, the sum of the Class Percentages for that specified type of collections or charge-offs for each class of a series on that distribution date.

     "SERIES PRINCIPAL COLLECTIONS" means, for any day or any distribution date, the sum of the amount of Class Principal Collections for each class of this series for that day or for the related Due Period, as applicable.

     "SERIES RESERVE FUND MONTHLY DEPOSIT AMOUNT" means the amount the servicer determines on or before the end of a Due Period that will be deposited from the Group One Finance Charge Collections Reallocation Account into the Series Reserve Account on the related distribution date.

     "SERIES REQUIRED PRINCIPAL AMOUNT" means, for each distribution date and each series in Group One that is in its controlled amortization period or controlled accumulation period, as applicable:

     - 1.20; multiplied by

     - the controlled amortization amount or the controlled accumulation amount, as applicable, for the series for each distribution date.

     "SERIES SUPPLEMENT" means the Series Supplement dated as of the closing of the sale of the certificates to the underwriters, to the Pooling and Servicing Agreement, as amended, modified or supplemented from time to time.

     "SERIES TERMINATION DATE" means the business day following the May 2016 distribution date.

     "SERIES YIELD COLLECTIONS" means, for any day or any distribution date:

     - the Series Yield Factor; multiplied by

     - the amount of Series Principal Collections for that day or the related Due Period, as applicable.

     "SERIES YIELD FACTOR" is initially zero, but may be increased in accordance with the terms of the Series Supplement.

     "SERVICER TERMINATION EVENT" means any event that gives the trustee or investors holding at least 51% of the aggregate invested amount of certificates the right to terminate all of the rights and obligations of the servicer under the Pooling and Servicing Agreement.

     "SHIAS" mean Sears Home Improvement Accounts, and predecessor accounts.

     "SUPPLEMENTAL CASH" for any distribution date means the Series Aggregate Excess Funding Amount for that distribution date. For purposes of this prospectus supplement, allocations of Supplemental Cash for any class shall be made according to the following calculation:

     - the Supplemental Cash; multiplied by

     - the Class Investor Interest for that class; divided by

     - the Series Investor Interest.

     "TSYS" means Total System Services, Inc.

                                                                         ANNEX A

                                  OTHER SERIES

     The table below sets forth the principal characteristics of the Class A, Class B and Class C Master Trust Certificates of Series 1995-5, Series 1996-3, Series 1996-4, Series 1996-5, Series 1997-1, Series 1998-2, Series 1999-1,
Series 1999-2, Series 1999-3, Series 2000-1, Series 2000-2, Series 2000-3,
Series 2000-4, Series 2001-1, Series 2001-2, Series 2001-3, Series 2002-1, the
Class A and Class C Master Trust Variable Funding Certificates of Series 2002-VFC, Series 2002-2, Series 2002-3 and Series 2002-4, which are the only series previously issued by the trust and currently outstanding, and the expected terms of Series 2002-5. On or about December 1, 2002, additional Class C certificates will be issued under certain series.

1.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1995-5
     Group.......................................................                      One
     Class A Initial Investor Amount.............................             $500,000,000
     Class B Initial Investor Amount.............................              $22,730,000
     Class C Initial Investor Amount.............................              $65,520,000
     Class A Certificate Rate....................................                    6.05%
     Class B Certificate Rate....................................                    6.20%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............           March 15, 2002
     Class A Expected Final Payment Date.........................        February 17, 2004
     Class B Expected Final Payment Date.........................           March 15, 2004
     Class C Expected Final Payment Date.........................           April 15, 2004
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................        December 12, 1995
     Series Termination Date.....................................         January 16, 2008

     Series 1995-5 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

2.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1996-3
     Group.......................................................                      One
     Class A Initial Investor Amount.............................             $500,000,000
     Class B Initial Investor Amount.............................              $22,500,000
     Class C Initial Investor Amount.............................              $65,740,000
     Class A Certificate Rate....................................                    7.00%
     Class B Certificate Rate....................................                    7.10%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          August 15, 2002
     Class A Expected Final Payment Date.........................            July 15, 2004
     Class B Expected Final Payment Date.........................          August 16, 2004
     Class C Expected Final Payment Date.........................       September 15, 2004
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................           August 6, 1996
     Series Termination Date.....................................            July 16, 2008

     Series 1996-3 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

3.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1996-4
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $500,000,000
     Class B Initial Investor Interest...........................              $22,500,000
     Class C Initial Investor Interest...........................              $65,740,000
     Class A Certificate Rate....................................                    6.45%
     Class B Certificate Rate....................................                    6.65%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............        November 15, 2000
     Class A Expected Final Payment Date.........................         October 15, 2002
     Class B Expected Final Payment Date.........................        November 15, 2002
     Class C Expected Final Payment Date.........................        December 16, 2002
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................         October 29, 1996
     Series Termination Date.....................................         October 17, 2006

     Series 1996-4 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

4.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1996-5
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $500,000,000
     Class B Initial Investor Interest...........................              $25,000,000
     Class C Initial Investor Interest...........................             $103,931,000
     Class A Certificate Rate....................................     One-month LIBOR plus
                                                                                     0.23%
     Class B Certificate Rate....................................     One-month LIBOR plus
                                                                                     0.43%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............         January 16, 2006
     Class A Expected Final Payment Date.........................        December 17, 2007
     Class B Expected Final Payment Date.........................        February 15, 2008
     Class C Expected Final Payment Date.........................           March 17, 2008
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................        December 16, 1996
     Series Termination Date.....................................        December 16, 2011

     Series 1996-5 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

5.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1997-1
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $500,000,000
     Class B Initial Investor Interest...........................              $22,500,000
     Class C Initial Investor Interest...........................              $65,740,000
     Class A Certificate Rate....................................                    6.20%
     Class B Certificate Rate....................................                    6.40%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          August 15, 2001
     Class A Expected Final Payment Date.........................          August 15, 2003
     Class B Expected Final Payment Date.........................       September 15, 2003
     Class C Expected Final Payment Date.........................         October 15, 2003
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................            July 31, 1997
     Series Termination Date.....................................            July 17, 2007

     Series 1997-1 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

6.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1998-2
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $450,000,000
     Class B Initial Investor Interest...........................              $32,000,000
     Class C Initial Investor Interest...........................              $48,000,000
     Class A Certificate Rate....................................                    5.25%
     Class B Certificate Rate....................................                       0%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............        November 15, 2002
     Class A Expected Final Payment Date.........................         October 15, 2004
     Class B Expected Final Payment Date.........................        December 15, 2004
     Class C Expected Final Payment Date.........................         January 17, 2005
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................         November 9, 1998
     Series Termination Date.....................................         October 16, 2008

     Series 1998-2 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

7.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1999-1
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $500,000,000
     Class B Initial Investor Interest...........................              $35,300,000
     Class C Initial Investor Interest...........................              $52,950,000
     Class A Certificate Rate....................................                    5.65%
     Class B Certificate Rate....................................                       0%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............           April 15, 2003
     Class A Expected Final Payment Date.........................           March 15, 2005
     Class B Expected Final Payment Date.........................             May 15, 2005
     Class C Expected Final Payment Date.........................            June 17, 2005
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................           March 23, 1999
     Series Termination Date.....................................           March 17, 2009

     Series 1999-1 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

8.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1999-2
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $500,000,000
     Class B Initial Investor Interest...........................              $35,300,000
     Class C Initial Investor Interest...........................              $52,950,000
     Class A Certificate Rate....................................                    6.35%
     Class B Certificate Rate....................................                       0%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............           March 15, 2002
     Class A Expected Final Payment Date.........................        February 17, 2003
     Class B Expected Final Payment Date.........................           April 15, 2003
     Class C Expected Final Payment Date.........................             May 15, 2003
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................       September 27, 1999
     Series Termination Date.....................................        February 16, 2007

     Series 1999-2 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

9.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 1999-3
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $400,000,000
     Class B Initial Investor Interest...........................              $28,250,000
     Class C Initial Investor Interest...........................              $42,400,000
     Class A Certificate Rate....................................                    6.45%
     Class B Certificate Rate....................................                       0%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............        December 15, 2003
     Class A Expected Final Payment Date.........................        November 15, 2005
     Class B Expected Final Payment Date.........................        December 15, 2005
     Class C Expected Final Payment Date.........................        February 15, 2006
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................        November 23, 1999
     Series Termination Date.....................................        November 17, 2009

     Series 1999-3 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

10.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2000-1
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $850,000,000
     Class B Initial Investor Interest...........................              $60,000,000
     Class C Initial Investor Interest...........................              $90,000,000
     Class A Certificate Rate....................................                    7.25%
     Class B Certificate Rate....................................                    7.50%
     Class C Certificate Rate....................................                       0%
     Type........................................................  Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............        December 16, 2002
     Class A Expected Final Payment Date.........................        November 17, 2003
     Class B Expected Final Payment Date.........................        December 15, 2003
     Class C Expected Final Payment Date.........................         January 15, 2004
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................             June 7, 2000
     Series Termination Date.....................................        November 16, 2007

     Series 2000-1 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

11.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2000-2
     Group.......................................................                      One
     Class A Initial Investor Interest...........................             $500,000,000
     Class B Initial Investor Interest...........................              $35,300,000
     Class C Initial Investor Interest...........................              $52,950,000
     Class A Certificate Rate....................................                    6.75%
     Class B Certificate Rate....................................                    7.00%
     Class C Certificate Rate....................................                       0%
     Type........................................................              Soft Bullet
     Class A Expected Final Payment Date.........................       September 15, 2005
     Class B Expected Final Payment Date.........................         October 17, 2005
     Class C Expected Final Payment Date.........................        December 15, 2005
     Type of Credit Enhancement..................................            Subordination
     Series Closing Date.........................................       September 28, 2000
     Series Termination Date.....................................       September 16, 2009

     Series 2000-2 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

12.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2000-3
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $600,000,000
     Class B Initial Investor Interest...........................       $49,000,000
     Class C Initial Investor Interest...........................      $106,000,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.16%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.38%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................  October 15, 2004
     Class B Expected Final Payment Date.........................      November 15,
                                                                               2004
     Class C Expected Final Payment Date.........................  January 18, 2005
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................  November 2, 2000
     Series Termination Date.....................................  October 16, 2008

     Series 2000-3 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

13.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2000-4
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $500,000,000
     Class B Initial Investor Interest...........................       $40,500,000
     Class C Initial Investor Interest...........................       $88,500,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.25%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.53%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................  October 15, 2007
     Class B Expected Final Payment Date.........................      November 15,
                                                                               2007
     Class C Expected Final Payment Date.........................  January 18, 2008
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................  November 2, 2000
     Series Termination Date.....................................  October 18, 2011

     Series 2000-4 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

14.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2001-1
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $600,000,000
     Class B Initial Investor Interest...........................       $49,000,000
     Class C Initial Investor Interest...........................      $106,000,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.18%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                        plus 0.425%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................      February 15,
                                                                               2006
     Class B Expected Final Payment Date.........................    March 15, 2006
     Class C Expected Final Payment Date.........................      May 15, 2006
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................     March 8, 2001
     Series Termination Date.....................................      February 16,
                                                                               2010

     Series 2001-1 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

15.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2001-2
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $700,000,000
     Class B Initial Investor Interest...........................       $57,000,000
     Class C Initial Investor Interest...........................      $123,600,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.11%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.29%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................     June 15, 2004
     Class B Expected Final Payment Date.........................     July 15, 2004
     Class C Expected Final Payment Date.........................     September 15,
                                                                               2004
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................     June 15, 2001
     Series Termination Date.....................................     June 16, 2008

     Series 2001-2 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

16.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2001-3
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $700,000,000
     Class B Initial Investor Interest...........................       $57,000,000
     Class C Initial Investor Interest...........................      $123,600,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.25%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.54%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................     September 15,
                                                                               2006
     Class B Expected Final Payment Date.........................  October 16, 2006
     Class C Expected Final Payment Date.........................      December 15,
                                                                               2006
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................   October 1, 2001
     Series Termination Date.....................................     September 16,
                                                                               2010

     Series 2001-3 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

17.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2002-1
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $700,000,000
     Class B Initial Investor Interest...........................       $57,000,000
     Class C Initial Investor Interest...........................      $123,600,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.10%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.37%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................      February 15,
                                                                               2005
     Class B Expected Final Payment Date.........................    March 15, 2005
     Class C Expected Final Payment Date.........................      May 16, 2005
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................      February 22,
                                                                               2002
     Series Termination Date.....................................      February 18,
                                                                               2009

     Series 2002-2 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

18.  SERIES 2002-VFC

     The trust has also issued Class A and Class C Master Trust Variable Funding Certificates, Series 2002-VFC, which is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of the Series 2002-VFC certificates may be increased or decreased from time to time subject to a maximum amount. The initial maximum Class A invested amount is $1,500,000,000, which may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the seller and the holders of Series 2002-VFC certificates, which are currently five separate conduit purchasers. Series 2002-VFC is in a revolving period until February 1, 2005 unless an early amortization event occurs prior to that date. In addition, the revolving period may end prior to February 1, 2005 with respect to a portion of the Class A investor interest if a conduit purchaser does not extend the scheduled purchase expiration date from time to time with respect to that portion. That revolving period may be extended by mutual agreement of the seller and the holders of Series 2002-VFC certificates.

19.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2002-2
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $750,000,000
     Class B Initial Investor Interest...........................       $61,000,000
     Class C Initial Investor Interest...........................      $132,500,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.22%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.51%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................    April 15, 2009
     Class B Expected Final Payment Date.........................      May 15, 2009
     Class C Expected Final Payment Date.........................     July 15, 2009
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................       May 8, 2002
     Series Termination Date.....................................    April 16, 2013

     Series 2002-2 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

20.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2002-3
     Group.......................................................               One
     Class A Initial Investor Interest*..........................      $500,000,000
     Class B Initial Investor Interest*..........................       $40,500,000
     Class C Initial Investor Interest*..........................       $88,500,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.29%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.67%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................      May 15, 2012
     Class B Expected Final Payment Date.........................     June 15, 2012
     Class C Expected Final Payment Date.........................   August 15, 2012
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................     June 13, 2002
     Series Termination Date.....................................      May 17, 2016

     Series 2002-3 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.
---------------
* Before giving effect to the issuance of the Class A(X) Certificates and additional Class B Certificates and Class C Certificates.

21.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2002-4
     Group.......................................................               One
     Class A Initial Investor Interest...........................    $1,000,000,000
     Class B Initial Investor Interest...........................       $81,000,000
     Class C Initial Investor Interest...........................      $177,000,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.13%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                        plus 0.425%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................   August 15, 2005
     Class B Expected Final Payment Date.........................     September 15,
                                                                               2005
     Class C Expected Final Payment Date.........................      November 15,
                                                                               2005
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................     September 12,
                                                                               2002
     Series Termination Date.....................................   August 18, 2009

     Series 2002-4 provides for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

22.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES,
     SERIES 2002-5, expected to be issued on December 3, 2002
     Group.......................................................               One
     Class A Initial Investor Interest...........................      $750,000,000
     Class B Initial Investor Interest...........................       $62,500,000
     Class C Initial Investor Interest...........................      $149,100,000
     Class A Certificate Rate....................................   One-month LIBOR
                                                                         plus 0.38%
     Class B Certificate Rate....................................   One-month LIBOR
                                                                         plus 1.25%
     Class C Certificate Rate....................................                0%
     Type........................................................       Soft Bullet
     Class A Expected Final Payment Date.........................      November 15,
                                                                               2005
     Class B Expected Final Payment Date.........................      December 15,
                                                                               2005
     Class C Expected Final Payment Date.........................      February 15,
                                                                               2006
     Type of Credit Enhancement..................................     Subordination
     Series Closing Date.........................................  December 3, 2002
     Series Termination Date.....................................      November 17,
                                                                               2009

     Series 2002-5 is expected to provide for reallocation of collections to other series in Group One to the extent provided in the series supplement relating to such other series.

PROSPECTUS

                           MASTER TRUST CERTIFICATES

                      SEARS CREDIT ACCOUNT MASTER TRUST II
                                     ISSUER

SEARS, ROEBUCK AND CO.        SRFG, INC.
       SERVICER                 SELLER

                            ------------------------

 ------------------------------------    THE TRUST
 The certificates represent interests    - Sears, Roebuck and Co., SRFG, Inc. and The
 in the trust and are not obligations      Bank of New York as successor to Bank One,
 of Sears, Roebuck and Co., Sears          National Association, as trustee, formed the
 National Bank, SRFG, Inc. or any of       Sears Credit Account Master Trust II in July
 their affiliates.                         1994.
                                         - The trust's assets include a portfolio of
 Neither the FDIC nor any other            receivables from selected charge accounts
 governmental agency has insured or        originated by Sears, Sears National Bank or
 guaranteed the certificates or the        their affiliates.
 trust's assets.                         THE CERTIFICATES
                                         - SRFG intends to sell certificates in one or
 SRFG and its underwriters and agents      more series from time to time, representing
 will not sell certificates to you         interests in the trust.
 unless you have received both this      - Your interest in the trust will include the
 prospectus and a prospectus               right to receive a varying percentage of each
 supplement describing the terms of        month's collections of receivables and
 that series of certificates.              interchange.
                                         - The trust will pay interest and principal on
------------------------------------       each series of certificates as specified in
                                           the prospectus supplement for the series.
                                         CREDIT ENHANCEMENT
                                         - SRFG may provide credit enhancement to a
                                           series or class of certificates, which the
                                           prospectus supplement for a series will
                                           describe.

                            ------------------------

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

November 12, 2002

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
Overview of the Information in this
  Prospectus and the Prospectus
  Supplement.......................     3
Prospectus Summary.................     4
The Seller.........................    12
The Servicer.......................    12
The Credit Card Bank...............    12
The Trustee........................    13
Legal Matters Relating to the
  Receivables......................    13
  Transfer of Receivables..........    13
  Security Interests in
     Receivables...................    14
  Insolvency Related Matters.......    15
  Consumer Protection Laws and
     Debtor Relief Laws Applicable
     to the Receivables............    16
  Claims and Defenses of Credit
     Account Customers Against the
     Trust.........................    17
The Trust..........................    17
  Formation of the Trust...........    17
  Interchange......................    18
  Collections Account and Group
     Collections Accounts..........    19
  Adjustments to Receivables.......    20
  Additions of Accounts............    20
  Removal of Accounts..............    22
  Repurchase of Trust Portfolio....    23
  Repurchase of Specified
     Receivables...................    24
  Termination of the Trust.........    25
  Indemnification of Trust and
     Trustee.......................    25
The Certificates...................    25
  General..........................    26
  Interest Payments................    26
  Principal Payments...............    26
  Class Percentages and Seller
     Percentage....................    27
  Investor Losses..................    27
  Reallocations and Subordination
     of Collections................    27
  Aggregate and Net Payments.......    28
  Additional Funds.................    28

                                     PAGE
                                     ----
  Investment of Funds in Investor
     Accounts......................    29
  Final Payment of Principal;
     Termination of Series.........    29
  Description of Credit
     Enhancement...................    30
  Establishing and Issuing New
     Series........................    31
  Reallocation of Series Among
     Groups........................    32
  Meetings.........................    32
  Book-Entry Registration..........    32
  Definitive Certificates..........    35
  List of Certificateholders.......    36
  Exchange of Certificates for
     Seller Interest...............    36
  Sale of Seller Interest..........    36
  Amendments.......................    37
Servicer Duties, Compensation and
  Other Matters....................    38
  Servicing Compensation and
     Payment of Expenses...........    38
  Resignation or Merger of
     Servicer; Delegation of
     Duties........................    38
  Servicer Termination Events......    38
  Reports to Certificateholders....    39
  Evidence as to Compliance........    40
Use of Proceeds....................    41
Federal Income Tax Consequences....    41
  General..........................    41
  Tax Treatment of the Certificates
     as Debt.......................    42
  United States Investors..........    43
  Foreign Investors................    46
  Backup Withholding and
     Information Reporting.........    47
  Possible Characterization of the
     Certificates..................    48
State and Local Tax Consequences...    49
ERISA Considerations...............    49
Plan of Distribution...............    51
Legal Matters......................    52
Where You Can Find More
  Information......................    53
Glossary of Terms..................    54

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

     - this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     - the prospectus supplement, which will describe the specific terms of your series of certificates.

The prospectus supplement will describe:

     - the timing of interest and principal payments for your class of certificates;

     - financial and other information about the trust's assets, including receivables;

     - the credit enhancement for and subordination of your class of certificates;

     - the ratings for your class of certificates; and

     - the method of selling the certificates.

     You should rely only on the information provided in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not offering to sell or soliciting offers to buy the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and in the prospectus supplement to sections in each document where you can find related discussions containing additional information. The Tables of Contents in this prospectus and in the prospectus supplement provide the pages on which these sections begin.

                               PROSPECTUS SUMMARY

     The following summary generally describes the trust, including the typical provisions of each series of certificates. The trust's certificates are complex financial instruments. This summary does not include all information that SRFG believes to be material to an investment in the certificates. The remainder of this prospectus contains more detailed information about the trust, as does the prospectus supplement that relates to the specific series being issued. You should review the entire prospectus and the prospectus supplement before deciding to invest in the certificates.

GENERAL.......................   Each certificate represents an interest in the
                                   assets in the trust, which consist primarily of credit account receivables and cash payments on those receivables.

SERVICER......................   Sears is the servicer for the trust, and in
                                   that capacity handles billing and collection efforts for the receivables in the trust. Sears principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (847-286-2500). Sears is a
                                   multi-line retailer and credit provider. The receivables in the trust arise from domestic credit operations.

SELLER........................   SRFG is the seller of the receivables to the
                                   trust. SRFG's principal executive offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302-434-3176). SRFG, a wholly owned subsidiary of Sears, was organized for limited purposes, including to facilitate the issuance of the certificates.

TRUSTEE.......................   The Bank of New York, successor to Bank One,
                                   National Association (formerly The First
                                   National Bank of Chicago) is the trustee. The trustee's principal corporate trust office is located at 15 Broad Street, New York, New York 10007.

BANK..........................   Sears National Bank is a wholly owned
                                   subsidiary of Sears and a "credit card bank" under the Bank Holding Company Act. The bank issues the accounts in the Sears portfolio of credit accounts. The bank transfers to Sears all receivables arising under the bank's accounts.

FORMATION OF THE TRUST;
TRANSFER OF RECEIVABLES AND
  INTERCHANGE.................   Sears, SRFG and the trustee formed the trust in
                                   July 1994 by entering into a Pooling and Servicing Agreement that applies to all series of certificates. Under the Pooling and Servicing Agreement, SRFG has transferred to the trust all the receivables existing under designated accounts. As the credit account customers make additional charges on the trust's accounts and incur additional finance charges and other fees, SRFG transfers the additional receivables resulting from those purchases, charges and fees to the trust on an ongoing basis. In the future, SRFG may also designate more accounts as trust accounts and transfer the receivables from those accounts to the trust.

                                 The trust's receivables include:

                                      - principal receivables, which generally
                                        are amounts owed by credit account
                                        customers as a result of their purchases of goods and services, late fees and other fees; and

                                      - finance charge receivables, which
                                        generally are amounts owed by credit
                                        account customers as a result of
                                        interest accrued on unpaid principal
                                        balances and fees, charges and other
                                        amounts that SRFG designates to be
                                        included in finance charge receivables.

                                 In addition, interchange will be allocated to
                                   the trust for each Account that is a
                                   MasterCard account and will be treated as collections of finance charge receivables.

TRUST ASSETS..................   The trust's assets include or may include the
                                   following:

                                      - credit card receivables;

                                      - cash payments by credit account
                                        customers;

                                      - interchange;

                                      - interests in the cash recoveries of
                                        receivables owned by SRFG and charged
                                        off as uncollectible;

                                      - interests in other pools of credit card
                                        receivables;

                                      - credit support or enhancement for a
                                        particular series or class within a
                                        series;

                                      - additional funds that the servicer may
                                        elect to add to the trust;

                                      - cash deposits in investor accounts; and

                                      - rights to payments under interest rate
                                        protection agreements.

CHARGE-OFFS...................   Sears may charge off certain receivables in the
                                   trust as uncollectible. We refer to these receivables as charge-offs. The trust will reimburse investors for charge-offs to the extent funds are available.

RECOVERIES....................   SRFG has agreed to transfer to the trust as
                                   additional funds a portion of the amounts it recovers with respect to accounts that Sears charged off as uncollectible. See "The Certificates -- Additional Funds" for more detailed information.

DISTRIBUTION DATES............   A distribution date is the date in each month,
                                   usually the 15th or the following business day, on which the trust allocates collections from the preceding calendar month to investors and the trustee deposits those collections into the appropriate accounts. A distribution date may also be the date in a particular month on which the trust pays interest and/or principal due to investors.

ISSUANCE OF CERTIFICATES......   The trust issues certificates in series. The
                                   certificates comprising a series are governed by the same general terms. The trust may issue different classes of certificates within each series. Each certificate within a class has the same characteristics as the other certificates in that class. The trust assigns each series to a particular group for purposes of reallocating collections among series in a group.

                                 The trust has issued many series of
                                   certificates, and SRFG expects that the trust will issue additional series. The Pooling and Servicing Agreement permits the trust to issue additional series without the consent of the investors in any outstanding series. SRFG and the trust will not request your consent or allow you to review the series terms before issuing any new series in the future.

                                 Your certificate may reflect your right to the
                                   benefit of the credit enhancement established with respect to your series or interest rate protection agreements for your series.

INTEREST......................   The trust will pay interest on the certificates
                                   as specified in the prospectus supplement.
                                   The interest payment dates will also be
                                   specified in the prospectus supplement.

PRINCIPAL.....................   The trust will be scheduled to pay principal on
                                   each class of a series either:

                                      - in a single payment on a specified date,
                                        or

                                      - in monthly payments beginning on a
                                        specified date.

                                 The prospectus supplement for a specific series
                                   will set forth the scheduled principal
                                   payments for each class of that series. Under certain circumstances, the trust may be unable to meet the schedule. Under other circumstances -- referred to as rapid amortization events, which we describe below in this summary -- the trust may be required to repay principal on an expedited basis.

                                 Each series of certificates will have two types
                                   of maturity dates:

                                      - class expected final payment dates,
                                        which may be different for each class in a series, and

                                      - a series termination date.

                                 The class expected final payment date for a
                                   particular class of certificates is the date on which SRFG believes the trust will make the final principal payment to investors in that class. If, however, a rapid amortization event occurs, the final payment may occur earlier or later than the class expected final payment date.

                                 The series termination date is the last day on
                                   which the trust may make payments on the certificates of a series.

                                   It is always later than the class expected final payment date for each class. If the trust owes principal to investors during the month before the series termination date, the trustee will sell receivables, in an amount proportionate to the series' remaining interest in the trust, to repay the principal. After the series termination date, the trust will no longer allocate collections to the series.

REVOLVING PERIOD..............   The revolving period for a series begins when
                                   that series becomes entitled to receive a proportionate share of the trust's collections. Typically, the revolving period begins on the first day of the month the trust issues the series, or in the following month. The revolving period ends when the trust begins using principal collections to make principal payments or to accumulate the cash to be used to make later principal payments. Generally, this will be the day before the controlled amortization period or the controlled accumulation period begins, or the day before a rapid amortization event occurs.

                                 In general, during the revolving period, the
                                   trust pays principal collections allocated to you to SRFG. During the revolving period, the trust may also use principal collections allocated to one series to pay the principal of other series.

CONTROLLED AMORTIZATION
PERIOD........................   If a series requires that the trust repay its
                                   principal in scheduled monthly payments, the series will have a controlled amortization period. During the controlled amortization period, the trust will apply principal collections allocated to the series to pay principal on the certificates, up to the amount of the scheduled monthly principal payment.

                                 The controlled amortization period will begin
                                   on the first day of the month preceding the month in which the trust will make the first principal payment for the series, as specified in the prospectus supplement. The controlled amortization period will end on the earliest of:

                                      - the day the trust repays the principal
                                        of the series in full,

                                      - the day a rapid amortization event
                                        occurs, or

                                      - the series termination date.

CONTROLLED ACCUMULATION
PERIOD........................   If a series requires that the trust repay its
                                   principal in a single payment, the series will have a controlled accumulation period. During the controlled accumulation period, the trust will deposit principal collections allocated to the series into the investor account named the Series Principal Funding Account. The trust accumulates principal collections in the Series Principal Funding Account over several months, so that it will have enough of these collections available to make the final payment. The controlled accumulation period will begin on the first day of the month preceding the month in which the trust will first deposit collections into the Series Principal Funding Account, as specified in the prospectus supplement. The controlled accumulation period will end on the earliest of:

                                      - the day the trust repays the principal
                                        of the series in full,

                                      - the day a rapid amortization event
                                        occurs, or

                                      - the series termination date.

                                 A series may also have a controlled
                                   accumulation period followed by a controlled amortization period, in which case the controlled accumulation period will terminate when the controlled amortization period begins.

RAPID AMORTIZATION EVENTS.....   Rapid amortization events are certain events
                                   that might impair the long-term ability of the trust to make all required payments. Examples of these events include:

                                      - legal issues with transferring
                                        receivables to the trust;

                                      - legal issues with the status of the
                                        trust;

                                      - certain breaches of representations,
                                        warranties or covenants;

                                      - economic performance that may
                                        unfavorably impact the trust; or

                                      - certain events of insolvency with
                                        respect to SRFG, Sears National Bank or
                                        Sears.

                                   For some of these events to become rapid amortization events, the trustee or a specified percentage of investors must declare them to be rapid amortization events; others become rapid amortization events automatically when they occur.

RAPID AMORTIZATION PERIOD.....   If a rapid amortization event for a series
                                   occurs, the trust will repay the principal of that series on a monthly basis and as quickly as possible under the cash flows for that series. The cash flows are the allocation, payment and reimbursement priorities for a series and will be provided in the prospectus supplement. The rapid amortization period for a series begins when a rapid amortization event for that series occurs and continues until the trust has fully paid the principal of that series or until that series terminates.

SELLER INTEREST...............   SRFG owns a Seller Certificate that represents
                                   the interest in the trust not represented by certificates of any series, which we refer to as the seller interest. The seller interest varies based on the size of the interests of the trust's investors and the total amount of the trust's principal receivables. Among other things, the seller interest will decline as a result of decreases in the amount of the trust's receivables that may be caused by a net decline in account balances. The Seller Certificate reflects SRFG's right to receive each month a portion of the collections paid on the receivables based on the seller interest.

CLASSES, ALLOCATIONS AND
  REALLOCATIONS...............   Each series may have one or more classes.
                                   Typically, Class B certificates rank junior to Class A certificates and Class C certificates rank junior to Class B certificates. SRFG may own one or more of these junior classes. Your certificate reflects your right to receive each month a portion of the collections paid on the trust's receivables and the additional funds SRFG adds to the trust minus your share of charge-offs. The trust treats as finance charge collections all collections on the trust's receivables in any month up to the aggregate amount of finance charge receivables recorded for the applicable period. The trust treats as principal collections all collections on the trust's receivables in any month other than finance charge collections. The trust will allocate principal collections, finance charge collections, and charge-offs among the outstanding series on a pro rata basis based on the investor interest in receivables for each series. The trust will also allocate additional funds to each series pro rata based on its investor interest in receivables. Once this allocation among the series has been made, the trust will further allocate a percentage of the collections allocable to each series among that series' classes. The Series Supplement for each series will specify the percentages of these collections and charge-offs that are allocated to each class of that series at each point in time. Each of these class percentages will be based on:

                                      - the class investor interest in
                                        receivables at certain points in time;

                                      - the amount of principal receivables in
                                        the trust;

                                      - the amount of cash in certain cash
                                        accounts designated as excess funding
                                        accounts;

                                      - the interests of other series in the
                                        trust; and

                                      - whether that series is in its revolving
                                        period, its controlled amortization
                                        period, its controlled accumulation
                                        period or its rapid amortization period.

                                   The class percentages may vary for principal collections, finance charge collections and charge-offs.

                                 Finance charge collections and principal
                                   collections can only be used to fund certain payments, deposits and reimbursements. When Sears charges off a receivable as uncollectible, it allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. Typically, the trust uses finance charge collections and other income allocated to you to pay interest on your certificates, to pay to the servicer the portion of the servicing fee allocated to you, and to reimburse you for charge-offs that the trust previously allocated to you, thus reinstating your interest in principal receivables. When you are scheduled to receive principal payments, the trust generally uses principal collections to pay the principal of your certificates.

                                 In general, the trust will use collections
                                   allocated to you to make required payments to you, to pay your share of servicing fees and to reimburse your share of charge-offs. If your series has more collections than it needs in any month, the trust may reallocate the excess collections to other series so those series may make their payments. You will not be entitled to receive these excess collections. If your series does not have enough collections in any month, the trust may use excess collections from other series or from the Seller Certificate to make payments to you.

CREDIT ENHANCEMENT............   A series or a class of a series may have the
                                   benefit of credit enhancement, which provides additional payment protection to investors in that series or class. For instance, subordination provisions may require the trust to use collections allocated to a junior series or class first to make payments, deposits and reimbursements for a senior series or class. The trust would make payments, deposits and reimbursements for the junior series or class only when it had satisfied the requirements of the senior series or class.

                                 Credit enhancement for a series may also
                                   provide the trust with an additional source of funds if the trust does not receive sufficient collections on receivables to make all required payments, deposits and reimbursements for that series in any month. This credit enhancement may include:

                                      - cash collateral accounts or reserve
                                        funds,

                                      - letters of credit,

                                      - surety bonds, or

                                      - insurance policies.

                                   The prospectus supplement may also identify other forms of credit enhancement.

CLEARANCE AND SETTLEMENT......   You may elect to hold your certificates through
                                   one of the following clearing organizations, all of which permit transfers of securities or interests in securities by computer entries instead of paper transfers:

                                      - DTC in the United States,

                                      - Clearstream Banking in Europe, or

                                      - the Euroclear System in Europe.

                                 You may transfer your interest within DTC,
                                   Clearstream Banking or Euroclear in
                                   accordance with the usual rules and operating procedures of the relevant system. Parties holding directly or indirectly through DTC, on the one hand, and other parties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may make cross-market transfers through the relevant depositories of Clearstream Banking and Euroclear.

     Below, we use some terms that are capitalized. We have defined these terms in the Glossaries of Terms to the prospectus supplement and to this prospectus. The Glossary of Terms to this prospectus begins on page 54.

                                   THE SELLER

     SRFG was incorporated under the laws of the State of Delaware in 1988. SRFG is a wholly owned subsidiary of Sears. SRFG was organized for the following limited purposes:

     - to facilitate the issuance of certificates and similar securities;

     - to purchase, hold, own and sell receivables;

     - to hold interests in securitizations such as the Seller Certificate and subordinated classes of certificates; and

     - to perform activities incidental to and necessary or convenient to accomplish those purposes.

Neither the sole stockholder of SRFG, nor SRFG's board of directors, intends to change SRFG's business purposes. SRFG's principal executive offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302-434-3176).

                                  THE SERVICER

     Sears acts as servicer of all Accounts originated by Sears National Bank or Sears. The bank provides certain servicing functions for the Accounts as a sub-servicer, including providing judgmental decision-making policy relating to all Accounts. Sears and any of its affiliates may hold certificates.

     Sears originated from an enterprise established in 1886. It was incorporated under the laws of the State of New York in 1906. Its principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (847-286-2500). Sears, with its consolidated subsidiaries, is a multi-line retailer that provides a wide array of merchandise and services. Sears is among the largest retailers in the world on the basis of sales of merchandise and services.

                              THE CREDIT CARD BANK

     Sears National Bank is a national banking association. The bank is a "credit card bank" under the Bank Holding Company Act. The bank issues the Sears Card and SearsCharge PLUS accounts, Sears Home Improvement Accounts and Sears MasterCard.

     The bank issues accounts to allow Sears to operate its credit business in a more unified regulatory and pricing environment. In general, under federal law, the maximum finance charge that the bank may charge is the rate permitted under the laws of the State of Arizona, in which the bank's charter is located, rather than the laws of the state in which the credit account customer resides. Arizona law also governs the bank's ability to charge late fees and other fees and charges. Accordingly, in certain states the bank is imposing higher finance charge rates, and higher or additional fees and charges, than Sears currently would be permitted to impose. We cannot assure you, however, that these higher fees or charges will not result in a reduction in the amount of new Receivables generated in the Accounts, earlier payment of outstanding Receivables, or increased convenience use of the cards, with customers repaying all balances within the grace period so that the bank does not assess a finance charge. Sears and the bank have entered into contractual arrangements under which Sears acts as primary servicer of Accounts that have been transferred to or originated by the bank.

                                  THE TRUSTEE

     The Bank of New York is the trustee for the trust. The trustee's principal corporate trust office is located at 15 Broad Street, New York, New York 10007. Sears, SRFG and their affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York that are unrelated to the trust. The trustee and any of its affiliates may hold certificates in their own names. In order to meet legal requirements in certain jurisdictions, the trustee has the power to appoint a co-trustee or separate trustee of all or part of the trust. If the trustee appoints a co-trustee or separate trustee, that co-trustee or separate trustee will have the same rights, powers, duties and obligations that the trustee has under the Pooling and Servicing Agreement. Generally, the trustee and any co-trustee or separate trustee will exercise and perform those rights, powers, duties and obligations jointly. However, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, the co-trustee or separate trustee will exercise and perform those rights, powers, duties and obligations individually, solely at the direction of the trustee.

     The trustee may resign at any time. In addition, SRFG may remove the trustee if:

     - the trustee no longer meets the eligibility requirements set forth in the Pooling and Servicing Agreement, and the trustee does not resign after receiving a written request from SRFG to do so;

     - the trustee becomes legally unable to act; or

     - the trustee becomes insolvent.

Sears may also remove the trustee upon 30 days' written notice unless a Servicer Termination Event has occurred. If the trustee resigns, or if SRFG or Sears removes the trustee:

     - SRFG must appoint a successor trustee; and

     - Sears must notify the Rating Agencies of the resignation or removal and the appointment of a successor trustee.

The trustee's resignation or removal and the appointment of a successor trustee will not be effective until the successor trustee has accepted its appointment as trustee.

                   LEGAL MATTERS RELATING TO THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Sears, the bank or their affiliates originated the Receivables in the Accounts. The bank has granted to Sears all of its right, title and interest in and to any Receivables originated by the bank under the Assignment Agreement. Sears sold to SRFG, contributed to the capital of SRFG, or confirmed the prior sale or contribution to SRFG of:

     - all of the Receivables existing under the Accounts as of the dates specified in the applicable transfer agreement; and

     - all Receivables created under those Accounts after the date specified in the applicable transfer agreement.

These Receivables included all Receivables originated by the bank in the Accounts. Sears transferred all of the Receivables to SRFG without recourse, and SRFG then transferred all the Receivables to the trust. On July 31, 1994, at the same time that Sears transferred the Receivables to SRFG and SRFG transferred the Receivables to the trust, the trust:

     - issued the Series 1994-1 certificates;

     - paid to SRFG the proceeds from issuing Series 1994-1; and

     - issued the Seller Certificate to SRFG.

SRFG then paid the Series 1994-1 proceeds to Sears in consideration for Sears sale of the Receivables to SRFG, but SRFG retained the Seller Certificate for its own benefit.

     The bank sells to Sears on a daily basis the Receivables in Accounts that have been transferred to or originated by the bank. Sears then transfers those Receivables to SRFG, and SRFG transfers them to the trust. In addition, SRFG has transferred to the trust all the Receivables in additional Accounts as of the dates specified in the applicable transfer agreements, and may do so again in the future. Those additional Accounts may include accounts originated by or transferred to the bank. See "The Trust -- Addition of Accounts" for more information.

     Sears has indicated in its computer files that Sears transferred the Receivables to SRFG and that SRFG transferred them to the trust. In addition, Sears has provided to SRFG, which in turn has provided to the trustee, a computer file, hard copy or microfiche list with a true and complete list of each Account identified by account number. Sears will provide to SRFG, and SRFG will provide to the trustee, a similar computer file, hard copy or microfiche list identifying any additional Accounts. Sears, the bank and SRFG are not obligated to deliver to the trustee any other records or agreements relating to the Accounts or the Receivables. Sears and the bank will not segregate their records and agreements that relate to the Accounts and the Receivables from their records and agreements that relate to other credit accounts and receivables. Similarly, Sears and the bank will not mark their records and agreements that relate to the Accounts and the Receivables to reflect that SRFG has transferred the Receivables to the trust, except to the extent that an electronic or other indicator is necessary for them to service the Accounts in accordance with the Pooling and Servicing Agreement. SRFG filed UCC-1 and UCC-3 financing statements in accordance with state law to perfect the trust's interest in the Receivables, and in the future will file any additional UCC-3 statements necessary to perfect the trust's interest in Receivables in additional Accounts. The trust will also file any continuation statements necessary to continue the perfection of the trust's interest in the Receivables.

SECURITY INTERESTS IN RECEIVABLES

     The Receivables are "accounts" within the meaning of the Uniform Commercial Code as in effect in the States of Arizona, Delaware and New York. Article 9 of the Uniform Commercial Code as in effect in the States of Arizona, Delaware and New York governs both the sale of the Receivables and the transfer of the receivables as security for an obligation. Under Article 9, appropriate financing statements must be filed to perfect the bank's sale of any Receivables to Sears, Sears transfer of the Receivables to SRFG, and SRFG's transfer of the Receivables to the trust. Appropriate financing statements covering the Receivables have been filed in:

     - Arizona, to perfect the bank's sale and transfer of Receivables to Sears;

     - New York, to perfect Sears sale and transfer of the Receivables to SRFG; and

     - Delaware, to perfect SRFG's sale and transfer of the Receivables to the trust.

     Under limited circumstances, if Receivables are created in an Account after the date on which the trust acquired an interest in all Receivables in that Account, a prior or subsequent transferee of Receivables could have an interest in those Receivables with priority over the trust's interest in those Receivables. A tax or other statutory lien on property of Sears or the bank arising before a Receivable is created may also have priority over the trust's interest in that Receivable.

     SRFG has agreed to repurchase any Receivable that it has transferred to the trust that was not, to the best knowledge of SRFG, an "Eligible Receivable" as of the date SRFG transferred that Receivable to the trust, if the failure of the Receivable to be an Eligible Receivable has an adverse effect on the trust's interest in all the Receivables. We have described this issue, including what constitutes an "Eligible Receivable," in "The Trust -- Repurchase of Specified Receivables." In addition, SRFG has agreed that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables, or any interest in the Receivables, other than to the trust.

     There is a significant possibility that the trust may not have a perfected security interest in any of the Receivables created after a petition for relief is filed by or against Sears under the Bankruptcy Code or after a receiver or conservator is appointed for the bank. Nevertheless, we anticipate that the trust will either own or have a perfected security interest in Receivables existing on the date a petition is filed by or against Sears under the Bankruptcy Code or after the date a receiver or conservator is appointed for the bank, and that the trust will be able to pay principal and interest on the certificates, although we cannot assure you that the trust will make those payments on time. Because the trust's interest in the Receivables depends upon SRFG's interest in the Receivables, which in turn depends upon Sears interest in the Receivables, any adverse change in the priority or perfection of SRFG's or Sears security interest would also affect the trust's interest in the affected Receivables.

     The Pooling and Servicing Agreement provides that, as long as the short-term debt rating of Sears remains below A-1/P-1, or if Sears is not the servicer, the servicer will be required to deposit into the Collections Account a portion of collections for each outstanding series within two business days after the date it processes its receipt of those collections or make other arrangements that will not result in a Ratings Event. As long as Sears is the servicer, Sears may use all remaining collections as a loan until each distribution date. If Sears becomes insolvent or a receiver is appointed for Sears or, in certain circumstances, a certain period of time lapses, the trust may not have a perfected interest in those cash collections.

INSOLVENCY RELATED MATTERS

     Transfer from Sears to SRFG. Sears and SRFG intend the transfer of the Receivables from Sears to SRFG to be an absolute transfer of the Receivables to SRFG and will treat it as an absolute transfer. As an absolute transfer, the Receivables would not be part of any Sears bankruptcy estate and would not be available to Sears creditors. However, if Sears became insolvent, the bankruptcy trustee, a creditor of Sears, or Sears as debtor-in-possession could argue that the transaction between Sears and SRFG was a pledge of the Receivables rather than an absolute transfer. If a court accepted that position, the trust might not be able to pay interest and principal on the certificates on time.

     Unless the prospectus supplement for a series specifies otherwise, SRFG will receive on the closing date for each series an opinion of Mayer, Brown, Rowe & Maw, counsel to Sears and SRFG, concluding on the basis of a reasoned analysis of analogous case law, although no precedent based on directly similar facts exists, that:

     - a federal bankruptcy court would not order the substantive consolidation of SRFG's assets and liabilities with Sears assets and liabilities; and

     - a transfer of the Receivables in the form and manner contemplated by the transfer agreements between Sears and SRFG would constitute an absolute sale or other transfer of the Receivables rather than a borrowing by Sears secured by the Receivables, so that the Receivables would not be property of the estate of Sears under Section 541(a) of the Bankruptcy Code and, thus, SRFG's rights to the Receivables would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

This opinion will be subject to the facts, assumptions and qualifications stated in it.

     Transfer from Sears National Bank to Sears. It is possible that a receiver or conservator of the bank may argue that the transaction between the bank and Sears under the Assignment Agreement, under which the bank has granted to Sears all of its right, title and interest in and to the Receivables, is a pledge of the Receivables rather than an absolute transfer. Accordingly, the bank has granted Sears a security interest in the Receivables under the Assignment Agreement. To the extent that Sears validly perfects that security interest before an insolvency of the bank occurs, and if Sears did not take that security interest to hinder, delay or defraud the bank or its creditors, a receiver or conservator of the bank should not be able to avoid that security interest or recover payments made on the Receivables. If, however, a receiver or conservator of the bank asserts a contrary position or requires the trust to establish its right to cash collections by submitting a claim and completing the administrative claims procedure under the Federal Deposit Insurance Act, as amended, the trust's payments of principal and interest on the certificates may be delayed or reduced. In addition, the FDIC, if appointed as conservator or receiver for the bank, has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of the bank like the Assignment Agreement. The Federal Deposit Insurance Act provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In a 1993 case involving the repudiation by the Resolution Trust Corporation, whose responsibilities have since been assumed by the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If the FDIC is appointed as conservator or receiver of the bank and then repudiates the Assignment Agreement, the amount of collateral available for the trust to use to pay principal and interest on the certificates may not be sufficient to pay all outstanding principal and accrued interest on the certificates. On August 11, 2000, the FDIC adopted a final rule effective September 11, 2000 regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution (such as the bank), of financial assets transferred by an institution in connection with a securitization. Subject to the conditions described in the rule, the FDIC will not seek to recover or reclaim such financial assets in exercising its statutory authority to repudiate contracts described above.

     Unless the prospectus supplement for a series specifies otherwise, SRFG will receive on the closing date for each series an opinion of Mayer, Brown, Rowe & Maw, counsel to Sears and SRFG, concluding on the basis of a reasoned analysis of analogous case law, although no precedent based on directly similar facts exists, that:

     - the FDIC rule mentioned above applies to the transfer of Receivables from the bank to Sears under the Assignment Agreement; and

     - the Assignment Agreement creates a valid security interest in favor of Sears in the bank's right, title and interest in and to the Receivables.

The term "security interest" as used in the opinion described above is used as defined in Section 1-201(37) of the Uniform Commercial Code and includes any interest of a buyer of accounts which is subject to Article 9 of the Uniform Commercial Code. This opinion will be subject to the facts, assumptions and qualifications stated in it.

     Unless the prospectus supplement for a series specifies otherwise, SRFG will receive on the closing date for each series an opinion of Arizona counsel to the bank concluding on a reasoned basis that, if a court deems the transfer not to be an absolute transfer and a security interest is created by the Assignment Agreement in favor of Sears in the bank's right, title and interest in and to the Receivables:

     - the security interest is a perfected security interest; and

     - the security interest is a first priority security interest.

This opinion will be subject to the facts, assumptions and qualifications stated in it.

CONSUMER PROTECTION LAWS AND DEBTOR RELIEF LAWS APPLICABLE TO THE RECEIVABLES

     Federal and state consumer protection laws and regulations and the Uniform Commercial Code extensively regulate the relationships among credit recipients, credit issuers and sellers of goods and services in transactions financed by the extension of credit under credit accounts. These laws and regulations include the following federal laws:

     - the Truth in Lending Act and the Federal Reserve Board's Regulation Z issued under that act;

     - the Equal Credit Opportunity Act and the Federal Reserve Board's Regulation B issued under that act;

     - the Fair Credit Billing Act; and

     - the Fair Credit Reporting Act.

These statutes and regulations require credit issuers to disclose certain information when an account is opened, at the end of each monthly billing cycle and annually. In addition, credit recipients are entitled under these laws and regulations to have payments and credits promptly applied on their credit accounts and to require billing errors to be promptly resolved. A credit recipient may be entitled to assert violations of certain of these credit protection laws through setoff against his or her obligation to pay amounts owing on his or her account, or in certain cases against the lender or seller. SRFG has agreed to repurchase Receivables if all applicable requirements of these statutes have not been complied with for those Receivables and if that failure to comply has a material adverse effect on the trust's interest in all Receivables.

     Certain laws, including those we described above, may limit Sears ability to collect Receivables regardless of any act or omission on the part of Sears. Application of federal and state bankruptcy and debtor relief laws may also prevent Sears from fully collecting the Receivables.

CLAIMS AND DEFENSES OF CREDIT ACCOUNT CUSTOMERS AGAINST THE TRUST

     The Federal Trade Commission's Preservation of Claims and Defenses Trade Regulation Rule has the effect of preserving claims and defenses that the obligor on an Account may have against the seller of goods or services or Sears National Bank when an account or any amount owed under an account is sold or assigned to another creditor, including the trust. In addition, the Uniform Commercial Code and other state laws that govern consumer credit provide that:

     - unless the obligor for an Account has agreed not to assert defenses or claims arising out of a sale, and that agreement is enforceable, the trust's rights, as assignee of the Receivables in that Account, are subject to:

      - all the terms of the contract between the seller of goods or services or the bank and the obligor for the Account;

      - any defense or claim arising from that contract; and

      - any other defense or claim of the obligor against the seller of goods or services or the bank that arises before the obligor is notified of the assignment; and

     - the obligor for an Account is authorized to continue to pay the seller of goods or services or the bank until:

      - the obligor receives a notice that reasonably identifies the rights assigned, that informs the obligor that the amount due or to become due has been assigned, and that directs the obligor to pay the trustee directly; and

      - if requested by the credit account customer, the trustee has furnished reasonable proof of the assignment.

                                   THE TRUST

FORMATION OF THE TRUST

     Sears, SRFG and the trustee formed the trust in July 1994 by entering into the Pooling and Servicing Agreement. SRFG has conveyed to the trust, without recourse, all of the Receivables:

     - that existed under the Accounts as of the last day of the Due Period that ended in July 1994;

     - that existed under any additional Account as of the date specified as the "Additional Account Cut-Off Date" in the Assignment of Additional Accounts for that additional Account; and

     - created under any Account or additional Account after the last day of the July 1994 Due Period or the Additional Account Cut-Off Date, as applicable, for that Account or additional Account.

In exchange for the transfer of the Receivables, SRFG received the Seller Certificate and has received and will receive the net cash proceeds from the sale of each series of certificates. The trust's assets include or may include:

     - the Receivables;

     - cash payments by credit account customers;

     - interests in the cash recoveries of receivables owned by SRFG and charged off as uncollectible;

     - interests in other pools of credit card receivables;

     - credit support or enhancement for a particular series or class within a series;

     - additional funds that the servicer may elect to add to the trust;

     - a portion of certain fees, called interchange, received by the bank as a creditor participating in the MasterCard association;

     - cash deposits in investor accounts; and

     - rights to payments under interest rate protection agreements.

     Sears, SRFG and the trustee formed the trust to issue series of certificates under the Pooling and Servicing Agreement and the related Series Supplements. The trust, as a master trust, can issue numerous series of certificates and remain a trust even after a series of certificates is paid in full or reaches its Series Termination Date. The trust has numerous series of certificates, and we expect it to continue to issue series of certificates from time to time. The trust will only engage in the following business activities:

     - acquiring and holding the Receivables and the proceeds of the Receivables;

     - issuing series of certificates and the Seller Certificate and making payments on those certificates;

     - investing funds on deposit in the investor accounts as required under the Pooling and Servicing Agreement and the applicable Series Supplements;

     - entering into credit enhancement arrangements; and

     - entering into interest rate protection agreements.

Consequently, we do not expect the trust to need additional capital resources other than Receivables in additional Accounts or participation interests in other pools of credit card receivables, if applicable.

INTERCHANGE

     Creditors participating in the MasterCard association receive certain fees from MasterCard, called "interchange," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to the initial billing. Under the MasterCard system, a portion of this interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and are based on the number of credit card transactions and the amount charged per transaction. SRFG will transfer to the trust a percentage of the interchange attributed to cardholder charges for goods and services in the related accounts. Interchange will be treated as collections of finance charge receivables and will be allocated to each series of certificates as set forth in the related Series Supplement to make required monthly payments including interest on the related series of certificates, and, in some cases, to pay all or a portion of the servicing fee paid to the servicer.

COLLECTIONS ACCOUNT AND GROUP COLLECTIONS ACCOUNTS

     The trustee has established and maintains in the name of the trust:

     - the Collections Account;

     - the Excess Funding Account (General);

     - the Excess Funding Account (SRC); and

     - for each group of series, a Group Collections Account.

Each of these accounts is either a segregated trust account or a segregated deposit account at a Qualified Trust Institution or Eligible Institution.

     Sears as servicer will direct the trustee to invest all amounts in each of these accounts in highly-rated short-term investments referred to as "Permitted Investments." We have described these Permitted Investments in "The Certificates -- Investment of Funds in Investor Accounts." The servicer has the revocable power to instruct the trustee to make withdrawals from each of these accounts to carry out its duties under the Pooling and Servicing Agreement and each Series Supplement.

     For each distribution date that the short-term debt rating of Sears is below A-1/P-1, or if Sears is not the servicer, the servicer will be required to make daily deposits of a portion of collections into the Collections Account for each outstanding series within two business days after the date it processes its receipt of those collections or make other arrangements that will not result in a Ratings Event. The total amount to be deposited on any day for any series will be determined pursuant to the Series Supplement. The servicer will not have to make these deposits if the Rating Agencies have advised the servicer that they will not reduce or withdraw their ratings on any class of certificates of any outstanding series if the servicer does not make these deposits. To the extent that the required daily deposit for any series is based upon an estimate of interest payable on any distribution date, and a lower amount of interest is subsequently determined to be payable, the excess amount deposited may be returned to the servicer as a loan until that distribution date.

     On or before each distribution date, the servicer deposits into the Collections Account:

     - all collections from the prior month that the servicer retained as a loan; and

     - the portion of the collections from the prior month that the trust is to allocate on that distribution date and that the servicer had not previously deposited into the Collections Account.

The servicer then directs the trustee to withdraw from the Collections Account and pay to SRFG the total amount of Finance Charge Collections for the prior month minus the aggregate amount of those Finance Charge Collections allocated to each outstanding series. However, for any calendar month during which the servicer deposited collections into the Collections Account on a daily basis, the trust will be deemed to allocate the collections on the date the servicer delivers the monthly investor statement and the monthly servicer statement to the trustee. The trustee is authorized, when it receives those statements, to transfer immediately to SRFG or the servicer any funds in the Collections Account that the trust would otherwise pay to them on the related distribution date.

     On or before each distribution date, the servicer will direct the trustee to withdraw all amounts on deposit in the Excess Funding Account (SRC), and to deposit those amounts in the Collections Account. The servicer will then direct the trustee to withdraw from the Collections Account and deposit in each Group Collections Account the sum of:

     - the Finance Charge Collections for the prior month that the trust allocates to each series that is a member of the applicable group;

     - the Principal Collections for the prior month that the trust allocates to each series that is a member of the applicable group; and

     - the Group Excess Funding Amount (SRC).

The trust will allocate collections, additional funds and amounts on deposit in the Excess Funding Account (General) to each series as set forth in the Series Supplement for each series. Similarly, the trust will allocate, deposit or pay collections in the Group Collections Account according to the terms of the Series Supplement for each series in the applicable group. The trust will deposit amounts, if any, from each series in each group into the Excess Funding Account (General) and the Excess Funding Account (SRC) on each distribution date according to the terms of the applicable Series Supplement.

ADJUSTMENTS TO RECEIVABLES

     The servicer may adjust the amount of Receivables in any Account, which will change the amount of Receivables in the trust. The servicer regularly reduces the amount of Receivables in an Account when:

     - a credit account customer returns merchandise that the customer purchased using that Account; or

     - the servicer discovers that a Receivable was created through a fraudulent or counterfeit charge on that Account.

The servicer may also make other adjustments to the Receivables in accordance with its customary practices. The effects of these adjustments on the trust include:

     - if the servicer reduces the amount of Receivables in the trust due to returned merchandise, the servicer will reduce by the same amount the amount of Principal Receivables used to calculate the Seller Interest;

     - if the servicer reduces the amount of Receivables in the trust due to a fraudulent or counterfeit charge or due to customary practices, the servicer will either:

      - increase by the same amount the amount of collections for the applicable Due Period; or

      - decrease by the same amount the amount of the Seller Interest; and

     - if the servicer increases the amount of Receivables in the trust due to customary practices, the servicer will either:

      - decrease by the same amount the amount of collections for the applicable Due Period; or

      - increase by the same amount the amount of the Seller Interest.

If any of the adjustments to the Seller Interest described above would cause the Seller Interest to be reduced below zero, SRFG will, no later than the business day after the Due Period during which the servicer made the adjustment, deposit into the Collections Account an amount equal to the deficiency in the Seller Interest.

ADDITIONS OF ACCOUNTS

     SRFG has the right, subject to the limitations and conditions discussed below, to:

     - designate additional credit accounts of Sears, the bank or their affiliates to be included as Accounts and add to the trust all Receivables existing, or generated in the future, in those additional Accounts; or

     - add participation interests in other pools of credit card receivables to the trust.

In addition, SRFG will be required to designate additional Accounts or add participation interests to the trust if the aggregate amount of Principal Receivables in the trust on the last day of any month is less than the sum of the Series Minimum Principal Receivables Balances for each outstanding series. The Series Supplement for each series will specify the minimum principal receivables balance for that series.

     SRFG may, in its discretion, designate additional Accounts and add the Receivables in those additional Accounts to the trust if the following conditions are satisfied:

     - SRFG executes and delivers a written assignment of additional Accounts to the trust;

     - SRFG delivers an opinion of outside counsel addressing:

      - the trust's security interest in the Receivables in the additional Accounts; and

      - insolvency and other related matters as they may affect the Receivables;

     - the servicer delivers a certificate of a servicing officer confirming that the servicer did not use any selection procedures to select the additional Accounts that the servicer believes to be materially adverse to the interests of investors in any series as of the day the servicer selected those additional Accounts.

     - unless the Rating Agencies otherwise consent, as of the last day of any calendar year:

      - the amount of Principal Receivables in Accounts designated as additional Accounts during that calendar year will not exceed 20% of the amount of Principal Receivables in the trust as of the first day of that calendar year; and

      - the number of Accounts designated as additional Accounts during that calendar year will not exceed 20% of the number of Accounts in the trust as of the first day of that calendar year; and

     - unless the Rating Agencies otherwise consent, as of the last day of any calendar quarter:

      - the amount of Principal Receivables in Accounts designated as additional Accounts during that calendar quarter will not exceed 15% of the amount of Principal Receivables in the trust as of the first day of that calendar quarter; and

      - the number of Accounts designated as additional Accounts during that calendar quarter will not exceed 15% of the number of Accounts in the trust as of the first day of that calendar quarter.

SRFG may replace these conditions with substitute conditions if the Rating Agencies confirm that the substitute conditions will not cause them to reduce or withdraw their ratings on any class of certificates of any outstanding series.

     The trust will receive all collections on Receivables in additional Accounts in the same manner that it receives collections on the other Receivables, except that the servicer may estimate the amount of Finance Charge Receivables billed on the Receivables in the additional Accounts for the Due Period during which SRFG added the additional Accounts to the trust.

     SRFG will add participation interests in other pools of credit card receivables to the trust by amending the Pooling and Servicing Agreement. SRFG will not be required to obtain the consent of investors to execute that amendment. SRFG may add participation interests to the trust if the following conditions are satisfied:

     - SRFG delivers a certificate stating that SRFG reasonably believes that the addition of participation interests will not be materially adverse to the investors in any class of certificates of any outstanding series or to any third party who provides credit enhancement;

     - SRFG delivers an opinion of outside counsel addressing:

      - the trust's security interest in the participation interests; and

      - insolvency and other related matters as they may affect the participation interests; and

     - the Rating Agencies confirm that the addition of the participation interests to the trust will not cause them to reduce or withdraw their ratings on any class of certificates of any outstanding series.

     The terms governing any additional Accounts may differ from the terms governing the Accounts initially included in the trust. For example, it is possible that some or all additional Accounts will have lower periodic finance charges or fees than the initial Accounts, which may reduce the percentage of Finance Charge Collections relative to Principal Collections. The performance of any additional Accounts may differ from the performance of the Accounts and the Sears portfolio because:

     - the payment performance of the obligors on the additional Accounts may differ from the overall payment performance of the obligors on the Accounts and the Sears portfolio;

     - the additional Accounts may not contain receivables in accounts from every state;

     - the additional Accounts may not contain receivables in accounts previously segregated into pools;

     - the additional Accounts may contain a higher or lower percentage of newly solicited and unseasoned accounts than the Accounts or the Sears portfolio; and

     - the additional accounts may have different terms from those of the Accounts currently in the trust.

The servicer uses an account selection process to segregate pools of accounts, including the Accounts and any additional Accounts, that is generally designed to exclude some seasoned accounts to insure that some seasoned accounts remain available for the servicer to include in subsequently segregated pools. The servicer may designate previously established pools of more seasoned accounts to become part of the trust as additional Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth below, SRFG may remove Accounts and their Receivables from the trust. We refer to those Accounts as removed accounts. SRFG is not required to remove Accounts. SRFG will be permitted to designate Accounts for removal and require reassignment to it of the Receivables from those removed accounts only if the following conditions are satisfied:

     - as of the date that the Accounts are to be removed from the trust and the Receivables from those Accounts reassigned to SRFG, the aggregate amount of Principal Receivables in the trust, minus the aggregate amount of Principal Receivables in those Accounts, will not be less than the sum of the minimum principal receivables balance for each outstanding series;

     - within five business days after the date SRFG designated for removal of the Accounts, SRFG will deliver to the trustee:

      - a written assignment of the Receivables in the Accounts to SRFG for the trustee to execute; and

      - a computer, hard copy or microfiche list containing a true and complete list of all Accounts removed, identified by account number;

     - SRFG represents and warrants that it did not use any selection procedures that it believed to be materially adverse to the investors in any outstanding series of certificates or to any third-party provider of credit enhancement;

     - the Rating Agencies advise SRFG that the reassignment of the Receivables in the Accounts to SRFG will not cause them to reduce or withdraw their ratings on any class of certificates of any outstanding series; and

     - SRFG delivers to the trustee an officer's certificate confirming that the conditions listed above have been satisfied.

At least five business days before the Receivables in the Accounts are to be removed from the trust, SRFG will notify the trustee, the servicer, the Rating Agencies and any third party who provides credit enhancement for any series of certificates that the trustee is to reassign to SRFG the Receivables from those Accounts, effective as of the date specified in the notice.

REPURCHASE OF TRUST PORTFOLIO

     A trust portfolio repurchase event will occur if, as of July 31, 1994, or, with respect to any additional Accounts, as of any date on which there is an assignment of those additional Accounts, it is not true that:

     - each of the Pooling and Servicing Agreement and each Series Supplement constitutes a valid and binding obligation of Sears and SRFG, subject to usual and customary exceptions relating to bankruptcy or insolvency and general equity principles;

     - the Pooling and Servicing Agreement constitutes either:

      - a valid transfer and assignment of all right, title and interest of SRFG to the trust in and to the Receivables and the proceeds of those Receivables, including Receivables created after the transfer date and amounts in any account established by the trustee for the benefit of investors; or

      - the grant of a perfected security interest of first priority, not including statutory or other non-consensual liens, under the Delaware Uniform Commercial Code in those Receivables and proceeds; or

     - certain of SRFG's representations and warranties regarding:

      - its corporate status,

      - its authority to assign the Receivables to the trust and perform its obligations under the Pooling and Servicing Agreement; and

      - the accuracy of information furnished by SRFG to the trustee are true and correct, unless SRFG cures any breach with respect to these representations and warranties within the required cure period.

     If a trust portfolio repurchase event occurs, either the trustee or investors holding at least 51% of the Aggregate Invested Amount, not including the Invested Amount for any class of certificates owned by SRFG, by written notice to SRFG, may direct SRFG to purchase the Receivables on any distribution date within 60 days of that notice, and SRFG will be required to comply with that direction. The notice may also grant a longer period, up to 150 days, for SRFG to repurchase the Receivables. If, however, the trust portfolio repurchase event occurs because of an assignment of additional Accounts, SRFG will repurchase only the Receivables in those additional Accounts. SRFG will not be required to repurchase any Receivables if, on any day after SRFG received this notice, the trust portfolio repurchase event does not adversely affect in any material way the interests of investors in the certificates.

     If SRFG is required to repurchase all the Receivables, the repurchase price will equal:

     - the Aggregate Investor Interest on the distribution date SRFG is scheduled to purchase the Receivables; plus

     - all interest accrued but unpaid through the date of purchase; minus

     - amounts on deposit in the Excess Funding Account (General), if any; minus

     - amounts on deposit in the Excess Funding Account (SRC), if any; minus

     - the sum of all pre-funding amounts for all outstanding series, if any.

The trust will distribute that repurchase price to investors upon presentation and surrender of their certificates.

     If SRFG is required to purchase only the Receivables in additional Accounts, the repurchase price will equal for each series that series' pro rata share of those Receivables. Each series' pro rata share will equal:

     - the sum of the class percentage for Principal Receivables for each class in that series; multiplied by

     - the amount of Receivables attributable to the additional Accounts.

The trust will treat that repurchase price as collections on the Receivables in the additional Accounts and will allocate those collections to each series in accordance with that series' Series Supplement. The trust will deposit the amount of the repurchase price allocated to each series into the Group Collections Account for the group to which that series belongs.

REPURCHASE OF SPECIFIED RECEIVABLES

     We refer to a Receivable as an "Eligible Receivable" if:

     - that Receivable is payable in United States dollars;

     - that Receivable was created in compliance, in all material respects, with all legal requirements that apply to SRFG and to Sears, the bank or one of their affiliates, as applicable;

     - that Receivable was created under a contract governing the relevant Account that complies with all legal requirements that apply to SRFG and to Sears, the bank or one of their affiliates, as applicable;

     - at the time that Receivable was conveyed to the trust, if that Receivable was created before the related Account was added to the trust, Sears, SRFG or the trust had good and marketable title to that Receivable free and clear of all liens, not including statutory or non-consensual liens;

     - at the time that Receivable was created, if that Receivable was created after the related Account was added to the trust, Sears, SRFG or the trust had good and marketable title to that Receivable free and clear of all liens, not including statutory or non-consensual liens; and

     - that Receivable is an "account," "general intangible" or "chattel paper" as defined in Article 9 of the Uniform Commercial Code in effect in the State of New York.

     In the Pooling and Serving Agreement, SRFG represented and warranted to the trust that, to its best knowledge:

     - as of July 31, 1994, each Receivable existing on July 31, 1994, was an Eligible Receivable;

     - as of the date the trust adds additional Accounts or participation interests in pools of credit card receivables to the trust, each Receivable in those additional Accounts or participation interests is an Eligible Receivable; and

     - as of the date any Receivable is created, if that Receivable is created after the related Account is added to the trust, that Receivable is an Eligible Receivable.

A receivables repurchase event will occur if:

     - one of SRFG's representations and warranties described above is not true and correct, in any material respect, for any Receivable;

     - that breach of SRFG's representation and warranty has a material adverse effect on the investors' interest in the Receivables; and

     - SRFG fails to cure that breach within 60 days, or any longer period, not to exceed 150 days, to which the trustee agrees, after SRFG receives written notice of the breach from the trustee.

An officer of SRFG will determine, in that officer's sole reasonable judgment and without considering any impact of credit enhancement provided by a third party, whether SRFG's breach has a material adverse effect on investors. However, if the aggregate amount of Receivables that are not Eligible Receivables as of the last day of the prior month exceeds 5% of the total amount of Receivables as of that day, an officer of SRFG will be deemed to have determined that the breach has a material adverse effect.

     When a receivables repurchase event occurs, SRFG will purchase all the Receivables in each Account containing any Receivable that is not an Eligible Receivable. SRFG will purchase those Receivables by directing the servicer to deduct the face amount of each of those Receivables from the aggregate amount of Principal Receivables in the trust. If the exclusion of any of those Receivables from the calculation of the Seller Interest would cause the Seller Interest to be less than zero, on the following distribution date, SRFG will deposit into the Collections Account the amount of the deficiency in the Seller Interest. The trust will treat that deposit as collections on Principal Receivables for the applicable Due Period.

TERMINATION OF THE TRUST

     The trust and the related obligations and responsibilities of SRFG, Sears and the trustee will terminate on the earlier of:

     - twenty-one years after the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendents living on July 31, 1994; and

     - the day after the distribution date on which the trust deposits funds into the Series Distribution Accounts sufficient to pay in full the Series Invested Amounts for all outstanding series of certificates plus accrued and unpaid interest on all outstanding series of certificates.

INDEMNIFICATION OF TRUST AND TRUSTEE

     SRFG will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury the trust or the trustee suffers or sustains because of any acts, omissions or alleged acts or omissions arising out of the activities of the trust or trustee, except that SRFG will not indemnify:

     - the trustee for liabilities it incurs because of its fraud, negligence, breach of fiduciary duty or misconduct in performing its duties under the Pooling and Servicing Agreement;

     - the trust or the investors in the certificates for liabilities arising from actions that the trustee took at the request of investors in the certificates; or

     - the trust or the investors in the certificates with respect to any federal, state or local income or franchise taxes, or any related interest or penalties, that the trust or those investors were required to pay.

                                THE CERTIFICATES

     The trust will issue each series of certificates under the terms of the Pooling and Servicing Agreement and the Series Supplement for that series. We summarize in this section the general terms of the certificates. The Pooling and Servicing Agreement, together with the Series Supplement for a particular series of certificates, will contain all of the terms of that series of certificates. Because this section only summarizes the terms of the certificates, you should review the Pooling and Servicing Agreement and the Series Supplement for a series of certificates before you decide to invest in that series. If you write to the trustee at its principal corporate trust office, the trustee will send to you, without charge, a copy of the Pooling and Servicing Agreement, without exhibits, and the Series Supplement for a particular series, without exhibits.

     This prospectus is a part of a registration statement filed with the Securities and Exchange Commission. The Pooling and Servicing Agreement, a form of Series Supplement, and the Series Supplement for each series of certificates have been or will be filed as exhibits to or incorporated by reference into that registration statement.

GENERAL

     Each series of certificates will consist of one or more classes of certificates. Each certificate will represent an undivided interest in the trust, including the right to a percentage of all collections on the Receivables in the trust.

     SRFG owns a Seller Certificate which represents the interest in the trust not represented by certificates of any series. We refer to this remaining interest as the "Seller Interest." In general, the Seller Interest is based on the size of the interests of the trust's investors and the total amount of the trust's Principal Receivables. For example, if the trust contained $11 billion in Principal Receivables, interests in other pools of receivables and other cash deposits, and the sum of the Series Investor Interests for all series was $10 billion, the Seller Interest would equal $1 billion. The trust will allocate to SRFG, as holder of the Seller Certificate, a floating percentage of all payments on the receivables by credit account customers, based on the size of the Seller Interest. The Seller Interest will fluctuate in size depending upon:

     - the rates at which the servicer collects and charges off Receivables;

     - the rate at which credit account customers generate new Receivables;

     - the amount of Receivables SRFG adds to or removes from the trust;

     - the amount of principal the trust pays to investors on any distribution date; and

     - the amount of certificates the trust issues and the timing of those issuances.

     If the Seller Interest becomes less than a required minimum amount, SRFG will be required to designate additional Accounts or participation interests in other pools of credit card receivables, the Receivables of which or interests in which SRFG will transfer to the trust. If SRFG cannot add Receivables in additional Accounts or participation interests to the trust, a Rapid Amortization Event will occur. We cannot assure you that the Seller Interest will be sufficiently large to ensure that SRFG will not be required to add Receivables or participation interests to the trust, or to avoid a rapid amortization period.

     During the revolving period of each series, the Investor Interest of each series will remain constant except in limited circumstances. The total amount of Principal Receivables in the trust, however, will vary each day as credit account customers create new Principal Receivables and pay off others. Sears will not calculate the amount of Principal Receivables daily. During the controlled amortization period or the controlled accumulation period, and the rapid amortization period, if any, of each series, the Series Investor Interest of each series generally will decline as the trust pays principal to or accumulates principal for the investors in those series.

INTEREST PAYMENTS

     Your certificate will accrue interest at the rate specified in, or determined in the manner specified in, the prospectus supplement for your series. The trust will use Finance Charge Collections and certain other funds allocated to your series to pay interest to you on the interest payment dates specified in the prospectus supplement for your series unless that prospectus supplement provides otherwise. The trust will determine how much interest it owes you on each of those dates as described in the prospectus supplement for your series.

PRINCIPAL PAYMENTS

     The prospectus supplement for your series will specify a period during which the trust will not distribute Principal Collections to you. We refer to this period as the revolving period. Unless otherwise specified in the prospectus supplement for your series, your series will have a controlled accumulation period, a controlled amortization period, or both a controlled accumulation period and a controlled amortization period. If your series has a controlled accumulation period but does not have a controlled amortization period, the trust will be scheduled to pay your principal in full on one specified date. If your series has a controlled amortization period, the trust will pay principal to you in installments beginning on the date specified in the prospectus supplement for your series. If your series has more than one class of certificates, each class may be paid in a different manner and on different dates. If a Rapid Amortization Event occurs for your series, the trust may begin to pay principal to your series earlier than scheduled, and the trust may make its final principal payment to you earlier or later than scheduled.

CLASS PERCENTAGES AND SELLER PERCENTAGE

     Each month Sears, as servicer, will allocate Finance Charge Collections, Principal Collections and charge-offs among SRFG and each class of each outstanding series. The Series Supplement for each series will specify how to calculate a "Class Percentage" for each of these amounts for each class in that series. Thus, for each month, each class will have a Class Percentage for Finance Charge Collections, a Class Percentage for Principal Collections and a Class Percentage for charge-offs. Sears will allocate a share of Finance Charge Collections, Principal Collections and charge-offs to each class by multiplying the amount of those collections or charge-offs by the applicable Class Percentage. Similarly, Sears will allocate a share of each of these items to SRFG by multiplying the amount of those collections or charge-offs by the applicable Seller Percentage. The "Seller Percentage" for collections or charge-offs will equal 100% minus the sum of all the Class Percentages for that type of collections or charge-offs.

     For convenience, in this prospectus, we refer to the Class Percentages for Finance Charge Collections, Principal Collections and charge-offs for each class, and certain other percentages relating to the outstanding series, as if those percentages will not vary. The Class Percentages and other percentages, however, may vary in each case as described in the Glossary of Terms contained in the prospectus supplement for your series.

     Under the Pooling and Servicing Agreement, the trust will treat all collections during any calendar month, up to the amount of Finance Charge Receivables billed at the beginning of the Due Period ending in that month, as "Finance Charge Collections." The trust will treat all remaining amounts collected on Receivables during that calendar month as "Principal Collections."

INVESTOR LOSSES

     On each distribution date, if the trust cannot reimburse all charge-offs allocated to a particular class, the trust will reduce the Investor Interest for that class by the amount of unreimbursed charge-offs. The Investor Interest may also be increased or decreased for a particular class of a series in accordance with the payment and allocation priorities set out in the prospectus supplement for that series. We refer to the amount of any reduction in the Investor Interest as an "Investor Loss." To the extent you suffer an unreimbursed Investor Loss, you will receive interest on a smaller Invested Amount and, accordingly, less interest than you would otherwise receive, and the aggregate amount of principal you ultimately receive will be less than the face amount of your certificate.

REALLOCATIONS AND SUBORDINATION OF COLLECTIONS

     Reallocations of Collections among Series. The trust may reallocate collections originally available to one series in a group to another series in the same group, if the Series Supplements related to those series specify that the trust may do so. The trust will not, however, reallocate collections originally allocated to one series on any distribution date to another series unless the trust has paid all amounts it owes to the series to which it initially allocated those collections, or unless that series is a subordinated series and the Series Supplement for that series permits the reallocation. SRFG is not obligated to issue additional series that reallocate collections from one series to another.

     Subordination of Class B Certificates. If a series of certificates has two or more classes, the Class B certificates will be subordinate to the Class A certificates, unless the prospectus supplement for that series specifies otherwise. If the trust does not allocate enough funds to the Class A certificates in any month to make the scheduled Class A principal or interest payment, the trust may use amounts originally allocated to the Class B certificates to pay Class A principal and interest, as specified in the cash flow provisions in the prospectus supplement for that series. If the trust is not able to reimburse holders of the Class B certificates for any reallocations to the Class A certificates, the Class B investor interest will be reduced.

     Subordination of Class C Certificates. If a series of certificates has three classes, the Class C certificates will be subordinate to both the Class A certificates and the Class B certificates, unless the prospectus supplement for that series specifies otherwise. If the trust does not allocate enough funds to the Class A certificates or the Class B certificates in any month to make the scheduled Class A principal or interest payment or the scheduled Class B principal or interest payment, the trust may use amounts originally allocated to the Class C certificates first to pay Class A principal and interest and second to pay Class B principal and interest, in each case as specified in the cash flow provisions in the prospectus supplement for that series. If the trust is not able to reimburse holders of the Class C certificates for any reallocations to the Class A certificates or the Class B certificates, the Class C investor interest will be reduced.

     Subordinate Series. The trust may issue series of certificates that are subordinate in right of payment, in whole or in part, to one or more other series. A series will not be subordinate to any other series unless the prospectus supplement for that series states that it is a subordinate series and describes the terms of the subordination. Unless the prospectus supplement for a series states that no series may be subordinate to that series, the trust may issue in the future another series that is subordinate to that series. SRFG, however, is under no obligation to direct the trust to issue a series that is subordinate to another series.

AGGREGATE AND NET PAYMENTS

     Rather than making several deposits to and withdrawals from a specific account for a distribution date, or several payments to a specific person for that distribution date, the servicer or SRFG may make a single deposit, withdrawal or payment.

     If the servicer aggregates its deposits and withdrawals to a particular account, it will deposit an amount equal to:

     - all payments it and SRFG are required to deposit in that account; minus

     - all amounts to be paid out of that account to Sears and SRFG.

ADDITIONAL FUNDS

     The servicer may add additional funds to the trust if:

     - the servicer notifies the trustee and the Rating Agencies in writing that it intends to add additional funds to the trust;

     - the servicer specifies in its notice to the trustee and Rating Agencies the method of calculating the amount of funds to be added to the trust as of any distribution date and the source of those funds; and

     - the Rating Agencies confirm in writing that the proposed addition of funds will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series.

The trust will allocate additional funds as directed in the Series Supplement for each series.

     On January 30, 1998, SRFG agreed to add additional funds to the trust. These additional funds are a pro rata share of the amounts the servicer collects on the receivables that it had previously charged off as uncollectible. The servicer will calculate this pro rata share by dividing the total amount of Principal Receivables in the trust by the total amount of principal receivables in the Sears portfolio. The amount of additional funds added to the trust under the agreement dated January 30, 1998 will be limited by the amount of recoveries that SRFG receives on the portfolio of charged-off receivables owned by SRFG.

     These additional funds include amounts received from the sale of charged-off receivables. The periodic sales will affect the timing and amount of recoveries available to the trust.

     SRFG may in the future elect to add more cash to the trust as additional funds.

INVESTMENT OF FUNDS IN INVESTOR ACCOUNTS

     Sears as servicer will direct the trustee to invest all amounts in accounts established by the trustee for the benefit of the investors. These amounts will be invested in one of the types of highly-rated short-term investments that we refer to as "Permitted Investments."

     Although the Permitted Investments are short-term, highly rated investments, we cannot assure you that the trust will receive on time, or recover in full, the principal amount of any Permitted Investment. The funds the trustee invests in Permitted Investments must be available for the trust to use on or before the distribution date after the month in which the trust received the funds, unless the Rating Agencies advise that they will not reduce or withdraw their ratings on any class of any outstanding series if those funds are not available at that time. The trust will distribute income from the Permitted Investments to each outstanding series according to the Series Supplement for that series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     The trust will not make any payments of interest or principal to a series after the date specified as the "Series Termination Date" in the prospectus supplement for that series. Each series will terminate on the earlier of:

     - the Series Termination Date for that series; or

     - the day after the distribution date on which the trust makes the final payment of principal for that series.

     The trust will make the final payment of principal of and interest on a certificate only when the investor or DTC presents and surrenders the certificate at the office or agency specified in the notice from the trustee regarding the final distribution. The trustee will notify investors no later than the tenth day of the month in which the trust will make the final distribution on their certificates.

     If the Series Investor Interest for a series is greater than zero after the distribution date in the month before its Series Termination Date, after giving effect to all transfers, withdrawals and deposits to occur on that distribution date, the trust will sell Receivables or interests in the Receivables for an amount equal to the remaining Series Investor Interest for that series plus interest on the certificates for that series that will be accrued but unpaid on the next distribution date. However, the trust may not sell more than that series' pro rata share of the Receivables in the trust. That pro rata share will equal:

     - the aggregate amount of Receivables in the trust; multiplied by

     - the Investor Interest for the series on the distribution date in the month before its Series Termination Date; divided by

     - the Aggregate Investor Interest for all series on the distribution date in the month before the Series Termination Date for that series.

The trust will not sell Receivables that are materially different from the Receivables remaining in the trust. The trustee will deposit the proceeds from this sale into the distribution account for the applicable series. The trust will use those proceeds to pay the remaining principal and interest to investors in that series, to the extent funds are available. This will be the trust's final payment to investors in that series.

     If the prospectus supplement for a series permits, under certain circumstances SRFG may terminate the series by repurchasing and canceling the certificates of that series. Generally, SRFG may purchase the remaining Series Investor Interest for a series, subject to any conditions or limitations described in the prospectus supplement for that series, if:

     - the Series Investor Interest for that series; minus

     - the Series Investor Interest for any class of that series that SRFG owns; minus

     - the pro rata share for each class in that series, except any class that SRFG owns, of funds on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC)

is less than or equal to the amount set forth in the prospectus supplement. This remaining Series Investor Interest will be determined after the trust makes payments on any distribution date during the controlled amortization period, the controlled accumulation period or the rapid amortization period for that series. The amount set forth in the prospectus supplement for each series will represent a specified percentage of the initial investor interest of that series. If SRFG elects to purchase the remaining Series Investor Interest for that series, it will deposit into that series' distribution account on the next distribution date an amount equal to:

     - the Series Investor Interest for that series at the end of the prior calendar month; plus

     - all accrued but unpaid interest as of that distribution date.

SRFG may not repurchase and cancel any class of certificates that it owns until it repurchases and cancels all classes of certificates in that series that are senior to SRFG's certificates. The investors in a series will have no further rights in connection with their certificates after SRFG repurchases and cancels the certificates and deposits the purchase price into the appropriate account. If SRFG for any reason fails to deposit the purchase price for the repurchased certificates, the trust will continue to make payments on those certificates.

DESCRIPTION OF CREDIT ENHANCEMENT

     SRFG may provide credit enhancement to a series or class of certificates in the following ways:

     - by including subordination provisions that require the trust to pay principal or interest to investors in a certain series or class of certificates before the trust pays principal or interest to investors in other series or classes;

     - by creating and funding reserve accounts; or

     - by arranging for an outside party to provide credit enhancement in the form of a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form described in the prospectus supplement for a series.

     The prospectus supplement for your series will describe any credit enhancement SRFG will provide to your series. The description will include information about:

     - the amount payable under the credit enhancement;

     - any conditions to that payment;

     - the circumstance under which the credit enhancement is available;

     - the class or classes of your series that will benefit directly from the credit enhancement; and

     - the conditions under which the amount payable under the credit enhancement may be terminated, reduced or replaced.

ESTABLISHING AND ISSUING NEW SERIES

     SRFG may direct the trustee to issue from time to time new series of certificates. SRFG, the servicer, the trustee and the trust will not obtain the consent of, or allow prior review by, any investors in any outstanding series before the trustee issues a new series. The trustee may issue a new series only if:

     - at least two business days before the trustee will issue the new series, SRFG notifies the trustee in writing of the following:

      - the name of the new series;

      - the dates on which the trust will be scheduled to pay principal and interest on the new series;

      - the date from which interest on the new series will accrue;

      - the initial Series Investor Interest of investors in the new series;

      - the interest rates, or method of calculating the interest rates, for each class of certificates in the new series;

      - the Series Termination Date for the new series; and

      - any other material terms of the new series;

     - SRFG delivers to the trustee a Series Supplement, executed by SRFG, the servicer and the trustee, setting forth the terms of the new series either expressly or by reference to other documentation previously delivered to the trustee;

     - the Rating Agencies confirm in writing that issuance of the new series will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series;

     - SRFG delivers to the trustee and the Rating Agencies an opinion of tax counsel that issuance of the new series will not affect the treatment of certain certificates as debt and the treatment of the trust as not an entity subject to tax;

     - SRFG delivers to the trustee an officer's certificate confirming that the Pooling and Servicing Agreement will not require SRFG to add additional Accounts to the trust as a result of the trustee issuing the new series; and

     - SRFG satisfies any additional conditions for issuing a new series that are set forth in any Series Supplement.

If these conditions are satisfied, the trustee will issue certificates for the new series for SRFG to execute. SRFG will execute the new certificates and redeliver them to the trustee for the trustee to authenticate.

     SRFG may offer to sell the certificates of any new series under a prospectus or other disclosure document in transactions either registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or exempt from registration under that act. Except as otherwise provided in the Series Supplement for a new series, the Seller Interest will decrease by the amount of the initial Series Investor Interest of the investors in the new series. SRFG intends to offer to sell certificates from new series from time to time. SRFG, however, is not required to issue any new series.

REALLOCATION OF SERIES AMONG GROUPS

     SRFG may elect, at any time, by written notice to the trustee and to Sears, to move any series from one group to another group if:

     - both groups have the same distribution date;

     - the servicer certifies to the trustee that the servicer reasonably believes that moving the series will not:

      - delay the payment of principal for any outstanding series; or

      - cause a Rapid Amortization Event for any outstanding series; and

     - the Rating Agencies advise SRFG, the trustee and Sears that moving the series will not cause them to reduce or withdraw their ratings on the certificates of any outstanding series.

SRFG may move a series to a new group even if that series will be the only series in the new group.

MEETINGS

     Unless otherwise specified in the prospectus supplement for a series, the Pooling and Servicing Agreement and any Series Supplement will not provide for any annual or other meetings of investors.

BOOK-ENTRY REGISTRATION

     The information in this section concerning The Depository Trust Company, Clearstream Banking, and Euroclear and their book-entry systems and procedures will apply to each series of certificates unless otherwise specified in the prospectus supplement for a series. SRFG and the trust have obtained this information from sources they believe to be reliable, but SRFG and the trust take no responsibility for the accuracy of the information in this section.

     You may hold your certificates in the United States through DTC or in Europe through Clearstream Banking or Euroclear. The certificates will be registered in the name of the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their respective participants, organizations or customers, through customers' securities accounts in Clearstream Banking's or Euroclear's name on the books of their respective depositaries. These depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC has informed SRFG that DTC's nominee will be Cede & Co. Accordingly, SRFG expects Cede & Co. to be the holder of record of the certificates whether you hold your certificates through DTC, Clearstream Banking or Euroclear. You may purchase the certificates in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000. Unless and until the trust issues definitive certificates as described below in "-- Definitive Certificates":

     - you will not be entitled to receive a physical certificate representing your interest in the trust;

     - all references in this prospectus to actions by investors in the certificates will refer to actions taken by DTC upon instructions from its participating organizations; and

     - all references in this prospectus to distributions and notices to investors in the certificates will refer to distributions and notices to DTC or Cede & Co., as the registered holder of the certificates, for distribution to you in accordance with DTC procedures.

     The Depository Trust Company. DTC is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking organization" under the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" under the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC holds securities that its Direct Participants deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" of DTC include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. "Indirect Participants," such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a Direct Participant. If you are not a Direct Participant or an Indirect Participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, certificates, you must do so through a Direct Participant or an Indirect Participant. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The Securities and Exchange Commission has on file a set of the rules applicable to DTC and its Direct Participants.

     Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, thus eliminating the need for physical movement of certificates. Clearstream Banking provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in over 30 countries. Clearstream Banking has established an electronic bridge with Euroclear Bank S.A./N.V., to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking currently accepts over 110,000 securities issues on its books.

     As a registered bank in Luxembourg, Clearstream Banking is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Banking customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Currently, Clearstream Banking has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. In the United States, Clearstream Banking customers are limited to securities brokers and dealers. Clearstream Banking customers may include the underwriters of your series of certificates. Other institutions that maintain a custodial relationship with a Clearstream Banking customer may obtain indirect access to Clearstream Banking. Clearstream Banking is an Indirect Participant in DTC.

     The Euroclear System. The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of your series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an Indirect Participant in DTC.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, which we refer to as the "Terms and Conditions," govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, the Terms and Conditions govern:

     - transfers of securities and cash within the Euroclear System;

     - withdrawal of securities and cash from the Euroclear System; and

     - receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Book-Entry Format. Under the book-entry format, the trustee will pay interest or principal to Cede & Co., as nominee of DTC. DTC will forward the payment to the Direct Participants, who will then forward the payment to the Indirect Participants -- including Clearstream Banking or Euroclear -- or to you as the beneficial owner. You may experience some delay in receiving your payments under this system.

     DTC is required to make book-entry transfers on behalf of its Direct Participants and is required to receive and transmit payments of principal, premium, if any, and interest on the certificates. Any Direct Participant or Indirect Participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the certificates on your behalf.

     The trustee will not recognize you as an "Investor Certificateholder" under the Pooling and Servicing Agreement or any applicable Series Supplement, and you can only exercise the rights of an Investor Certificateholder indirectly through DTC and its Direct Participants. DTC has advised the trust that it will only take action regarding a certificate if one or more of the Direct Participants to whom the certificate is credited direct DTC to take such action. DTC can only act on behalf of its Direct Participants. Your ability to pledge certificates to non-Direct Participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your certificates. Clearstream Banking or Euroclear will credit payments to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Investor Certificateholder on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants or customers of DTC, Clearstream Banking and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

     Transfers within and among Book-Entry Systems. Transfers between DTC's Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to

DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream Banking or Euroclear resulting from a transaction with a DTC Direct Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Same-Day Settlement and Payment. Underwriters will settle the certificates in immediately available funds. The trust will make principal and interest payments on the certificates in immediately available funds or the equivalent. Secondary market trading between DTC Direct Participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking customers and Euroclear participants will occur in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

DEFINITIVE CERTIFICATES

     The trust will issue definitive certificates in fully registered certificated form to you or your nominees, rather than to DTC or its nominees only if:

     - SRFG advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary for the certificates and the trustee or SRFG is unable to locate a qualified successor;

     - SRFG elects to terminate the book-entry system through DTC; or

     - after a Servicer Termination Event occurs, investors representing 51% of the Invested Amount of any class of any series advise DTC in writing through DTC participants that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interest of the investors of that class.

If any of these events occurs, the trustee must notify all investors that definitive certificates in fully registered certificated form are available through DTC. DTC will then surrender the global certificate representing the certificates along with instructions for re-registration. The trustee will reissue the certificates in fully registered certificated form and the trustee will recognize the registered holders of those definitive certificates as "Investor Certificateholders" under the Pooling and Servicing Agreement.

     The trustee will pay principal and interest on the certificates directly to the holders of definitive certificates in accordance with the procedures set forth in this prospectus and the Pooling and Servicing Agreement. The trustee will pay principal and interest on each distribution date to each person in whose name a definitive certificate was registered at the close of business on the last day of the prior month by mailing a check to the address for that person that appears on the trustee's register. The trustee will make the final payment on a certificate, whether a definitive certificate or a certificate registered in the name of Cede & Co., only when that certificate is presented and surrendered at the office or agency specified in the trustee's notice of the final distribution. The trustee must provide the notice of final distribution to each registered holder no later than the tenth day of the month in which the trustee will make the payment.

     Holders of definitive certificates may transfer and exchange them at the trustee's offices, or at any other office that SRFG designates. The trustee, or any other transfer agent, will not impose a service charge for registering any transfer or exchange, but may require payment to cover any tax or other governmental charge imposed in connection with the registration of the transfer or exchange.

LIST OF CERTIFICATEHOLDERS

     If the trust issues definitive certificates for a series, and three or more registered holders of certificates whose Invested Amounts represent at least 5% of the Series Invested Amount for that series so request in writing, the trustee must provide those holders access during business hours to the current list of holders so that they may communicate with other holders about their rights under the Pooling and Servicing Agreement. The requesting holders, however, must indemnify the trustee for all costs and expenses related to their request.

EXCHANGE OF CERTIFICATES FOR SELLER INTEREST

     On any distribution date, after the trust has made all required payments and allocations, SRFG may cancel any certificates that SRFG owns by notifying the trustee as to which of SRFG's certificates it wishes to cancel. SRFG, however, may not cancel any of its certificates that are subordinate to another class of certificates unless the Rating Agencies have notified SRFG that the cancellation of those certificates will not cause them to reduce or withdraw their ratings on any class of certificates in any outstanding series. When SRFG cancels certificates in a series:

     - the Series Investor Interest for that series will decrease;

     - the aggregate interest in the assets of the trust represented by certificates will decrease because the principal amount of outstanding certificates decreased; and

     - the Seller Interest will increase because the interest in the trust not represented by certificates increased.

When SRFG cancels its certificates, it exchanges those certificates for a larger Seller Interest. Your interest in the trust's assets represented by your certificate will not decrease when SRFG cancels any of its certificates.

SALE OF SELLER INTEREST

     The trust has issued the Seller Certificate to SRFG. SRFG may not transfer, assign, sell or pledge or grant a security interest in any portion of the Seller Interest represented by the Seller Certificate, except that SRFG may transfer a portion of the Seller Interest if:

     - the terms of the transfer are substantially similar to the Pooling and Servicing Agreement;

     - the agreements and other documentation relating to the transfer:

      - are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and the Series Supplements;

      - do not require the servicer, SRFG or the trustee to perform any action that is prohibited by the Pooling and Servicing Agreement or any Series Supplement; and

      - do not prohibit the servicer, SRFG or the trustee from performing any action that is required by the Pooling and Servicing Agreement or any Series Supplement or that is necessary to protect the interests of the investors in the certificates; and

     - the Rating Agencies advise SRFG that the transfer would not cause them to reduce or withdraw their ratings on any class of certificates of any outstanding series. This advice from the Rating Agencies is not required if SRFG is transferring the Seller Interest to comply with regulatory requirements.

AMENDMENTS

     Sears, SRFG and the trustee may amend the Pooling and Servicing Agreement or any Series Supplement, without the consent of any investor in the certificates, for the following purposes:

     - to add to the covenants and agreements of the Pooling and Servicing Agreement or any Series Supplement for the benefit of investors in the certificates;

     - to surrender any right or power granted to Sears or SRFG in the Pooling and Servicing Agreement or any Series Supplement;

     - to add provisions to or change or remove any provision of the Pooling and Servicing Agreement or any Series Supplement, if the addition, change or removal will not adversely affect in any material respect the investors in any class of any outstanding series;

     - to cure any ambiguity or to correct or supplement any inconsistent provision of the Pooling and Servicing Agreement or any Series Supplement;

     - to change the procedures for issuing a single temporary or permanent global certificate representing the certificates of any series or class; or

     - to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any Series Supplement which are not inconsistent with those agreements, if those provisions will not adversely affect in any material respect the investors in any class of any outstanding series.

Sears, SRFG and the trustee may also amend the Pooling and Servicing Agreement or any Series Supplement, without the consent of any investor in the certificates, for the following purposes, but only if the Rating Agencies confirm in writing that the amendment will not cause them to reduce or withdraw their ratings on any class of certificates of any outstanding series:

     - to accommodate the addition to the trust of participation interests in other pools of credit card receivables;

     - to change the credit enhancement for any class or series of certificates;

     - to accommodate the issuance of additional certificates in an outstanding series; and

     - to accommodate the issuance of variable funding certificates.

     In addition, Sears, SRFG and the trustee may amend the Pooling and Servicing Agreement or any Series Supplement if:

     - investors holding certificates that represent 66 2/3% of the Class Invested Amount of any class that is adversely affected by the proposed amendment consent to the proposed amendment; and

     - the Rating Agencies confirm in writing that the amendment will not cause them to reduce or withdraw their ratings on any class of certificates of any outstanding series.

That proposed amendment, however, may not:

     - increase or reduce the amount, or delay or accelerate the timing, of distributions the trust is required to make for any class of certificates unless all investors in that class of certificates consent to the change; or

     - reduce the percentage of the Class Invested Amount of any class required to consent to the proposed amendment unless all investors in each affected class consent to the reduction.

Promptly after Sears, SRFG and the trustee execute any amendment that required the consent of investors, the trustee will provide written notice of the substance of the amendment to each holder of a certificate.

                SERVICER DUTIES, COMPENSATION AND OTHER MATTERS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The trust will pay a monthly servicing fee to Sears on behalf of each series as compensation for Sears servicing activities and reimbursement for its expenses. The Series Supplement for each series will specify the amount of the monthly servicing fee. Under certain circumstances, to the extent permitted in the Series Supplement for a series, Sears may be entitled to additional servicing compensation from that series. The trust generally will use collections of Finance Charge Receivables allocated to a series to pay the monthly servicing fee for that series, although the trust may use additional funds to pay a portion of the monthly servicing fee if the Series Supplement for that series permits.

     The servicer will use its servicing compensation to pay certain expenses it incurs in connection with servicing the Receivables, including:

     - the fees of and other payments to the trustee and independent public accountants; and

     - other fees that the Pooling and Servicing Agreement or the related Series Supplement do not require the trust or the investors to pay.

The servicer is not required to use its servicing compensation to pay the trust's federal, state and local income and franchise taxes, if any.

RESIGNATION OR MERGER OF SERVICER; DELEGATION OF DUTIES

     Sears may not resign from its obligations and duties as servicer under the Pooling and Servicing Agreement, unless it determines that those duties are no longer permissible under applicable law. If Sears does resign under those circumstances, its resignation will not be effective until the trustee or a successor to Sears has assumed the responsibilities and obligations of the servicer under the Pooling and Servicing Agreement.

     Although the servicer may delegate any of its duties under the Pooling and Servicing Agreement or any Series Supplement, the delegation of any duties will not relieve the servicer of its liabilities and responsibilities with respect to those duties. The servicer's delegation of duties will not constitute a resignation of the servicer.

     Any individual, partnership, corporation, joint stock company, business trust or other similar association:

     - into which Sears merges or consolidates in accordance with the Pooling and Servicing Agreement;

     - resulting from any merger or consolidation to which Sears is a party; or

     - succeeding to the business of Sears

will be the successor to Sears as servicer upon the execution of a supplement to the Pooling and Servicing Agreement.

SERVICER TERMINATION EVENTS

     A "Servicer Termination Event" will occur if:

     - the servicer fails to make any payment, transfer or deposit on or before the date required under the Pooling and Servicing Agreement or the applicable Series Supplement and fails to make that payment, transfer or deposit within five business days after that date;

     - the servicer fails to observe or perform duly any other covenant or material agreement of the servicer in the Pooling and Servicing Agreement or any Series Supplement and the servicer does not remedy the problem within 60 days after notice is given to:

      - the servicer, by the trustee; or

      - the servicer and the trustee, by investors holding at least 25% of the Class Invested Amount of any class of certificates materially affected by the servicer's failure to observe the covenant or material agreement;

     - any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the investors in any class of any series, and which continues to be materially incorrect for 60 days after notice is given to:

      - the servicer, by the trustee; or

      - the servicer and the trustee, by investors holding at least 25% of the Class Invested Amount of any class of certificates materially adversely affected by the incorrect representation, warranty or certification;

     - certain events of bankruptcy, insolvency or receivership of the servicer occur; or

     - any other event that a Series Supplement specifies is a Servicer Termination Event occurs.

If a Servicer Termination Event occurs, either the trustee or investors holding at least 51% of the Aggregate Invested Amount of certificates may terminate all of the rights and obligations of the servicer under the Pooling and Servicing Agreement after notice is given to:

     - the servicer, by the trustee; or

     - the servicer and the trustee, by the investors.

The trustee will as promptly as possible appoint a successor servicer. If the trustee has not appointed a successor servicer, or the successor servicer has not accepted its appointment, by the time Sears ceases to act as servicer, all authority, power and obligations of the servicer under the Pooling and Servicing Agreement will pass to and be vested in the trustee.

     If the Servicer Termination Event consists of the filing of a bankruptcy petition by or against the servicer, and the servicer is subject to the Bankruptcy Code, the bankruptcy court may prevent the trustee or investors from terminating the servicer's rights and obligations and appointing a successor servicer. Similarly, if the Servicer Termination Event consists of the appointment of a conservator or receivership of the servicer or the insolvency of the servicer, and the servicer is an FDIC insured depository institution, the FDIC may have the power to prevent the trustee or investors from terminating the servicer's rights and obligations and appointing a successor servicer.

REPORTS TO CERTIFICATEHOLDERS

     For each distribution date, the trustee will execute a statement prepared by Sears as servicer setting forth:

     - the total amount the trust paid to investors on that distribution date;

     - the amount of principal the trust paid to, or accumulated for, investors on that distribution date;

     - the amount of interest the trust paid to investors on that distribution date;

     - the total amount of collections of Principal Receivables Sears processed during the prior month and the amount the trust allocated to the certificates and to the Seller Certificate;

     - the total amount of collections of Finance Charge Receivables that Sears processed during the prior month and the amount the trust allocated to the certificates and to the Seller Certificate;

     - the aggregate amount of Principal Receivables and the amount of the Series Investor Interest for each series of certificates on that distribution date after the trust made all required payments on that distribution date;

     - the charge-offs for that distribution date and the cumulative amount of charge-offs;

     - the amount of Investor Losses for that distribution date, the aggregate amount of Investor Losses and the amount of Investor Losses that the trust reimbursed;

     - the amount of the investor servicing fee for the related Due Period; and

     - any other customary information that the trustee, Sears or SRFG deems necessary.

In addition, on or before January 31 of each calendar year, the paying agent for the trust, currently the corporate trust office of the trustee, will prepare a statement from information provided by Sears setting forth:

     - the total amount the trust paid to investors during the prior calendar year;

     - the amount of principal the trust paid to, or accumulated for, investors on each distribution date during the prior calendar year;

     - the amount of interest the trust paid to investors on each distribution date during the prior calendar year; and

     - any other customary information that the trustee, Sears or SRFG deems necessary or desirable for the investors to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     On or about April 15 of each calendar year, Sears as servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the trustee covering the prior annual period stating that:

     - the accountants have performed certain agreed-upon procedures on certain documents and records relating to the servicing of the Accounts;

     - the accountants compared the information contained in the monthly certificates the servicer delivered during the period covered by the report with those documents and records; and

     - on the basis of those procedures, the extent to which matters, if any, came to the attention of the accountants that caused them to believe that the servicer's servicing of the Accounts did not comply with the Pooling and Servicing Agreement or any Series Supplement.

In addition, each report will set forth the procedures the accountants performed to compare the mathematical calculations of the amounts contained in the servicer's monthly certificates with the servicer's computer reports, and the conclusions reached. If the accountants conclude that the servicer did not comply with the Pooling and Servicing Agreement or any Series Supplement, or if the amounts in the reports are not in agreement, the accountants will set out their exceptions in the report unless they believe them to be immaterial. The procedures to be followed by the accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

     Sears as servicer is required to deliver to the trustee, on or about April 15 of each calendar year, an annual statement signed by an officer of Sears stating that:

     - the officer, in the course of that officer's duties as an officer of Sears, would normally obtain knowledge of any Servicer Termination Event;

     - whether or not that officer has obtained knowledge of any Servicer Termination Event; and

     - if the officer has knowledge of a Servicer Termination Event, the nature of the Servicer Termination Event.

                                USE OF PROCEEDS

     SRFG conveyed the Receivables to the trust on July 31, 1994, at the same time that it sold the Series 1994-1 certificates and received the net proceeds from the sale of those certificates. SRFG paid those proceeds to Sears in consideration for Sears sale of a part of the Receivables to SRFG. SRFG has used and will use proceeds from the sale of certificates:

     - to purchase additional Receivables from Sears;

     - to loan or return funds to Sears; or

     - for general corporate purposes.

Unless the prospectus supplement for a series specifies otherwise, Sears will add proceeds it receives from SRFG to its general funds and initially use the proceeds to reduce its short-term borrowings.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This summary of the material federal income tax consequences to investors in certificates of any series is based on the opinion of Mayer, Brown, Rowe & Maw, special tax counsel to Sears and SRFG. This summary is based on the Code, Treasury Regulations and judicial and administrative rulings and decisions as of the date of this prospectus. We cannot assure you that the IRS will agree with the conclusions in this summary, and we have not sought and will not seek a ruling from the IRS on the expected federal tax consequences described in this summary. Subsequent legislative, judicial or administrative changes -- which may or may not be applied retroactively -- could change these tax consequences.

     Although we provide certain limited discussions of particular topics, in general we have not considered your particular tax consequences in this summary if you are subject to special treatment under the federal income tax laws, such as:

     - a life insurance company;

     - a tax-exempt organization;

     - a financial institution;

     - a broker-dealer;

     - an investor that has a functional currency other than the United States dollar; or

     - an investor that holds certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interest in an investor certificate. We also do not deal with all aspects of federal income taxation that may affect you in light of your individual circumstances. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF PURCHASING, OWNING AND DISPOSING OF CERTIFICATES.

     This summary assumes that your certificate:

     - is issued in registered form;

     - has all payments denominated in United States dollars and not determined by reference to the value of any other currency;

     - has a term that exceeds one year; and

     - has an interest formula that meets the requirements for "qualified stated interest" under Treasury Regulations relating to OID.

If these conditions are not satisfied, we will describe additional tax considerations in the prospectus supplement for your series. This summary assumes that you hold your certificate as a capital asset -- generally, property held for investment -- within the meaning of Section 1221 of the Code. This summary does not apply to any certificates of a series that are retained by SRFG.

TAX TREATMENT OF THE CERTIFICATES AS DEBT

     Sears and SRFG will treat the certificates of each series as debt for federal, state and local income and franchise tax purposes. By accepting a certificate, you also will commit to treat your certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement and each Series Supplement generally refer to the transfer of Receivables as a "sale," and SRFG has informed its tax counsel that for regulatory purposes, SRFG will treat the transfer of the Receivables under the Pooling and Servicing Agreement and each Series Supplement as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation.

     In general, whether for federal income tax purposes a transaction constitutes a purchase or a loan secured by the transferred property is a question of fact. This question is generally resolved based on the economic substance of the transaction, rather than its form. In the case of the certificates of a series, the issue is whether the investors have loaned money or have purchased Receivables through ownership of the certificates. In some cases, courts have held that a taxpayer is bound by the form of the transaction even if the substance does not comport with its form. Sears and SRFG's tax counsel believes that the rationale of those cases will not apply to this transaction, based, in part, upon:

     - Sears and SRFG's expressed intent to treat the certificates of each series for federal, state and local income and franchise tax purposes as debt secured by the Receivables and other assets held in the trust, and

     - each investor's commitment, by accepting a certificate of a series, similarly to treat the certificate for federal, state and local income and franchise tax purposes as debt.

     Although the IRS and the courts have established several factors to be considered in determining whether, for federal income tax purposes, a transaction in substance constitutes a sale or a loan secured by the transferred property, including the form of the transaction, it is the opinion of tax counsel to Sears and SRFG that the primary factor in this case is whether the investors, through ownership of the certificates, have assumed the benefits and burdens of ownership of the Receivables. Unless the prospectus supplement for a series specifies otherwise, tax counsel to Sears and SRFG has concluded for federal income tax purposes that the benefits and burdens of ownership of the Receivables have not been transferred to the investors through ownership of the certificates.

     Unless the prospectus supplement for a series specifies otherwise, for the reasons described above, tax counsel to Sears and SRFG will advise Sears and SRFG that, in their opinion, under applicable law, the certificates of a series will be treated as debt for federal income tax purposes and the IRS will continue to not treat the trust as an entity subject to federal income tax. However, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the certificates described in this prospectus. See "-- Possible Characterization of the Certificates" for a discussion of your federal income tax consequences if your certificates are not treated as debt for federal income tax purposes. Except for that discussion, the following discussion assumes that your certificates will be treated as debt for federal income tax purposes.

UNITED STATES INVESTORS

     The rules set forth below apply to you only if you are a "United States Holder." A "United States Holder" is a "United States Person" who is a beneficial owner of a certificate. A "United States Person" generally is:

     - a citizen or resident of the United States;

     - a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state;

     - an estate the income of which is subject to United States federal income taxation regardless of the source of that income; or

     - a trust if a court within the United States is able to exercise primary supervision over the trust's administration, and one or more United States Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons under the Code and Treasury Regulations prior to such date, that elect to continue to be treated as United States Persons, will also be considered United States Persons.

     Interest on Certificates. Subject to the discussion below:

     - If you use the cash method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it is paid to you.

     - If you use the accrual method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it accrues.

     - The interest on your certificate will be treated as ordinary income and will generally constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. The certificates of a series will be issued with OID to the extent that a certificate's Stated Redemption Price at Maturity -- generally, the certificate's principal amount -- exceeds its Issue Price. The Issue Price of a certificate will be the first price at which a substantial amount of the certificates are sold for money, excluding sales to bond houses or brokers acting in the capacity of underwriters, placement agents or wholesalers.

     If you purchase a certificate upon its original issue for the Issue Price, and the amount of OID is less than 1/4% of your certificate's principal amount multiplied by the number of complete years, computed on a weighted-average basis taking into account when each principal payment is due for a certificate with principal payments due before maturity, until the certificate's maturity date, then the amount of OID (the "De Minimis OID") will be includible in your gross income as principal payments are made on your certificate and will be treated as gain on disposition of a certificate, subject to tax in accordance with the rules described below in "-- Dispositions of Certificates." Sears and SRFG will take the position that principal is due for this purpose on the day it is expected to be paid. The portion of the De Minimis OID that will be includible in your gross income with respect to each principal payment is equal to a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the principal amount of your certificate.

     If your certificates are issued with OID that is not De Minimis OID, you generally will be required to include OID in income for each accrual period before you receive the cash representing the OID. You will be required to recognize as ordinary income the amount of OID on your certificates as the discount accrues, in accordance with a constant yield method. Accrued OID is the sum of OID attributable to each day during the taxable year or portion thereof in which you hold a certificate. The daily portion is determined by allocating to each day of an accrual period a pro rata portion of the OID that accrued in such period. The accrual period may be of any length and may vary in length over the term of the certificate, provided that

     - no accrual period is longer than one year and

     - each scheduled payment of principal or interest occurs either on the final or first day of an accrual period.

The amount of OID that accrues with respect to any accrual period is the excess of

     - the product of the certificate's adjusted issue price at the beginning of such accrual period and its yield to maturity, which yield will be determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over

     - the amount of stated interest allocable to such accrual period.

The adjusted issue price at the beginning of an accrual period is equal to the certificate's Issue Price increased by the accrued OID for each prior accrual period and decreased by any prior payments made on such certificate other than payments of stated interest. If you purchase a certificate at a price in excess of the adjusted issue price, you may reduce future OID accruals by an allocable portion of such excess.

     The prospectus supplement for your series will advise you if your certificates may be issued with OID that is not De Minimis OID.

     Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments, or because of other events to the extent specified in Treasury Regulations. If your certificate has OID, and
Section 1272(a)(6) applies, you must compute your OID and market discount -- see "-- Market Discount" -- by taking into account both the prepayment assumptions used in pricing your certificates and the actual prepayment experience. As a result, the amount of OID on your certificates that would accrue in any given accrual period might either increase or decrease depending on the actual prepayment rate. Because no Treasury Regulations have been issued under Section 1272(a)(6), you should consult your own tax advisors about the possible impact of these OID rules if your certificates are issued with OID.

     Market Discount. In general, subject to a statutorily-defined de minimis exception, you will have acquired your certificate at a market discount if you acquire the certificate at a price that is less than the certificate's Stated Redemption Price at Maturity -- generally, the certificate's principal amount -- and

     - you acquire your certificate upon its original issue at a price that is less than the certificate's Issue Price; or

     - you acquire your certificate subsequent to its original issue and, if the certificate was issued with OID that is not De Minimis OID, at a price that is less than the certificate's "Revised Issue Price." A certificate's Revised Issue Price should generally be its Issue Price plus the amount of OID previously includible in income by all prior holders of the certificate less the amount of principal payments previously made on the certificate.

     The market discount rules generally provide that, if you acquire a certificate at a market discount and you later recognize gain upon a disposition of the certificate, you must treat as ordinary interest income at the time of disposition the lesser of your gain or the portion of the market discount that accrued while you held the certificate. Similarly, if you dispose of the certificate in certain nonrecognition transactions, such as a gift, you will be treated for purposes of the market discount rules as realizing an amount equal to the fair market value of the certificate and you must treat as ordinary interest income at the time of disposition the lesser of your deemed gain or the portion of the market discount that accrued while you held the certificate. If you acquire a certificate with market discount, you should contact your own tax advisors as to the possible application of Section 1272(a)(6) of the Code and its effect on your accrual of market discount. See "-- Original Issue Discount." In addition, you may also be required to defer a portion of any interest expense that you might otherwise be able to deduct on any debt you incurred or maintained to purchase or carry the certificate until you dispose of the certificate in a taxable transaction.

     If you acquire a certificate at a market discount, you will generally be required to treat as ordinary interest income the portion of any principal payment, including a payment on maturity, attributable to accrued market discount on your certificate. If you acquire a certificate with market discount that is de minimis where the discount to the Stated Redemption Price at Maturity or, for a certificate with OID that is not De Minimis OID, the Revised Issue Price, is less than 1/4% of the Stated Redemption Price at Maturity multiplied by the number of complete years from your acquisition date, probably computed on a weighted-average basis taking into account when each principal payment is due for a certificate with principal payments due before maturity, until the certificate's maturity date, the rules described above will not apply to you and you should include in your gross income at the time you receive a principal payment an amount equal to the de minimis amount of market discount, multiplied by the amount of the principal payment, divided by the amount of remaining principal payments on the certificate, including the principal payment you are receiving.

     If you acquire your certificate at a market discount, you may elect to include market discount in income as the discount accrues, either on a ratable basis or, if you so elect, on a constant interest rate basis. Once you make this election to include market discount in income currently, it applies to all market discount obligations that you acquire on or after the first day of the first taxable year to which your election applies, and you may not revoke the election without the consent of the IRS. In addition, if you make this election, you will not have to recognize ordinary income on sales, principal payments and certain other dispositions of the certificates and you will not have to defer interest deductions on debt related to the certificates in accordance with the rules discussed above.

     Amortizable Bond Premium. Generally, if the price you paid for your certificate or your tax basis in your certificate exceeds the sum of all amounts payable on the certificate after your acquisition date, other than payments of qualified stated interest, the excess may constitute amortizable bond premium that you may elect to amortize under the constant interest rate method over the period from your acquisition date to the certificate's maturity date. If your certificates are subject to Section 1272(a)(6) of the Code, the application of the amortizable bond premium rules is unclear, as the amortizable bond premium Treasury Regulations specifically exclude from their application instruments subject to Section 1272(a)(6). Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should contact your own tax advisors about the possible impact of Section 1272(a)(6) if you acquire a certificate at a premium. See the discussion of Section 1272(a)(6) in "-- Original Issue Discount." You may generally treat amortizable bond premium as an offset to interest income on the certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. If you elect to amortize bond premium, you must generally reduce your tax basis in the related certificate by the amount of bond premium used to offset interest income. If your certificate is redeemed in full before its maturity and you have elected to amortize bond premium, you may be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption.

     Dispositions of Certificates. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of your certificate measured by the difference between:

     - the amount of cash and the fair market value of any property received for the certificate other than the amount attributable to, and taxable as, accrued but unpaid interest, and

     - your initial tax basis in the certificate, as increased by any OID or market discount, including de minimis amounts, that you previously included in income, and as decreased by any deductions previously allowed to you for amortizable bond premium and by any payments reflecting principal or OID that you received with respect to the certificate.

     Subject to the OID and market discount rules discussed above and to the one-year holding period requirement for long-term capital gain treatment, any gain or loss generally will be long-term capital gain or loss. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts. The deductibility of capital losses may be subject to limitation.

FOREIGN INVESTORS

     The following summary of the United States federal income and estate tax consequences of the purchase, ownership, sale or other disposition of a certificate applies to you only if, for United States federal income tax purposes, you are a beneficial owner of a certificate and are a non resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, as each term is defined in the Code (collectively, a "Non-United States Holder"). Some Non-United States Holders, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

     Interest, including OID, if any, paid to you on your certificate will not be subject to withholding of United States federal income tax, provided that:

     - these interest payments are effectively connected with your conduct of a trade or business within the United States and you submit a properly executed Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States); or

     - you are not a "10 percent shareholder" of the holder of the Seller Certificate or a "controlled foreign corporation" with respect to which the holder of the Seller Certificate is a "related person" within the meaning of the Code, and, under the Treasury Regulations, either (i) you represent that you are not a United States Person and provide your name and address to SRFG or its paying agent on a properly executed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), or a suitable substitute form, signed under penalties of perjury; or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds your certificate on your behalf, certifies to SRFG or its paying agent under penalties of perjury that it has received Form W-8BEN or a suitable substitute form from you or from another qualifying financial institution intermediary, and provides a copy to SRFG or its paying agent.

If these exceptions do not apply to you, interest, including OID, if any, paid to you generally will be subject to withholding of United States federal income tax at a 30% rate. You may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under the Treasury Regulations, on Form W-8BEN. Special rules apply to partnerships, estates and trusts and, in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     You generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of your certificate, other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph, provided that:

     - the gain is not effectively connected with your conduct of a trade or business within the United States; and

     - if you are an individual,

      - you have not been present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption; or

      - you do not have a "tax home" in the United States and the gain is not attributable to an office or other fixed place of business that you maintain in the United States.

     If the interest or gain on your certificate is effectively connected with your conduct of a trade or business within the United States, then although you will be exempt from the withholding of tax previously discussed if you provide an appropriate statement, you generally will be subject to United States federal income tax on the interest, including OID, if any, or gain at regular federal income tax rates in a manner similar to a United States Person. See "-- United States Investors." In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless you qualify for a lower rate under an applicable tax treaty.

     If you are an individual and are not a citizen or resident of the United States at the time of your death, your certificates will generally not be subject to United States federal estate tax as a result of your death if, immediately before death,

     - you were not a "10 percent shareholder" of the holder of the Seller Certificate, and

     - your interest on the certificate was not effectively connected with your conduct of a trade or business within the United States.

     THE ABOVE DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS MAY NOT BE APPLICABLE DEPENDING ON A HOLDER'S PARTICULAR TAX SITUATION AND DOES NOT PURPORT TO ADDRESS ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS ABOUT THESE MATTERS.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a United States Holder but not a corporation, financial institution or certain other type of entity, information reporting requirements will apply to certain payments of principal and interest, including accrued OID, if any, on a certificate and to proceeds of certain sales of a certificate before maturity. In addition, if you do not provide a correct taxpayer identification number and other required information, or do not comply with certain other requirements or otherwise establish an exemption, the holder of the Seller Certificate, a paying agent, or a broker, as the case may be, will be required to withhold from its payments to you a "backup withholding" tax under
Section 3406 of the Code. Backup withholding is imposed at a rate of 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%.

     If you are a Non-United States Holder, backup withholding and information reporting will not apply to payments of principal and interest, including accrued OID, if any, on a certificate to you if you certify under penalties of perjury that you are not a United States Person or otherwise establish an exemption, provided that neither the holder of the Seller Certificate nor its paying agent has actual knowledge, or reason to know, that you are a United States Person or that the conditions of any other exemption are not in fact satisfied. Information reporting, but not backup withholding, requirements will apply to payments of the proceeds of your sale of a certificate to or through a foreign office of a broker that is a United States Person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is connected with the conduct of a trade or business within the United States for a specified three-year period, unless:

     - you are an exempt recipient; or

     - the broker has evidence in its records that you are not a United States Person and no actual knowledge, or reason to know, that the evidence is false, and certain other conditions are met.

Information reporting and backup withholding will apply to payments of the proceeds of your sale of a certificate to or through a United States office of a broker unless:

     - you provide your name and address and certify under penalties of perjury as to your status as a Non-United States Person and certain other qualifications, and no agent of the broker who is responsible for receiving or reviewing your statement has actual knowledge, or reason to know, that it is incorrect; or

     - you otherwise establish an exemption.

     If you provide the IRS with the information it requires, you will receive a refund or a credit against your United States federal income tax liability for any amounts withheld from your payments under the backup withholding rules. Furthermore, certain penalties may be imposed by the IRS if you are required to supply information but do not do so in the proper manner. Information returns will be sent annually to the IRS and to each holder of a certificate setting forth the amount of interest paid (and original issue discount accrued, if any) on the certificates and the amount of tax withheld thereon.

POSSIBLE CHARACTERIZATION OF THE CERTIFICATES

     The above discussion assumes that the certificates of a series will be treated as debt for federal income tax purposes. However, although Sears and SRFG's tax counsel will render an opinion to that effect with respect to each series of certificates, we cannot assure you that the IRS or the courts will agree with that opinion. If the IRS were to contend successfully that some or all of the certificates of a series are not debt for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related Series Supplement constitutes a partnership that could be treated as a "publicly traded partnership" taxable as a corporation.

     If your certificates were treated as interests in a partnership, the partnership in all likelihood would be treated as a "publicly traded partnership." If the partnership were nevertheless not taxable as a corporation, for example, because of an exception for a "publicly traded partnership" whose income is interest that is not derived in the conduct of a financial business, the partnership would not be subject to federal income tax. Rather, you would be required to include in income your share of the income and deductions generated by the assets of the trust, as determined under partnership tax accounting rules. In that event, the amount, timing and character of the income required to be included in your income could differ materially from the amount, timing and character of income if your certificates were characterized as debt. Moreover, you might be subject to certain limitations on your ability to deduct your share of partnership expenses. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that you, as a partner in such a partnership, could be taxed on your share of the partnership's income in those states.

     In addition, if you are a Non-United States Holder and such a partnership were considered to be engaged in a trade or business within the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) you and you would be credited for your share of the withholding tax paid by the partnership. Moreover, you generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax, and United States tax return filing if you are a corporation, as previously described. See "-- Foreign Investors." Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding would be required if you are a Non-United States Holder that is engaged in a trade or business within the United States to which the certificate income is effectively connected.

     Alternatively, although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to a certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder, the Non-United States Holder would be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable treaty, on its distributive share of the partnership's interest income.

     If some or all of the certificates of a series were treated as interests in a "publicly traded partnership" taxable as a corporation, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on certificates recharacterized as equity and the income from the assets of the trust would be subject to federal income tax and any income tax imposed by certain states where the entity would be considered to be engaged in business, at corporate rates, which would reduce the amounts available for distribution to certificateholders. Under these circumstances, your certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity, in which latter case interest payments to you could be treated as dividends and, if you are a Non-United States Holder, could be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable treaty. In addition, if you are a Non-United States Holder of a certificate that is treated as debt of an entity taxable as a corporation and you actually or constructively own 10% or more of the outstanding principal amount of certificates that are treated as equity of that entity, you may be treated as a "10 percent shareholder." See "-- Foreign Investors."

     Based on the advice of tax counsel to Sears and SRFG as to the likely treatment of the certificates for federal income tax purposes, Sears, SRFG and the trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement for a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If this arrangement were later held to constitute a partnership or corporation for tax purposes, it is not clear how we would make the arrangement comply with applicable tax reporting requirements.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE RISK THAT THE CERTIFICATES WILL NOT BE TREATED AS DEBT, AND THE POSSIBLE TAX CONSEQUENCES OF POTENTIAL ALTERNATIVE TREATMENTS.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the certificates of a series or the holders thereof under any state or local tax laws. The activities to be undertaken by Sears in servicing and collecting the Receivables will take place in a number of jurisdictions within the United States and, therefore, different tax regimes potentially apply to different portions of this transaction. Prospective investors are advised to consult with their tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to investors by purchasing, holding and disposing of the certificates of any series.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain requirements on those employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities (collectively "IRAs"), to which they apply ("Plans") and on fiduciaries of those Plans. To comply with ERISA's general fiduciary standards, before investing in certificates, a Plan Fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of the risks associated with the investment, the Plan's overall investment policy and the composition and diversification of the Plan's portfolio. ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan -- "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. Prohibited transactions may generate excise taxes and other liabilities. Prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a Plan Fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Certain transactions involved in the operation of the trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor has published a regulation, which defines when a Plan's investment in an entity will be deemed to include an interest in the underlying assets of the entity, such as the trust, for purposes of ERISA and the Code. Unless the Plan's investment is an "equity interest," the underlying assets of the entity will not be considered assets of the Plan under the Regulation. Under the DOL's regulation, a beneficial ownership in a trust is deemed to be an equity interest. The DOL has ruled in an opinion letter, which is not binding upon Sears, SRFG, trustee or any underwriter, that similar "pass through" certificates in a trust constituted equity interests.

     Assuming that the certificates are equity interests, the DOL's regulation contains an exception that provides that if a Plan acquires a Publicly-Offered Security, then the assets of the issuer of the security will not be deemed to be Plan assets. A Publicly-Offered Security is a security that is:

     - freely transferable,

     - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering, and

     - either is:

      - part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or

      - sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, if the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

Whether certificates of a series are expected to meet the criteria of a Publicly-Offered Security will be set forth in the related prospectus supplement.

     If the certificates are deemed to be debt and not equity for ERISA purposes, the purchase of the certificates by a Plan with respect to which SRFG or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited extension of credit under Section 406 of ERISA and
Section 4975 of the Code unless an exemption applies. There are at least four prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the certificates for the Plan:

     - DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers);

     - PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds);

     - PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and

     - PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

     Moreover, whether the certificates are debt or equity for ERISA purposes, a purchaser of certificates might violate the prohibited transaction rules if the purchase were made during the offering with assets of a Plan and Sears, the trustee, any underwriter or any of their affiliates was a Fiduciary with respect to that Plan. Under ERISA and the Code, a person is a Fiduciary with respect to a Plan to the extent:

     - he or she exercises any discretionary authority or discretionary control respecting management of that Plan or exercises any authority or control respecting management or disposition of its assets,

     - he or she renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of that Plan, or has any authority or responsibility to do so, or

     - he or she has any discretionary authority or discretionary responsibility in the administration of that Plan.

     Accordingly, the fiduciaries of any Plan should not purchase certificates during the offering with assets of any Plan if Sears, the trustee, any underwriter or any of their affiliates is a Fiduciary with respect to the Plan.

     In light of the foregoing, fiduciaries of Plans considering the purchase of certificates should consult their own benefits counsel or other appropriate counsel regarding the application of ERISA and the Code to their purchase of the certificates.

     In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes and under such reasoning a purchase of certificates with assets of an insurance company general account might be subject to the prohibited transaction rules described above. Therefore, insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of Section 401(c) of ERISA, DOL Regulation 29 CFR 2550.401c-1, and PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts).

                              PLAN OF DISTRIBUTION

     SRFG may sell certificates:

     - through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

     SRFG will receive net proceeds from the offering equal to:

     - the public offering price of the certificates less the discount, in the case of an underwriter,

     - the purchase price of the certificates less the commission, in the case of an agent, or

     - the purchase price of the certificates, in the case of a dealer,

less, in each case, SRFG's other expenses associated with the issuance and distribution of the certificates. The prospectus supplement for a series will set forth the terms under which the certificates in that series will be offered for sale, including:

     - the name or names of any underwriters;

     - the purchase price of the certificates;

     - the amount of proceeds SRFG will receive from the sale of the certificates;

     - the amount of any underwriting discounts and other items constituting underwriter's compensation;

     - any initial offering price; and

     - any discounts or concessions allowed or reallowed or paid to dealers.

The underwriters for a series of certificates will be only those underwriters named in the prospectus supplement for that series.

     If underwriters are used in the sale, the underwriters will acquire the certificates for their own account and may resell the certificates from time to time in one or more transactions, including negotiated transactions, at a fixed price, at varying prices determined at the time of sale or at negotiated prices. Underwriters may offer the certificates to the public on their own or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the certificates will be subject to conditions described in the underwriting agreement, and the underwriters will be obligated to purchase all the certificates of a series offered for sale to the public if they purchase any of them. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     SRFG may also sell the certificates of any series directly to investors or through agents designated by SRFG. The prospectus supplement for a series will name any agents involved in the sale of the certificates of that series and will set forth any commissions SRFG has agreed to pay to those agents. Unless the prospectus supplement for a series specifies otherwise, any agent is acting solely as an agent for the period of its appointment.

     If the prospectus supplement for a series so indicates, SRFG will authorize agents, underwriters or dealers to solicit offers from certain institutional investors to purchase the certificates of that series with payment and delivery to occur on a future date specified in the prospectus supplement. There may be limitations on the minimum amount of certificates that an institutional investor may purchase or on the portion of the aggregate principal amount of the certificates of that series that SRFG may sell pursuant to delayed delivery and payment arrangements. Institutional investors from whom delayed delivery and payment offers may be solicited, when authorized, include:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

     - investment companies;

     - educational and charitable institutions; and

     - other institutions that SRFG approves.

Unless the prospectus supplement for a series specifies otherwise, the obligations of institutional investors under any delayed delivery and payment arrangements will not be subject to any conditions except:

     - the laws of any jurisdiction of the United States to which the institution is subject must not at the time of delivery prohibit the institution's purchase of the certificates; and

     - if SRFG is selling certificates to underwriters, SRFG will sell to those underwriters the total principal amount of those certificates minus the principal amount of those certificates covered by delayed delivery and payment arrangements.

Underwriters will not be responsible for the validity of the delayed delivery and payment arrangements or the performance of SRFG or the institutional investors under those arrangements.

     Underwriters, dealers and agents who participate in the distribution of the certificates:

     - may be deemed to be underwriters under the Securities Act of 1933, as amended, and any discounts or commissions they receive from SRFG and any profit on their resale of the certificates may be deemed to be underwriting discounts and commissions under that act; and

     - under arrangements with SRFG, may be entitled to be indemnified by SRFG against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments that they make with respect to those civil liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, SRFG in the ordinary course of their respective businesses.

                                 LEGAL MATTERS

     Unless the prospectus supplement for a series specifies otherwise:

     - The Sears Law Department and Mayer, Brown, Rowe & Maw will pass upon the legality of the certificates for SRFG;

     - Mayer, Brown, Rowe & Maw will pass upon legal matters relating to the material tax consequences of the issuance of the certificates for SRFG; and

     - Skadden, Arps, Slate, Meagher & Flom LLP will pass upon the legality of the certificates for the underwriters.

Skadden, Arps, Slate, Meagher & Flom LLP from time to time performs legal services for Sears and its affiliates.

                      WHERE YOU CAN FIND MORE INFORMATION

     SRFG, as originator of the trust, has filed a registration statement with the SEC on behalf of the trust relating to the certificates offered by this prospectus and any prospectus supplement accompanying this prospectus.

     You may read and copy any reports, statements or other information SRFG files at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings relating to the trust are also available to the public on the SEC Internet site (http://www.sec.gov). The trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that act, SRFG, on behalf of the trust, files reports and other information with the SEC. You may obtain copies of the Registration Statement together with all amendments and exhibits, as well as filings relating to the trust, from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement for any series. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     We incorporated by reference the following reports and documents filed by SRFG on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

     (1) Annual Report on Form 10-K for the year ended December 31, 2001;

     (2) Current Reports on Form 8-K filed January 15, February 14, February 15, February 19 (2 filings), March 4, March 15, March 21, April 15, May 1, May 3, May 13, May 15, May 31, June 6, June 7, June 17, June 19, July 15, August 15, September 6, September 9, September 10, September 13, September 16, and October 15, 2002.

     All reports and other documents filed by SRFG on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the certificates will be deemed to be incorporated by reference into this prospectus and to be a part of it.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Sears, as servicer at the Sears Office of the General Counsel at 3333 Beverly Road, Hoffman Estates, Illinois, 60179 (847-286-2500).

                               GLOSSARY OF TERMS

     "ADDITIONAL ACCOUNT CUT-OFF DATE" means, for any additional Account, the date specified in the written assignment assigning an interest in receivables existing in that account to the trust.

     "AGGREGATE INVESTED AMOUNT" means the sum of the Series Invested Amounts for all outstanding series.

     "CLASS INVESTED AMOUNT" means, for any class, the sum of the Invested Amounts for each certificate in that class.

     "CLASS INVESTOR INTEREST" means, for any class, the sum of the Investor Interests for each certificate in that class.

     "CLASS PERCENTAGE" means, for each class of each series, the applicable percentage of Finance Charge Collections, Principal Collections and charge-offs to be allocated to investors in that class, determined in each case as described in the prospectus supplement for the series.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "DE MINIMIS OID" means, for any certificate, the amount of OID on that certificate if the OID is less than 1/4% of the certificate's principal amount multiplied by the number of complete years, computed on a weighted-average basis taking into account when each principal payment is due for a certificate with principal payments due before maturity, until the certificate's maturity date.

     "DIRECT PARTICIPANT" means any entity that can directly access DTC's book-entry securities clearance system.

     "DOL" means the U.S. Department of Labor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank S.A./N.V.

     "FIDUCIARY" means, with respect to a Plan, a person who:

     - exercises any discretionary authority or discretionary control respecting management of that Plan or exercises any authority or control respecting management or disposition of its assets,

     - renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of that Plan, or has any authority or responsibility to do so, or

     - has any discretionary authority or discretionary responsibility in the administration of the Plan.

     "GROUP EXCESS FUNDING AMOUNT (SRC)" means, for any group, the group's pro rata share of all amounts on deposit in the Excess Funding Account (SRC), determined based on the interests of SRFG in classes of certificates it owns in each group that have been designated as seller retained classes.

     "INDIRECT PARTICIPANT" means any entity that maintains a custodial relationship with a Direct Participant that allows it to indirectly access DTC's book-entry securities clearance system.

     "INVESTOR CERTIFICATEHOLDER" means the registered holder of a certificate of any class of any series.

     "INVESTOR LOSS" means any reduction in the Investor Interest for a class by the amount of unreimbursed charge-offs for that class or by application of the subordination provisions for a particular series.

     "IRA" means an Individual Retirement Account or an Individual Retirement Annuity.

     "IRS" means the Internal Revenue Service.

     "ISSUE PRICE" means, for any certificate, the first price at which a substantial amount of the certificates are sold for money, excluding sales to bond houses or brokers acting in the capacity of underwriters, placement agents or wholesalers.

     "NEW WITHHOLDING REGULATIONS" means final regulations promulgated by the Treasury Department regarding certain withholding and information reporting rules that are generally effective for payments made after December 31, 2000, subject to certain transition rules.

     "NON-UNITED STATES HOLDER" generally means a holder that is a beneficial owner of a certificate and is, for United States federal income tax purposes, a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, as each term is defined in the Code.

     "OID" means original issue discount.

     "PLAN" means any employee benefit plan, including any IRA.

     "PTE" means any Department of Labor Prohibited Transaction Exemption.

     "PUBLICLY-OFFERED SECURITY" means a security that is:

     - freely transferable,

     - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering, and

     - either is:

      - part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or

      - sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, if the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     "RATINGS EVENT" means a reduction or withdrawal of the rating of any outstanding class of certificates rated by a Rating Agency.

     "REGULATION" means a regulation, published by the DOL, which defines when a Plan's investment in an entity will be deemed to include an interest in the underlying assets of the entity for purposes of ERISA and the Code.

     "REVISED ISSUE PRICE" means, for any certificate, generally, its Issue Price plus the amount of OID previously includible in income by all prior holders of the certificate less the amount of principal payments previously made on the certificate.

     "SELLER PERCENTAGE" means the applicable percentage of Finance Charge Collections, Principal Collections and charge-offs to be allocated to the Seller Interest, which will equal in each case 100% minus the sum of all the Class Percentages for that type of collections or charge-offs.

     "SERIES INVESTED AMOUNT" means, for any series, the sum of the Invested Amounts for certificates in that series.

     "SERIES INVESTOR INTEREST" means, for any series, the sum of the Investor Interests for each class of certificates in that series.

     "SERIES SUPPLEMENT" means, for any series, the Series Supplement to the Pooling and Servicing Agreement that establishes the specific provisions of that series.

     "SERIES TERMINATION DATE" means, for any series, the last date on which the trust may make any payment on certificates of that series.

     "STATED REDEMPTION PRICE AT MATURITY" for any certificate has the meaning given to it in the Code, which will be generally the principal amount of the certificate.

     "TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

     "UNITED STATES HOLDER" means a United States Person who is a beneficial owner of a certificate.

     "UNITED STATES PERSON" generally means:

     - a citizen or resident of the United States;

     - a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state;

     - an estate the income of which is subject to United States federal income taxation regardless of the source of that income; or

     - a trust if a court within the United States is able to exercise primary supervision over the trust's administration, and one or more United States Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons under the Code and Treasury Regulations prior to such date, that elect to continue to be treated as United States Persons, will also be considered United States Persons.

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 $400,000,000 FLOATING RATE CLASS A(X) MASTER TRUST CERTIFICATES, SERIES 2002-3

                      SEARS CREDIT ACCOUNT MASTER TRUST II
                                     ISSUER

                             SEARS, ROEBUCK AND CO.
                                    SERVICER

                                   SRFG, INC.
                                     SELLER

                             PROSPECTUS SUPPLEMENT

                                PLACEMENT AGENT

                              MERRILL LYNCH & CO.

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                        (LOGO) PRINTED ON RECYCLED PAPER